Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

TIER 2 OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

NOMYX TECHNOLOGY LABS, INC.

(Exact name of company as specified in its charter)

Delaware	6199	99-4711951
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

16192 Coastal Highway

Lewes, Delaware 19958

(310) 895-6586

(Address, including zip code, and telephone number, including area code,

of company’s principal executive offices)

Ubair Javaid

Chief Executive Officer

16192 Coastal Highway

Lewes, Delaware 19958

(310) 895-6586

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jephte Lanthia, Esq. Basswood Counsel PLLC 1300 L Street, NW, Suite 975 Washington DC 20005 202-980-4788	Hazvinei Mugwagwa, Esq. Basswood Counsel PLLC 1300 L Street, NW, Suite 975 Washington DC 20005 202-980-4788

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

Part I should be read in conjunction with the attached XML Document for Items 1-6.

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated [____], 2026

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR	SUBJECT TO COMPLETION	DATED [•], 2026

NOMYX TECHNOLOGY LABS, INC.

A Delaware Corporation

16192 Coastal Hwy

Lewes, DE 19958

Phone: 310-895-6586

https://www.nomyx.io/

BEST EFFORTS OFFERING

OF

UP TO 2,000,000 REVENUE PARTICIPATION BOND TOKENS

UP TO 2,000,000 BOND TOKEN WARRANTS to purchase 2,000,000 SHARES OF COMMON STOCK

UP TO 2,000,000 SHARES OF COMMON STOCK issuable upon exercise of WARRANTS

$10.00 PER BOND TOKEN

Nomyx Technology Labs Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), is offering up to 2,000,000 Revenue Participation Bonds, Series 2026 (each, a “Bond” and collectively, the “Bonds”), in the aggregate principal amount of up to $20,000,000. Each Bond will be issued as a registered, uncertificated security represented administratively by a digital Bond Token and sold for $10.00 together with one initially non-detachable Warrant to purchase one share of our common stock (the “Warrant Shares”) at an exercise price of $12.00 per share. This Offering Circular also covers up to 2,000,000 Warrants and the Warrant Shares issuable upon exercise. See “Description of Securities” on page 62.

The minimum purchase is two hundred (200) Bonds ($2,000.00). Each Bond represents one Revenue Participation Bond, Series 2026, issued by the Company as an unconditional general debt obligation. See “The Offering” on page 7.

The Bonds are unconditional general obligations of the Company enforceable against all assets of the Company. Each Bond and its corresponding Bond Token entitles the holder to:

(i)	an 8% per annum Priority Return on the $10.00 par value, payable quarterly from the Revenue Participation Pool (the “Pool”) or, to the extent the Pool is insufficient, from general corporate funds see “Priority Return and Distributions” on page 10;

(ii)	a pro-rata share of excess Revenue Participation Pool distributions above the Priority Return see “Priority Return and Distributions”;

(iii)	repayment of $10.00 principal on the seventh anniversary of that Bond’s own Issue Date, or earlier as provided upon redemption, a Change of Control, or acceleration; and

(iv)	one (1) non-detachable Warrant to purchase one (1) share of Common Stock at an exercise price of $12.00 per share.

Each Warrant remains attached to the related Bond until the earliest of redemption of that Bond (or the applicable portion), a Change of Control, or maturity of that Bond. Upon detachment, the Warrant becomes separately transferable and exercisable, subject to the Warrant Agreement and applicable law, and expires three years after its detachment date unless earlier exercised, cancelled, cashed out, assumed, substituted, or terminated. The Company must reserve sufficient authorized Common Stock for all Warrant Shares before qualification and issuance.

This Offering is being conducted by the Company as a direct public offering on a “best efforts” basis in a Tier 2 Regulation A offering, which means that there is no guarantee that any minimum amount will be sold in this offering. No sales of Bond Tokens will be made prior to the qualification of the Offering Statement by the United States Securities and Exchange Commission (“SEC”). This offering will commence within two (2) calendar days from when the Offering Circular is qualified by the SEC and will terminate (i) with respect to the Bonds on the earlier of: (a) twelve (12) months from the qualification date (extendable at our discretion, subject to any applicable requalification); (b) the date when all have been sold; or (c) the date on which this offering is earlier terminated by us in our sole discretion, and (ii) with respect to the Warrants and the Warrant Shares, upon the third (3rd) anniversary of the Offering provided that we timely file the required post-qualification amendments to this Offering Statement.

We intend to issue the Bond Tokens as digital tokens in a permissioned environment on a public, permissionless blockchain network through T7X Equity Inc., our transfer agent (“Transfer Agent”). The Transfer Agent’s off-chain master securityholder file maintained in a Rule 17Ad-6 and Rule 17Ad-7 compliant database constitutes the sole official record of ownership of the Bonds in all circumstances. See “Plan of Distribution — Use of Blockchain.”

Investors in the Bonds are bound by arbitration, jury-trial-waiver, and class-action-waiver provisions unless they timely opt out by delivering the notice required by the Indenture and Subscription Agreement within 30 days after the later of acceptance of their subscription and receipt of notice of those provisions. The provisions do not waive compliance with the federal securities laws or any right that cannot lawfully be waived.

	Price to Public	Underwriting Discounts(3)	Proceeds to Issuer
Per Revenue Participation Bond(1)	$10.00	Not Applicable	$10.00
Per Common Share(2) upon exercise of a Warrant	$12.00	Not Applicable	$12.00
Total Minimum(3) (4)	--	--	--
Total Maximum	$22.00		$44,000,000(4)(5)

(1) Pursuant to the terms of our Convertible Bridge Note Facility of 2026, if the lenders thereto invested new capital, other than the principal amount of the notes, then they are entitled to receive a 10% bonus of their investment in the form of additional Bonds. The issuance of Bonds to fulfill the bonuses will reduce the proceeds to us as a result of this Offering.

(2) Proceeds upon exercise of the warrant at the exercise price.

(3) Best efforts offering; no minimum offering amount.

(4) Eight percent (8%) of gross Bond proceeds attributable to each issuance will be deposited into the Company-controlled First-Year Reserve described in this Offering Circular and the Indenture.

(5) Does not include expenses of our Offering, estimated to be $100,000, including legal, accounting, and other costs of qualification. See “Use of Proceeds” and “Plan of Distribution”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NON-ACCREDITED INVESTOR LIMITATIONS

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, REFER TO www.investor.gov.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE BONDS ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 11.

NOTICE TO FOREIGN INVESTORS

IF THE INVESTOR LIVES OUTSIDE OF THE UNITED STATES, IT IS THE INVESTOR’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE BOND TOKENS, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF BOND TOKENS BY ANY FOREIGN INVESTOR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

In the event that we become a reporting Company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

You should rely only on the information contained in this Offering Circular and the information to which we have referred you. We have not authorized any person to provide you with any information about our Offering, the Company, or the Bonds, Warrants, and shares of our Common Stock offered hereby that is different from the information included in this Offering Circular. If anyone provides you with different information, you should not rely on it.

The company is following the “Offering Circular” format of disclosure under Regulation A

The date of this Offering Circular is [____], 2026.

The following table of contents has been designed to help you find important information contained in this Offering Circular.

We encourage you to read the entire Offering Circular

PART II — OFFERING CIRCULAR

i

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying offering circular supplements. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. The information in this Offering Circular is accurate only as of its date, regardless of the time of delivery of this Offering Circular or any sale of securities.

We have not done anything that would permit an offering of the securities or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this Offering Circular must inform themselves about, and observe any restrictions relating to, our Offering of the Bonds and the distribution of this Offering Circular outside of the United States.

This Offering Circular is part of an Offering Statement that we filed with the SEC. As we have material developments, we will provide an Offering Circular supplement that may add, update, or change information. The Offering Statement filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed herein. You should read this Offering Circular and the related exhibits and supplements, together with our annual reports, semi-annual reports, and other reports that we will file periodically with the SEC.

In this Offering Circular, unless the context indicates otherwise, references to “Nomyx,” “the Company,” “we,” “our,” and “us” refer to Nomyx Technology Labs Inc. References to “Revenue Participation Bonds,” “Bonds,” “Tokens” or “Bond Tokens” refer to the Revenue Participation Bonds, Series 2026, offered hereby in tokenized form.

MARKET AND INDUSTRY DATA

This Offering Circular contains information concerning our industry, business, and markets, including data regarding estimated market sizes. We obtained industry and market data from our internal estimates and research and from academic and industry research, publications, surveys, and studies conducted by third parties, including governmental agencies. Information based on estimates, forecasts, projections, or market research is inherently subject to uncertainties. While we believe our internal research is reliable, such research has not been verified by any third party.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Bonds are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with applicable anti-fraud provisions, to the extent that our Bonds are offered and sold only to “qualified purchasers.” “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D; and (ii) all other investors so long as their investment does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Offering Circular and the documents incorporated by reference herein contain forward looking statements within the meaning of Section 27A of the Securities Act including information relating to, among other things, the Company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the Company’s management. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar matters that are not historical facts. You can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” and “would” or the negatives of these terms. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those contained in the forward-looking statements.

You should not place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Important factors which you should consider in evaluating our forward-looking statements include, among other things:

•	our business strategy and ability to execute on our tokenization infrastructure platform;

•	our ability to compete in the rapidly evolving tokenization services market;

•	our expectations regarding financial performance, including the revenue projections described under “Management’s Discussion and Analysis — Management’s Projections”;

•	our ability to generate sufficient Revenue Participation Pool receipts to fund the 8% Priority Return;

•	our ability to satisfy the Priority Return from general corporate funds to the extent the Pool is insufficient;

•	our ability to maintain and grow relationships with technology and service providers, including Ownera and T7X, and to continue our nonexclusive commercial relationship with tZERO;

•	our ability to formalize and maintain referral arrangements with management consulting firms focused on digital assets;

•	our ability to retain key management including Ubair Javaid and Sebastian Schepis;

•	our ability to effectively develop and assess securing of a Broker Dealer license and management secure the requisite return;

•	anticipated regulatory developments affecting the tokenization and digital assets industry; and

•	the availability of capital to grow our business and repay the Bonds at maturity.

We undertake no obligation to revise or update our forward-looking statements, other than as may be required by law.

2

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Bonds. You should carefully read the entire Offering Circular, including the “Risk Factors” section, before making an investment decision.

Company Overview

Summary

Nomyx Technology Labs Inc. (“Nomyx” or the “Company”) is a Delaware corporation incorporated on August 29, 2024, that develops software that constitutes a tokenization infrastructure platform that is designed to help institutional asset managers create and administer tokenized investment vehicles — that is, fund interests or other securities that are recorded and transferred on a blockchain. Our solution is designed to assist an asset manager the lifecycle of on-chain issuance, including administering the resulting fund’s lifecycle — subscriptions, redemptions, NAV, compliance, and investor reporting — through an interface that wraps the underlying blockchain complexity with a user-friendly interface for both the manager and its investors

We operate three integrated product lines:

•	(i) Nomyx Engine — a hyper-customizable, no-code platform for deploying tokenized assets in approximately 30 minutes using the Diamond Standard[1] for upgradeable smart contracts;

•	(ii) Nomyx ID — a digital identity and compliance platform providing KYC/AML and on-chain identity verification; and

•	(iii) Nomyx Gateway — a venue for primary issuance of tokenized RWAs and a corresponding, compliant settlement layer for a global client base. .

We rely on third parties for certain regulated and distribution functions. We expect T7X Equity, Inc. to act as our SEC-registered transfer agent for the Bonds. Our relationship with tZERO is an informal, nonexclusive distribution and commercial relationship without binding commitments by either party, although we have performed business for tZERO and its clients. We intend to use a portion of the proceeds of this offering to evaluate whether to seek broker-dealer registration.

Vision and Opportunity

Our vision is to replace the fragmented stack of wallets, compliance vendors, and issuance platforms that mid-market asset managers currently must assemble on their own — a process we estimate can take six to nine months from a ‘go’ decision — with a single, turnkey infrastructure layer for tokenizing real-world assets. We estimate our addressable market, the underlying assets of mid-market managers with approximately $250 million to $10 billion in assets under management across private credit, evergreen funds, and fund administration, to be approximately managing assets equal to the current $25 trillion of assets under management of all alternative asset managers by 2030. Rather than selling blockchain infrastructure directly to investment managers, our strategy is distribution-first: we operate as the issuance engine inside established institutional distribution channels, positioning ourself within venues that asset managers already use rather than requiring each manager to integrate a multi-vendor stack independently.

We believe that our product lines will make it easier for asset managers to issue and administer tokenized securities in compliance with the rules and regulations that govern the U.S. financial markets, including the Securities Act, the Exchange Act, the Investment Advisers Act, and other applicable federal and state securities laws, rules, and regulations.

1The Diamond Standard is a finalized Ethereum Improvement Proposal (EIP-2535) that aims to make it easier for developers to modularize and upgrade their smart contracts.

3

Stakeholder Validation

We have received financial and other material backing from, Stellar, Plug and Play, Latigo Partners (via Ocean Rain Ventures), and Stalwart Ventures. We are part of Mastercard’s exclusive StartPath Program and are engaged in collaborative dialogue with other influential organizations in digital assets and tokenization including certain Tier 1 financial institutions, ETF issuers and leading consulting/professional-services firms.

We have raised $1.73 million in pre-seed financing in 2024 and an additional $690,000 and $780,000 in each of 2025 and 2026.

Current Status and Roadmap

Our Company is in an early commercial stage. Although our integrated product lines and platform are operational and have been used for commercial clients, the platform has not been commercialized at scale. We do not operate a broker-dealer or alternative trading system. Our informal relationship with tZERO may provide access to broker-dealer or ATS services for particular transactions or clients, but neither party has made a binding distribution or volume commitment. We expect T7X Equity, Inc. to perform transfer-agent functions for the Bonds.

Our roadmap includes evaluating filing for our own Broker Dealer license, which we believe could unlock additional revenues emanating from tokenized transaction volume, but there is no guarantee that we will receive any such approvals, or receive them within any particular timeframe.

Our principal operational priorities are aligned with the four categories of milestones for the twelve months following the initial closing of this offering are:

(i)	Product Milestones. Completing multi-chain support and FedRamp readiness for Nomyx 2.0;

(ii)	Go-to-Market Milestones. Seeking to add enterprise clients through Ownera, tZERO, T7X, direct sales, and other channels, none of which has committed to deliver any minimum number of clients or transaction volume;

(iii)	Regulatory Milestones. Evaluating a broker-dealer registration and licensing; and

(iv)	Financial Milestones. Generating sufficient Revenue Participation Pool receipts to support quarterly Priority Return distributions on the Bonds.

We believe the proceeds of this offering, if fully subscribed, will satisfy our cash requirements for at least 48 months following the initial closing; if we choose to expand beyond our current roadmap — including accelerating our multi-chain infrastructure buildout, pursuing additional regulatory licensing, or expanding our enterprise sales team — we may need to raise additional funds. There is no assurance that we will raise the maximum offering amount or achieve our projected revenue targets within this 12-month period.

4

Reporting

Generally

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Securities Act of 1933, as amended (the “Securities Act”). Rather, we will be subject to the more limited reporting requirements under Tier 2 of Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

•	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A); and

•	current reports for certain material events.

At any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

Implications of Being an Emerging Growth Company

If and when we become subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), we intend to qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which will entitle us to take advantage of certain reduced reporting requirements and relieve us certain other significant requirements that are otherwise generally applicable to public companies.

5

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”. These risks include, but are not limited to the following:

•	There is no existing market for our Bonds.

•	Our recurring operating losses raise doubts regarding our ability to service the Bond Token obligations and continue as a going concern.

•	The 8% Priority Return depends on the Company’s financial performance.

•	The Bonds may be recharacterized as equity instruments rather than debt, with adverse tax and regulatory consequences.

•	Unless you opt-out in accordance with the terms of the Subscription Agreement, you are bound by its arbitration provisions.

•	We intend to issue the Bonds in a permissioned environment on a public, permissionless blockchain, which presents risks that would not be present on a private or permissioned blockchain even though its transfer agent maintains the book and records offline.

•	We will need additional capital and may not be able to raise it on acceptable terms.

•	Our recurring operating losses have raised substantial doubt regarding our ability to continue as a going concern.

•	Our business model in part relies on our customers using our products for the consumption-based fees, and if they do not we only earn an initial up front setup and license fees.

•	If we are deemed to be an Investment Company, we may not be able to operate our business.

•	Competition in the tokenization infrastructure market is intense and growing rapidly.

•	We depend on our key personnel and distribution partnerships.

•	Regulatory uncertainty in the digital asset and tokenization industry could adversely affect our business.

•	Our clients operate in highly regulated industries, including in foreign jurisdictions, which increases our compliance burden and regulatory exposure.

•	Blockchain technology is a relatively new and untested technology. The risks associated with blockchain technology may not emerge until the technology is widely used.

•	Tokens can be modified if a smart contract turns out to be defective.

•	The regulatory regime governing blockchain technologies, tokens, and token offerings, is uncertain, and new regulations or policies may adversely affect the Company’s business plan.

•	Recent disruptions in the cryptocurrency markets could negatively impact the Company’s reputation, invite increased regulation, and make it more difficult to raise capital needed.

•	We and our providers are vulnerable to hackers and cyber-attacks.

•	Our compliance and risk management programs might not be effective and may result in outcomes that could adversely affect our reputation, financial condition and operating results.

6

The Offering

The following summary describes the principal terms of the securities we are offering. This summary is qualified in its entirety by the more detailed information contained elsewhere in this offering circular, including “Description of Securities,” and by the indenture, form of bond token, transfer agent administrative provisions, form of warrant agreement, and related transaction documents filed as exhibits to the offering statement of which this offering circular forms a part.

Term	Description
Issuer:	Nomyx Technology Labs Inc., a Delaware corporation.
Securities Offered:

(i)     up to $20,000,000 aggregate principal amount of our Revenue Participation Bonds, Series 2026, issued as registered, uncertificated digital bond tokens (the “Bonds” or “Bond Tokens”);

(ii)    warrants issued together with the Bonds (the “Warrants”); and

(iii)   the shares of our common stock, par value $0.0001 per share, issuable upon exercise of the Warrants (the “Warrant Shares”).

Based on the $10 principal amount per Bond Token, we are offering up to 2,000,000 Bond Tokens, up to 2,000,000 Warrants, and up to 2,000,000 Warrant Shares.

Maturity Date:	For each Bond, the seventh anniversary of that Bond’s Issue Date, as recorded in the Master Securityholder File, unless earlier redeemed, repurchased upon a Change of Control, accelerated, or otherwise paid in accordance with the Indenture.
Priority Return:	Each Bond accrues an 8% per annum Priority Return on its outstanding principal from its Issue Date, computed on a 360-day year of twelve 30-day months and payable quarterly in arrears. If Priority Return is not paid when due, the unpaid amount becomes Accrued Shortfall and earns an additional Shortfall Return at 8% per annum, using the same 30/360 convention and compounded annually on each anniversary of that Bond’s Issue Date until paid.
Revenue Participation Pool (Pool):

The indenture provides for a revenue participation pool funded by:

•        $1.50 per digital identity (DID) created (using Nomyx ID);

•        10% of gross licensing revenue from Nomyx Engine;

•        10% of gross transaction revenue from Nomyx Gateway; and

•        10% of other designated revenues.

Available pool funds are applied first to Accrued Shortfall, including accrued and unpaid Shortfall Return, second to current Priority Return, third to Excess Revenue Distributions (subject to the Annual Distribution Cap), and fourth to release of remaining amounts to us.

7

Excess Revenue Distributions:	After payment of Accrued Shortfall, Shortfall Return, and current Priority Return, holders may receive Excess Revenue Distributions from available Pool funds. The Annual Distribution Cap limits the aggregate current Priority Return and Excess Revenue Distributions paid on each Bond in a calendar year to 20% of that Bond’s original principal amount. Accrued Shortfall and Shortfall Return are excluded from the cap. A transfer does not reset or increase the remaining cap.
Payment Dates:	The Priority Return is payable quarterly in arrears on April 15, July 15, October 15, and January 15 of each year to holders of record.
Minimum Investment:	$2,000 (200 Bonds), subject to our right to accept or reject subscriptions in whole or in part.
Price to Public:	$10.00 per Bond Token (100% of the $10 principal amount) with one related Warrant at no additional price.
Maximum Offering:	$20,000,000 (2,000,000 Bond Tokens)
General Obligation:	The Bond Tokens are general obligations of the Company and are not secured by collateral. The Bond Tokens rank pari passu in right of payment with all of our other unsecured and unsubordinated debt.
Use of Proceeds:	We intend to use net proceeds for product development, sales and marketing, evaluation of regulatory licensing, funding of the First-Year Reserve, repayment of outstanding Bridge Notes to the extent not converted or otherwise repaid, general working capital, and offering expenses. The SAFEs are not indebtedness and are not expected to be repaid from offering proceeds solely because this offering closes. See “Use of Proceeds.”
Mandatory Buyout on Change of Control:	Upon a Change of Control, we must buy out all outstanding Bonds within 60 days at not less than principal plus accrued and unpaid Priority Return, Accrued Shortfall, Shortfall Return, earned and unpaid Excess Revenue Distributions, and other amounts due. At our discretion, the applicable price may instead include a premium of 150%, 130%, or 110% of principal, determined separately for each Bond by reference to the anniversaries of that Bond’s Issue Date, but never less than principal plus the accrued amounts described above.
Optional Redemption:	We may redeem each Bond, in whole or in part, beginning on the third anniversary of that Bond’s Issue Date. The redemption premium is 150% of principal through the fifth anniversary and 130% thereafter through maturity, in each case determined for the Bond being redeemed and plus accrued and unpaid Priority Return, Accrued Shortfall, Shortfall Return, and earned and unpaid Excess Revenue Distributions through the redemption date.
Financial Covenant (DSCR):	Beginning from the Third Anniversary of the earliest issued Bond, we must maintain a debt service coverage ratio (DSCR) of at least 1.20 to 1.00, subject to a cure right described in the indenture.
Events of Default:	Events of default include, among others, failure to pay amounts when due, failure to make required revenue participation pool deposits within the applicable cure period, failure to comply with material covenants after notice and cure, specified bankruptcy or insolvency events, and other events described in the indenture.
Form of Securities; Digital Ownership Records:	The Bond Tokens will be issued as registered, uncertificated digital securities reflected by digital bond tokens on Trusted Smart Chain and administered through T7X Equity, Inc., our transfer agent. The master securityholder file maintained by the transfer agent will be the official and controlling record of legal ownership. Blockchain records, token balances, wallet balances, transaction hashes, smart-contract records, and platform displays are administrative and evidentiary records only.

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First-Year Reserve:	As each issuance of Bonds settles, we will deposit 8% of the gross Bond proceeds attributable to that issuance into a segregated commercial deposit account in our name designated as the “First-Year Reserve.” The account will be owned and controlled by us through authorized management, will not be an escrow, trust, lien, collateral, or account-control arrangement, and will be tracked by issuance cohort. The Trustee may object to a use that it reasonably determines is not permitted by the Indenture but will not control withdrawals. Amounts remain our property and are exposed to creditor claims, bank setoff, and Company or bank insolvency risk.
Closings	The Bonds are being offered on a continuous basis and may be issued in multiple closings. Each Bond has its own Issue Date recorded in the Master Securityholder File and matures on the seventh anniversary of that Issue Date; accordingly, later-issued Bonds will not have a shorter term merely because they are sold in a later closing.
Non-Detachable Warrant:	Each Bond Token is together with one Warrant to purchase one Warrant Share (one share of common stock, par value $0.0001) for each $10 principal amount of Bond Tokens purchase at an exercise price of $12.00 per share, subject to adjustment under the warrant agreement.
Warrant Detachment and Term:	The Warrants are initially non-detachable and transfer with the related. Each Warrant automatically detaches and becomes separately transferable upon the earliest of redemption of the related Bond Token, a change of control, or maturity of the related Bond Token, and each detached Warrant expires three years after its detachment date, subject to the warrant agreement.
Warrant Shares:	The Warrant Shares are shares of our common stock, par value $0.0001 per share. We will reserve for issuance a sufficient number of authorized but unissued shares (up to 2,000,000 shares) to permit exercise of all outstanding Warrants. The rights of the Warrant Shares are those of our common stock, as described under “Description of Securities.”
Tax Treatment:	CPDIs under Treas. Reg. §1.1275-4. Formal tax opinion required as part of this Offering.
Secondary Market:	There is currently no established public trading market for the Bond Tokens, the Warrants, or the Warrant Shares. We may seek to facilitate secondary trading through an alternative trading system or other lawful arrangement, but we are not required to do so, and no assurance can be given that any market will develop or be sustained.
Transfer Restrictions:	Transfers of Bond Tokens and Warrants are subject to the indenture, the warrant agreement, applicable securities laws, platform procedures, wallet-whitelisting requirements, investor eligibility procedures, tax documentation, and sanctions screening. No transfer of a Bond Token is effective unless approved and recorded by the transfer agent on the master securityholder file.
Risk Factors:	An investment in the Bond Tokens, Warrants, and Warrant Shares involves a high degree of risk, including risks relating to our business and revenue generation, our payment obligations, the revenue participation pool, illiquidity and transfer restrictions, digital securities and blockchain administration, the significant redemption and change-of-control premiums, and the Warrants and Warrant Shares. See “Risk Factors.”

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PRIORITY RETURN AND DISTRIBUTIONS

The 8% Priority Return on the Bonds is an unconditional general obligation of the Company, payable primarily from the Revenue Participation Pool and, to the extent the Pool is insufficient, from general corporate funds. The Revenue Participation Pool is funded by defined percentages of the Company’s platform revenues as described in “Description of Securities.”

We are not likely to generate sufficient Revenue Participation Pool receipts to cover the Priority Return during the initial year after Bonds are issued. During each Bond’s first year, payments may be funded from the portion of the Company-controlled First-Year Reserve allocated to that Bond’s issuance cohort and from our general corporate funds to the extent Pool receipts are insufficient. The Reserve does not assure payment and is not held for the exclusive benefit of holders.

The Priority Return is payable quarterly in arrears on April 15, July 15, October 15, and January 15, provided that no payment is due on a Bond on a quarterly payment date occurring fewer than 30 days after its Issue Date. Unpaid Priority Return becomes Accrued Shortfall and earns Shortfall Return at 8% per annum, compounded annually on each anniversary of that Bond’s Issue Date, until paid. Current Priority Return plus Excess Revenue Distributions are capped at 20% of original principal per Bond per calendar year; Accrued Shortfall and Shortfall Return are excluded from that cap.

There can be no assurance that Pool receipts, the First-Year Reserve, and our general corporate funds will be sufficient to pay Priority Return, Shortfall Return, or principal when due. See “Risk Factors—Risks Related to the Bonds” and “Risks Related to Our Financial Condition.”

INVESTMENT COMPANY ACT CONSIDERATIONS

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The 1940 Act defines an investment company under Section 3(a) in three categories of issuers with the two relevant categories in our context being: first, under Section 3(a)(1)(A), any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities, and second, under Section 3(a)(1)(C), as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Despite these provision Section 3(b)(1) provides an exemption for any issuer primarily engaged, directly or through a wholly owned subsidiary, in a business other than that of investing, reinvesting, owning, holding, or trading in securities is not an investment company, which recognizes that an issuer may hold investment securities exceeding the 40% threshold yet still qualify for exclusion if its primarily engaged in an operating business.

We intend to rely on the exemption contained in Section 3(b)(1), regardless of the fact that if we were to sell the maximum of our offering we would likely have a period where hold investment securities in excess of 40% of our total assets, however we would be primarily engaged in an operating business. Nomyx is, and holds itself out to the public as, a technology operating company — we build, sell, and operate tokenization infrastructure software and services. Our revenues are derived from platform licensing fees, transaction fees, and identity verification fees, not from investing in securities. In addition, our use of proceeds disclosures indicate our intent to use the proceeds expand our business and not to acquire investment securities. Any proceeds that we temporarily hold would be in cash and government securities pending deployment.

We will actively monitor our operations to ensure continued compliance with applicable 1940 Act exemptions. The loss of our exemption from registration could require us to restructure our operations. See “Risk Factors — Risks Relating to the Investment Company Act of 1940.”

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RISK FACTORS

The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. An investment in our Bonds involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing Bonds. Any of the following factors could harm our business, financial condition, results of operations, or prospects, and could result in a partial or complete loss of your investment.

Risks Related to This Offering and Our Bonds

The Bonds are unsecured and may be subordinated.

The indenture governing the Bonds does not prevent our incurring additional indebtedness, both unsecured and secured by liens on the assets of our company, including additional Bonds under the indenture. The Bonds will be subordinate in right of payment to secured debt we may incur, meaning that future secured indebtedness of our company will have priority of payment over the Bonds. As a result, Bondholders rights could be diluted by any increase in indebtedness, in particular indebtedness secured by our assets and/or to which the Bonds are subordinated.

Because the Bonds will have no sinking fund, insurance, or guarantee, you could lose all or a part of your investment if we do not have enough cash to pay.

There is no sinking fund, insurance, collateral, or guarantee securing our payment obligations. Although we will establish the First-Year Reserve, that account will remain Company property, will be controlled by management, and will not be held in escrow or trust for holders. The Bonds are not deposits and are not insured by the FDIC, SIPC, or any governmental or private fund. Holders therefore depend on our available cash and ability to refinance or generate operating cash flow, and may lose all or part of their investment if we cannot pay amounts when due.

The 8% Priority Return depends on the Company’s financial performance and general corporate funds.

The 8% Priority Return is a general obligation, but neither Pool receipts nor the First-Year Reserve is expected to be sufficient by itself. Any unpaid Priority Return becomes Accrued Shortfall and earns an additional 8% Shortfall Return compounded annually, which can cause our obligations to grow during periods when we have the least liquidity. If we fail to pay amounts when due beyond applicable cure periods, an Event of Default may occur and the Trustee or Required Holders may accelerate principal, Accrued Shortfall, Shortfall Return, and other amounts due.

The Revenue Participation Pool may be insufficient to fund the Priority Return or excess distributions.

The Revenue Participation Pool is funded by defined percentages of platform revenues. If the Company fails to achieve projected revenue growth, the Pool may be insufficient. While Pool shortfalls are general obligations of the Issuer, if the Company lacks sufficient general corporate funds as well, Priority Return payments may be delayed or missed, resulting in Accrued Shortfall compounding at 8% annually.

The Annual Distribution Cap limits the maximum return Bondholders can receive in any year.

Current Priority Return and Excess Revenue Distributions are capped in the aggregate at 20% of each Bond’s original principal per calendar year, so Excess Revenue Distributions generally cannot exceed 12% of original principal when the full current Priority Return is paid. Accrued Shortfall and Shortfall Return are not counted against that cap and may be paid in addition. Pool amounts remaining after payment of Accrued Shortfall, Shortfall Return, current Priority Return, and permitted Excess Revenue Distributions may be released to us, limiting holders’ participation in unusually strong revenue performance.

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The First-Year Reserve is controlled by the Company and may not be available when payments are due.

The First-Year Reserve is not an escrow, trust, collateral account, or account-control arrangement. Management will control withdrawals, subject only to the Trustee’s contractual right to object to uses it reasonably determines are not permitted. Amounts remain Company property and may be reached by creditors, subjected to bank setoff or account combination, or affected by the insolvency of the Company or depositary bank. Cohort accounting and the Trustee’s objection right do not assure that funds will be preserved or available to pay Priority Return, Shortfall Return, or principal.

Because there is no minimum offering amount, we may use early proceeds before raising enough capital to execute our business plan or support the Bonds.

We may close subscriptions and use proceeds as they are accepted, subject to funding the First-Year Reserve. If we raise substantially less than $20,000,000, the fixed and priority uses of proceeds—including offering expenses, Reserve deposits, Bridge Note repayment, and working capital—may leave insufficient funds for product development, commercialization, regulatory initiatives, or revenue growth. Lower revenue could in turn reduce Pool contributions and impair our ability to service the Bonds.

Rolling issuances create multiple maturity, redemption, Reserve, and Warrant schedules that increase administrative and payment risk.

Each Bond has a separate Issue Date and seven-year Maturity Date. Optional-redemption windows, annual Shortfall Return compounding, First-Year Reserve releases, and Warrant detachment and expiration must also be calculated separately. Errors in the Master Securityholder File, issuance-cohort subledger, payment allocations, or Transfer Agent programming could delay or miscalculate payments or rights. Although administrative corrections and re-minting do not reset a Bond’s dates, correction may require coordination among us, the Trustee, Transfer Agent, Paying Agent, and Warrant Agent.

Our Bonds may be subject to optional redemption by the Issuer after Year 3.

After the three-year non-call period, the Company may optionally redeem Revenue Participation Bonds at: 150% of invested capital in Years 4–5; 130% in Years 6–7. Optional redemption eliminates future Priority Return and excess revenue participation rights from that date. While call premiums compensate Bondholders for early termination, reinvestment risk may exist if prevailing rates are lower at the time of redemption. Investors should note that the maximum annual yield on the Bonds is capped at 20% per annum (the Annual Distribution Cap), which bounds total return and is relevant to any reinvestment analysis.

The non-detachable Warrants are substantially out-of-the-money and may never have value.

Each Bond is issued with one initially non-detachable Warrant to purchase one share of Common Stock at $12.00 per share. The Warrant detaches upon redemption of the related Bond, a Change of Control, or maturity of the related Bond, and then remains outstanding for three years unless earlier exercised or terminated under the Warrant Agreement. The Warrants may never have value because our Common Stock is not publicly traded, the exercise price was not established by an independent valuation, the Warrants remain illiquid before detachment, and the value of a Warrant Share at and after detachment may be below the $12.00 exercise price. We also must obtain and maintain sufficient authorized and reserved Common Stock to issue all Warrant Shares.

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By purchasing Bonds in this Offering, unless you opt-out in accordance with the terms of the Subscription Agreement, you are bound by the arbitration provisions contained in our Indenture for this offering, which limits your ability to bring class action lawsuits or seek remedies on a class basis and waives the right to a trial by jury.

By purchasing Bonds in this Offering, unless you opt-out in accordance with the terms of the Subscription Agreement, you agree to be bound by the arbitration, jury waiver and class action waiver provisions contained in the Indenture for sin the Bonds of this offering. Pursuant to the terms of the Indenture, holders of Bonds and the Company will agree to (i) resolve disputes through binding arbitration, instead of through courts of general jurisdiction or through a class action, and (ii) waive the right to a trial by jury and to participate in any class action. If a holder of Bonds does not agree to the terms of the arbitration provision, the holder may opt out by sending an arbitration opt-out notice to the Company within thirty (30) days of the latter of the electronic acceptance of the Subscription Agreement or the investor’s notice of the provision. If the opt-out notice is not received within the opt-out notice period, the holder will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of New York, we believe that the arbitration provision in the Subscription Agreement is enforceable under federal law and the laws of the State of New York. THE ARBITRATION PROVISION OF THE BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. The Indenture also provides that, to the extent permitted by law, each party waives the right to a jury trial or class action of any claim arising out of or relating to the Bonds or the Indenture. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case, including whether a party knowingly, intelligently and voluntarily waived the right. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE BOND INDENUTRE ARE NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. If an investor does not opt out, the rights of the adverse bondholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies to individual investors who wish to pursue claims against the Company.

Holders of Bonds will not participate in the management or control of the Company.

Bondholders have no voting rights on Company management decisions, director elections, or general corporate governance, except for limited indenture amendment consents. All decisions related to the Company’s operations, capital allocation, and executive compensation are made by the Company’s Board and management, whose interests may not always align with those of Bondholders.

Bondholders will rely on the Trustee to enforce collective rights, but the Trustee’s duties are limited and it will not control the First-Year Reserve or operate the blockchain systems used to administer the Bonds.

We intend to appoint a trustee under a trust indenture or similar governing document to act on behalf of Bondholders in connection with this offering. Prior to an event of default, the trustee’s duties will generally be limited to those specifically set forth in the governing indenture or trust agreement, and the trustee will not be required to take affirmative steps to monitor our ongoing compliance with the terms of the Bonds beyond those express duties. Following an event of default, the trustee’s standard of care will typically increase, but the trustee’s actions will still be governed by the terms of the indenture and applicable law, and the trustee may be entitled to indemnification from Bondholders before taking certain enforcement actions. Individual Bondholders will generally not be permitted to bring direct claims or pursue individual remedies against us so long as the trustee is pursuing remedies on behalf of Bondholders collectively (a “no-action” restriction), except in limited circumstances specified in the governing documents.

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The Trustee will perform only the duties expressly assigned in the Indenture. It will not operate, validate, audit, index, reconcile, or investigate the Public Blockchain, Digital Bond Tokens, wallets, smart contracts, platform records, or on-chain transactions, and it will not control or independently monitor the First-Year Reserve. The Master Securityholder File, rather than any blockchain record, controls legal ownership. If the Trustee resigns or is removed and a successor is not promptly appointed, enforcement may be delayed. The Trustee may also require indemnity before taking certain actions and may have relationships that create actual or perceived conflicts. The Trustee’s identity and accepted duties must be finalized before any Bond is sold.

The Bonds may be recharacterized as equity instruments rather than debt, with adverse tax and regulatory consequences.

The Bonds include features that may cause courts or the IRS to recharacterize them as equity rather than genuine debt: (i) the Priority Return is funded primarily from a revenue pool rather than a fixed general coupon; (ii) the capped revenue participation feature (capped at 20% per annum of the original principal) provides holders with profit-sharing above the Priority Return — although the Annual Distribution Cap meaningfully limits this equity-like characteristic by bounding the maximum return; and (iii) the non-detachable equity warrant provides additional equity upside. The Annual Distribution Cap reduces but does not eliminate the risk of equity recharacterization. If the Bonds are recharacterized as equity, the Company would lose the IRC Section 163 interest deduction on all payments, materially increasing its tax burden, and Bondholders could face less favorable dividend treatment. Recharacterization could also require reassessment of Regulation A eligibility and could trigger Investment Company Act and Exchange Act Section 12(g) analysis.

There is no existing market for our Bonds and we cannot predict whether one will develop.

There is no public market for our Bonds and we have not applied to list or quote our securities on any market, exchange, or interdealer quotation system. We cannot predict whether investor interest will lead to the development of an active trading market or how liquid that market might become. The offering price of $10.00 per Bond was determined by us and may not be representative of the value of the Company or the Bonds.

This offering is not being made through a broker-dealer or other financial intermediary, and as a result you may not have all the protections typically afforded to investors in an underwritten public offering.

We are offering the Bonds directly to the public, and we do not intend to offer such Bonds through a broker-dealer or other financial intermediary. Consequently, investors will not have the benefit of an independent third-party review of the terms of this offering, our performance or the value of the Bonds being offered by us, and no third-party has conducted a due diligence investigation into us in connection with this offering. Furthermore, we are not a “broker” or a “dealer” under federal or state law, and consequently we are not subject to the regulatory requirements to which a broker-dealer in an underwritten public offering would be subject.

If we become subject to reporting requirements under the Securities Exchange Act of 1934 and elect to be treated as an emerging growth company, the reduced disclosure requirements applicable to emerging growth companies could make our securities less attractive to investors.

We are not currently required to file periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and this offering is being conducted pursuant to Regulation A, which involves its own scaled disclosure regime. However, if in the future we become obligated to register a class of our securities under Section 12 of the Exchange Act or otherwise become subject to Exchange Act reporting requirements, we may qualify as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). If we so qualify and elect to take advantage of the reduced disclosure obligations available to emerging growth companies, we would be permitted to, among other things: provide reduced executive compensation disclosure; omit certain financial statement disclosures otherwise required of larger reporting companies; and take advantage of an extended transition period for complying with new or revised accounting standards, meaning our financial statements may not be comparable to those of companies that comply with public company effective dates. We would also be exempt, for so long as we remain an emerging growth company, from the requirement that an independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, and from certain say-on-pay and golden parachute vote requirements. Any decision on our part to rely on these accommodations could make it more difficult for investors to evaluate our business, and our securities may become less attractive to investors as a result, which could adversely affect the trading price and liquidity of our securities to the extent a trading market develops. Our emerging growth company status, if applicable, would terminate on the earliest of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date on which we have issued more than $1 billion in non-convertible debt over a three-year period; (iii) the date on which we become a “large accelerated filer”; or (iv) the last day of the fiscal year following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act.

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Risks Relating to Our Financial Condition

Our recurring operating losses raise substantial doubt about our ability to continue as a going concern.

We have incurred net losses since inception and had an accumulated deficit of approximately $2.4 million as of December 31, 2025. These conditions raise substantial doubt about our ability to continue as a going concern for at least one year from the date the financial statements were issued. Our independent auditor included an explanatory paragraph in its report highlighting this uncertainty. Management’s plans to address these conditions include raising capital through this offering, generating additional revenue from our platform, and controlling operating expenses. There is no assurance that we will be successful in these efforts. If we are unable to raise sufficient capital or achieve profitable operations, we may be required to reduce or delay expenditures, which could materially harm our business. See Note 2 to our audited financial statements and “Management’s Discussion and Analysis — Liquidity and Capital Resources.”

We are an early-stage company with limited operating history and may not achieve profitability.

Nomyx Technology Labs Inc. was incorporated on August 29, 2024 and has limited operating history. We have generated limited revenue to date and expect to continue to incur operating losses for the foreseeable future. Our ability to generate sufficient Revenue Participation Pool receipts depends on achieving the revenue growth projected by management. There can be no assurance that we will achieve management’s projections. Failure to generate sufficient revenue could result in Events of Default under the Bond indenture. See “Management’s Discussion and Analysis — Management’s Projections.”

We have an evolving business model.

Our business model is one of innovation, including continuously working to expand our product lines and services to our clients, including intending to become an SEC-registered broker-dealer. It is unclear whether these services will be successful. Further, we continuously try to offer additional types of services, and we cannot offer any assurance that any of them will be successful. From time to time, we may also modify aspects of our business model relating to our service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage this evolution effectively, which could damage our reputation, limit our growth, and negatively affect our operating results.

We will need additional capital and may not be able to raise it on acceptable terms.

We will require substantial capital to fund operations and to repay up to $20,000,000 of Bond principal as individual Bonds reach maturity over the rolling issuance period. We may need to refinance those obligations, and the Indenture permits specified categories of additional indebtedness and liens. Secured creditors may have priority in the collateral securing their claims, and additional pari passu debt may reduce recoveries available to Bondholders. Equity financing would dilute stockholders, and no financing may be available on acceptable terms when needed.

As we grow our business, we may not be able to manage our growth successfully.

If we are able to increase the scope of our business offerings, our customer base, the volume of our transactions and grow our business, we will face business risks commonly associated with rapidly growing companies, including the risk that existing management, information systems and financial and internal controls may be inadequate to support our growth. We cannot predict whether we will be able to respond on a timely basis, or at all, to the changing demands that our growth may impose on our existing management and infrastructure. For example, increasing demands on our infrastructure and management could cause any of the following to occur or increase: inadequate internal controls required for a regulated entity; delays in our ability to handle the volume of customers, including issuers; and failure to properly review and supervise personnel to make sure we are compliant with our duties as regulated entities. If we fail to adapt our management, information systems and financial and internal controls to our growth, or if we encounter other unexpected difficulties, our business, financial condition and operating results will suffer

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Our outstanding convertible notes may convert into Common Stock, diluting existing stockholders and potentially affecting the Company’s capitalization at the time of this offering.

The Company has issued Bridge Notes under a signed $720,000 facility term sheet and separate monthly notes; the current outstanding principal and accrued interest as of the date of this Offering Circular is $480,000. The Company also received $300,000 under four SAFEs. The SAFEs are not promissory notes, do not bear interest or mature, and provide for conversion in a future equity financing at a 15% discount, subject to their terms. Conversion of the Bridge Notes or SAFEs would increase outstanding Common or Preferred Stock on an as-converted basis, dilute existing holders, consume authorized share capacity, and may affect Preferred Stock anti-dilution calculations.

Risks Relating to the Investment Company Act of 1940

If we are deemed to be an Investment Company, we may not be able to operate our business.

We intend to rely on the Section 3(b)(1) operating company exemption from Investment Company Act registration. If our business changes such that we no longer qualify as primarily engaged in a non-investment business, we could be deemed an investment company. Registration as an investment company would impose burdensome compliance requirements that could materially impair our ability to operate and generate returns for Bondholders.

Risks Relating to Our Business and Industry

Competition in the tokenization infrastructure market is intense and growing rapidly.

We compete against established technology vendors, blockchain infrastructure providers, custodians, broker-dealers, and new entrants across our three product lines — tokenization issuance, digital identity and compliance. Competitors including Securitize, Tokeny, Polymath, Brickenn, and DigiShares compete in tokenization issuance; Jumio, Onfido, and Synaps compete in digital identity; and tZERO, Archax, INX, and Texture Capital compete in secondary trading. Many competitors have greater financial resources, longer operating histories, and more established customer relationships than we do. Certain current partners, including tZERO and Persona, could develop competing capabilities or terminate their partnerships with us. We cannot assure you that we will maintain or grow our market share or compete effectively against new entrants offering similar products at lower prices. See “Business — Competition” for a more detailed description of our competitive landscape.

Regulatory uncertainty in the digital asset and tokenization industry could adversely affect our business.

The regulatory environment for tokenized securities, digital assets, and blockchain-based financial services is rapidly evolving. New laws, rules, guidance, or enforcement actions could require us to modify our products, obtain additional licenses, or restrict our activities. Our ability to obtain a broker-dealer and transfer agent licenses — critical to unlocking secondary revenue — is subject to regulatory approval that we cannot guarantee.

We depend on our key personnel and distribution partnerships.

Our success depends heavily on our founding team — Ubair Javaid (CEO), Sebastian Schepis (CTO), and Maisum Haider — and on our distribution relationship with Ownera and our partnership with tZERO. Loss of key executives or termination of these distribution relationships could materially impair our business and ability to service the Bond obligations.

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We are dependent upon the use of intellectual property owned by third parties through vendor relationships, and any change in our ability to use, or the terms upon which we may use, this intellectual property could have a material adverse effect on our business.

The Nomyx platform integrates third-party technology from several vendors and is dependent on the use of intellectual property owned by third parties. We or our vendors license the use of this intellectual property from others. This third-party intellectual property may not continue to be available to us on commercially reasonable terms or at all. We can offer no assurance that we will be able to renew or maintain use rights or outright technology licenses on terms that are acceptable. Termination of these licenses or the reduction or elimination of our access or licensed rights may result in our having to negotiate new vendor agreements or licenses with less favorable terms, or the inability to obtain access to such licensed technology at all.

Our intellectual property rights may not be successfully registered, maintained, or enforced, which could materially harm our business and competitive position.

Our trademarks and other intellectual property are important to our brand, business, and competitive position. We may not be able to obtain, maintain, protect, or enforce these rights, and our intellectual property may be challenged, limited, invalidated, or infringed by third parties.

Our standard-character trademark application for “NOMYX” in International Class 36, U.S. Trademark Application Serial No. 98/003,691, was the subject of an opposition proceeding before the Trademark Trial and Appeal Board of the United States Patent and Trademark Office. In June 2024, Chicago Mercantile Exchange Inc. (“CME”) filed Opposition No. 91291532, alleging a likelihood of confusion between our “NOMYX” mark and CME’s NYMEX family of marks. The applicant of record was Not Financial Advice, LLC, a Wyoming limited liability company and predecessor in interest to the NOMYX mark.

Following unsuccessful negotiations, we voluntarily withdrew the application in June 2026. Although we were not directly exposed to monetary damages in connection with the proceeding, the withdrawal prevents us from obtaining a federal registration for the “NOMYX” mark under that application and may require us to modify, limit, or discontinue certain uses of the mark. In addition, we may face future challenges to the “NOMYX” mark or other intellectual property, including claims alleging infringement, dilution, or likelihood of confusion.

Any inability to register or protect the “NOMYX” mark, or any requirement to rebrand or modify our use of the mark, could result in the loss of goodwill, increased marketing and branding costs, impairment of related intangible assets, disruption to our business, and loss of competitive advantage. Any such event could materially and adversely affect our business, financial condition, results of operations, and prospects.

Operational risks, such as misconduct and errors of our employees or entities with which we do business, are difficult to detect and deter and could cause us reputational and financial harm.

Our employees and agents could engage in misconduct which may include conducting and concealing unauthorized activities, improper use or unauthorized disclosure of confidential information. We are at risk that our employees may engage in insider trading of the digital assets listed on one of our platforms, which may lead to corporate actions, such as a suspension of trading, and legal actions that could have an adverse effect on the Company. Further, our employees could make errors in recording or executing transactions for customers which would cause us to enter into transactions that customers may disavow and refuse to settle. It is not always possible to deter misconduct by our employees, and the precautions we take to prevent and detect this activity may not be effective in all cases. Our ability to detect and prevent errors or misconduct by entities with which we do business may be even more limited. Such misconduct could subject us to financial losses or regulatory sanctions and materially harm our reputation, financial condition and operating results.

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Risks Related to Regulatory Compliance

We operate in a highly regulated industry.

We are subject to extensive regulation, and failure to comply with such regulation could have an adverse effect on our business. If we ultimately secure a broker-dealer license, we will be required to comply with stringent SEC rules and regulations applicable to such regulated entities, which may expose us to a significant amount of liability. Regulated entities are frequently subject to examination, constraints on their business, and in some cases fines. In addition, some of the restrictions and rules applicable to our business could adversely affect and limit some of our business plans or other parts of our business.

Our clients operate in highly regulated industries, including in foreign jurisdictions, which increases our compliance burden and regulatory exposure.

Many of our clients are asset managers who operate in heavily regulated markets, and some conduct business or have investors in foreign jurisdictions. Serving these clients requires us to understand and support compliance obligations that vary by industry and by country — including securities, anti-money laundering, data privacy, and tax regulations that differ from U.S. requirements. If we fail to correctly identify or support a client’s applicable regulatory requirements, we could face reputational harm, loss of clients, or regulatory scrutiny of our own operations, even where the compliance failure originates with the client rather than with us. We could also face liability — including claims by clients, their investors, or regulators — if our platform fails to perform a compliance function correctly, if a client alleges we provided inadequate compliance tools or support, or if we are found to have facilitated a client’s noncompliant activity, even unintentionally. Defending against such claims, regardless of merit, could be costly and could divert management’s attention, and any resulting liability could exceed our available insurance coverage or our financial resources. Foreign regulatory regimes may also change with little notice, and we may not become aware of a change in time to update our platform or our clients’ compliance workflows.

Our compliance is focused on U.S. laws and we have not analyzed foreign laws regarding the participation of non-U.S. residents.

Some of the investment opportunities posted on the Nomyx platform may be open to non-U.S. residents. We have not researched all the applicable foreign laws and regulations, and we have not set up our structure to be compliant with foreign laws. It is possible that we may be deemed in violation of those laws, which could result in fines or penalties as well as reputational harm. This may limit our ability in the future to assist companies in accessing money from those investors, and compliance with those laws and regulations may limit our business operations and plans for future expansion.

We are not registered as a money transmitter or money services business, and our business may be adversely affected if we are required to do so.

It is possible that we could be found to be a money services business at the federal level, and/or a “money transmitter” at the state level. Under the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act (collectively, the “BSA”), and BSA implementing regulations adopted by FinCEN, all money services businesses (“MSBs”) are required to (i) register with the U.S. Department of the Treasury through FinCEN; (ii) establish an anti-money laundering (“AML”) program; and (iii) meet other recordkeeping and reporting requirements. MSBs include, among other businesses, a person providing “money transmission services,” which includes the “acceptance of currency, funds, or other value that substitutes for currency from one person and the transmission of currency, funds, or other value that substitutes for currency to another location or person by any means.” Because of the breadth of this definition, FinCEN regulations state that whether a person is a “money transmitter” is ultimately a “facts and circumstances” determination. In addition to obligations at the federal level, virtually every U.S. state (and the District of Columbia) requires entities providing money transmission services to be licensed by the appropriate state agency responsible for the supervision of financial institutions. State laws regulating money transmission are not uniform, but generally define “money transmission” to include the receiving of money or monetary value for transmission or the transmitting of money or monetary value to a location within or outside the U.S. by any means. FinCEN has provided limited guidance regarding the application of the BSA to activities involving crypto assets, and it is unclear whether our activities in regard to crypto assets could trigger a federal MSB registration requirement in and of itself. We believe that we do not meet the definition of a money transmitter because Nomyx does not exercise total independent control over the value in our customers’ wallets. Nomyx does not accept or transmit virtual currency on behalf of any customer, or otherwise act as an intermediary for exchange of currencies by taking possession of such crypto assets. If we were deemed to be an MSB, at the federal level, and/or a “money transmitter” at the state level, we could be subject to significant additional regulation, which could affect our business and operations.

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The potential application of U.S. laws regarding virtual currencies and money transmission to the Transfer Agent’s or any ATS’s use of a blockchain network is unclear.

The non-controlling blockchain-based “courtesy copy” of record ownership uses technology that relies on and uses a blockchain network. Our ATS and the Transfer Agent are not licensed under the virtual currency or money transmission regulations of any state in the United States or registered with FinCEN. If any regulatory authority were to assert that additional licensing or registration was required by the Transfer Agent or our ATS, it could affect the operations or viability of our Transfer Agent or ATS.

Risks Related to Our Broker-Dealer Plans

We may use a portion of the proceeds of this offering to pursue a broker-dealer license, and we may not succeed in obtaining one.

We may use a portion of the net proceeds from this offering to fund our application for registration as a broker-dealer with the SEC and membership with FINRA. The broker-dealer registration process is lengthy, costly, and subject to significant regulatory discretion. FINRA and the SEC review a range of factors in evaluating a new membership application, including our business plan, financial resources, supervisory and compliance infrastructure, and the backgrounds of our principals and associated persons, and there is no guarantee that our application will be approved on the timeline we expect, or at all. If we are unable to obtain broker-dealer registration, we will have expended a portion of the offering proceeds without achieving the intended business objective, which could adversely affect our growth strategy, our ability to expand our service offerings, and our results of operations. Delays in the approval process could also cause us to incur additional legal, compliance, and personnel costs beyond what we have budgeted, further reducing the proceeds available for our other stated uses.

Becoming a registered broker-dealer will subject us to substantial new regulatory, capital, and compliance obligations that we have not previously been subject to.

If we are successful in obtaining broker-dealer registration, we will become subject to extensive and evolving regulation under the Securities Exchange Act of 1934, FINRA rules, and applicable state law, including net capital requirements, customer protection and segregation of funds requirements, recordkeeping and reporting obligations, supervisory and written supervisory procedures requirements, and ongoing examination by the SEC and FINRA. Compliance with these requirements will require us to maintain minimum net capital, which could limit our operational flexibility and require us to raise additional capital, potentially on terms unfavorable to us or in a manner dilutive to existing security holders. We will also need to build and maintain a compliance and supervisory infrastructure appropriate for a regulated broker-dealer, including qualified principals, compliance personnel, and supervisory systems, which will increase our operating expenses. Failure to comply with applicable broker-dealer regulations following registration could result in fines, sanctions, suspension or revocation of our license, or other regulatory action, any of which could materially harm our business, financial condition, and reputation.

If we become a registered broker-dealer, we will be subject to net capital and customer protection requirements that could limit our operational flexibility and expose us to significant liability if we fail to comply.

If we obtain broker-dealer registration and our broker-dealer subsidiary holds customer funds or securities, it will be subject to Rule 15c3-1 under the Exchange Act (the “Net Capital Rule”), which requires broker-dealers to maintain minimum levels of net capital at all times. If our broker-dealer subsidiary fails to maintain the required minimum net capital, it may be subject to disciplinary action by the SEC and FINRA, including suspension or revocation of its registration, and may be required to cease conducting business or to restrict its business activities. If our broker-dealer holds customer funds and/or securities, it will also be subject to Rule 15c3-3 under the Exchange Act (the “Customer Protection Rule”), which requires broker-dealers to segregate customer funds and securities from the firm’s own assets and to maintain a special reserve bank account for the exclusive benefit of customers. Compliance with these requirements will require us to maintain sufficient capital reserves and to implement and continuously monitor complex operational and accounting controls. Any deficiency in our net capital, any failure to properly segregate customer assets, or any error in our reserve formula calculations could result in customer losses, regulatory sanctions, private claims by customers, and reputational harm, any of which could materially and adversely affect our business, financial condition, and results of operations. In addition, maintaining minimum net capital and customer protection reserves may require us to raise additional capital in the future, which could be dilutive to existing security holders or otherwise unavailable to us on acceptable terms, or at all.

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If we become a broker-dealer, we will be subject to extensive regulatory examination nd oversight as a registered broker-dealer, and our failure to maintain adequate supervisory systems could result in sanctions, fines, or loss of our license.

As a registered broker-dealer and FINRA member, our broker-dealer subsidiary will be subject to periodic and for-cause examinations, inquiries, and sweeps by the SEC and FINRA, which can occur at any time and with limited notice. These examinations may be disruptive to our operations, require significant time and expense from management and compliance personnel, and may result in findings of deficiency even in the absence of any actual violation or investor harm. We will be required to designate qualified principals holding appropriate securities licenses (such as Series 24, Series 27, or other applicable registrations) to supervise our broker-dealer’s business, and we may face difficulty recruiting or retaining personnel with the necessary qualifications and experience. We will also be required to maintain and enforce written supervisory procedures (“WSPs”) reasonably designed to achieve compliance with applicable securities laws and FINRA rules. A failure by us or our supervisory personnel to detect or prevent violations by our associated persons — even where we did not participate in or have actual knowledge of the underlying misconduct — could result in a finding that we failed to supervise, which could subject us to fines, censure, suspension of our broker-dealer registration or FINRA membership, or in severe cases, statutory disqualification or expulsion. In addition, if any of our principals, directors, or associated persons has a disciplinary history or becomes subject to a statutory disqualification, it could delay, condition, or prevent our broker-dealer registration or continued membership, and could adversely affect our reputation and our ability to operate our business.

Our officers, directors, and other personnel may face conflicts of interest as a result of serving in dual roles at both the Company and our broker-dealer subsidiary, and our broker-dealer’s role in relation to our own securities and platform activities may create additional conflicts.

We anticipate that certain of our officers, directors, and other personnel may hold positions with both the Company and our broker-dealer once registered. These dual roles could create conflicts of interest, including with respect to decisions regarding compensation, resource allocation, business opportunities, and the enforcement of compliance and supervisory policies between the two entities. In addition, if our broker-dealer provides services in connection with offerings of our own securities, secondary trading of digital asset securities on our ATS, or transactions involving other Nomyx platform participants, it may face conflicts between its regulatory obligations to customers (including best execution and suitability obligations, where applicable) and its and our financial interest in the success of the underlying platform or offerings. We have not established, and may not be able to establish, information barriers or other safeguards sufficient to eliminate these conflicts, and any actual or perceived conflict of interest could result in reputational harm, regulatory scrutiny, or claims by investors or customers, any of which could adversely affect our business

Risks Related to Tokenization and Blockchain

We intend to issue the Bonds on a public, permissionless blockchain, which presents risks that would not be present on a private or permissioned blockchain even though its transfer agent maintains the book and records offline.

We have elected to issue our Bonds using the Trusted Smart Chain, which is a permissioned environment that operates as a restricted partition within an otherwise public, permissionless blockchain network. While the underlying blockchain infrastructure remains open and permissionless, meaning that any person or entity may participate in the network as a node operator, miner, or validator without our approval or oversight, the Transfer Agent seeks to deliver controls such as KYC/AML verification, jurisdiction-specific transfer restrictions, role-based access, and real-time credential revocation to verified, credentialed participants through token-level identity binding and on-chain credential enforcement. These controls are intended to restrict participation in certain transactions and interactions involving the Bonds; however, they do not provide complete control over the underlying blockchain infrastructure. Unlike a fully permissioned or private blockchain, where access is restricted to known and vetted participants, the underlying blockchain infrastructure on which the Trusted Smart Chain operates, remains permissionless, meaning the blockchain is open to all users, and we have no ability to control who operates the network infrastructure that processes transactions. Changes in laws, regulations, or policies surrounding crypto assets could change validator behavior in a way that makes the blockchain operationally unstable, including by reducing the computing power available to secure the network and temporarily increasing the risk of a so-called “51% attack,” in which a malicious actor gains control of a majority of the network’s validation power. Since we intend, through our Transfer Agent, to use the blockchain to index the master securityholder file and record ownership of the Bonds, disruptions to the blockchain network — including any such attack at the underlying network level — would not affect the official ownership records maintained by the Transfer Agent in book-entry form, which constitute the sole official holder records for our Bonds and govern record ownership of the Bonds in all circumstances. However, such events could undermine confidence in the blockchain record.

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Because the Trusted Smart Chain operates on a permissionless base layer, aspects of the underlying blockchain — such as protocol upgrades and governance — are subject to decentralized processes outside the our control. In many permissionless blockchains, nodes must agree on changes and upgrades to the blockchain protocol, and this distributed governance may pose challenges in addressing bugs or security vulnerabilities. When participants cannot agree on updates to network rules, they may split the blockchain itself, often referred to as a “hard fork.” When financial assets are tokenized, a hard fork could lead to a situation in which there are two or more tokens running on different distributed ledgers but only one underlying asset. Any such hard fork or material protocol change could result in competing versions of the blockchain, potential incompatibility with the Tokens smart contracts, or disruption to functionality, any of which could require us or the Transfer Agent to migrate the Tokens to an alternative blockchain or take other corrective action. In addition, misalignment between updates or changes to the base layer and the Trusted Smart Chain’s permissioned controls could result in technical incompatibilities, operational disruptions, or the need to modify or migrate our blockchain-based systems.

The use of blockchain technology or any other technology does in of itself alter or modify the applicability of U.S. laws and regulations, including federal securities laws.

The format in which a security is issued or the methods by which holders are recorded, whether on-chain or off-chain, does not affect the application of the federal securities laws, and our use of a permissioned environment of a public, permissionless blockchain does not reduce or modify any of our obligations under such laws.

The use of a public blockchain as an underlying technology enabler for the restricted Trusted Smart Chain enabler means that there is not total privacy for holders and the holders together with us face additional risks of association and scrutiny, which may also deter potential investors.

Because the blockchain is open and publicly viewable, certain transaction data — including wallet addresses, transaction amounts, and transfer history — may be visible on the public ledger, while interaction with the Trusted Smart Chain is restricted to authorized participants. While wallet addresses are pseudonymous and do not by themselves identify holders of Tokens, this level of transparency would not exist on a fully permissioned blockchain and could present privacy concerns for holders and potential investors. Technology-based solutions for privacy-preserving identity verification, including zero-knowledge proofs, are being developed but are not yet fully mature.

Additionally, because public, permissionless blockchains are used by a wide range of participants for different purposes — including purposes that may be illegal or subject to regulatory scrutiny — our association with a public blockchain network could create reputational risk or invite increased regulatory attention, regardless of our own lawful use of the technology. This could cause investors to hesitate to invest in the Bonds linked to blockchain technology, which could impact the participation of potential investors and negatively impact the potential liquidity and value of the Bonds.

Any Transfers of the Tokens, if ever permitted, may require payment of a fee to the Transfer Agent.

While the Token smart contract supports permissioned transfers between approved accounts as a technical matter, no investor accounts have been approved or whitelisted, all Tokens reside in a single omnibus wallet under the exclusive custody and control of the Transfer Agent (the “Omnibus Wallet”), and we have no current plans to enable transferability. If a secondary market of the Bonds does develop, transfers will comply with applicable registration or exemption requirements.

In the event that such Tokens become transferable on the blockchain, the network requires the payment of network fees, sometimes referred to as ’‘gas fees.’’ These fees are payments made by users of the blockchain to the blockchain miners to compensate the miners for the computing energy required to process and validate transactions on the network. The gas fee is determined by the miners, and the miners can choose to decline to process a transaction if the gas fee does not meet their specified threshold. As a result, the amount of the gas fee can vary, and can increase due to increased demand for the miners’ services in processing network transactions.

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Investors will not pay blockchain network fees or gas fees separately for the initial purchase or issuance of the Bonds. Any network fees for the initial issuance or indexing of the Tokens will be paid by us, the platform, or another service provider.

If transfers of Bonds are permitted in the future, the Transfer Agent will, as customary, perform a transfer at the request of the owner, subject to the restrictions applicable to the Bonds. The Transfer Agent will execute the transfer on the official holder records and then index the Token transfer on-chain.

If an investor transfers ownership of the Bonds, Transfer Agent fees may apply. However, the owner will not pay separate gas fees or blockchain network fees. Any blockchain network or gas fees related to the on-chain indexing of the transfer of the Tokens will be included as part of the Transfer Agent fee charged for the transfer.

We reserve the right to utilize alternative blockchains for the Tokens and will provide holders with appropriate notification should we choose to make available Tokens on any blockchain, or if we should choose to change the blockchain on which the Tokens were available.

The Transfer Agent’s master securityholder file stored off-chain in a Rule 17AD6 and Rule 17AD7 compliant database is the sole official record of ownership of the Bonds and will control in the event of any discrepancy.

The private master securityholder file maintained by the Transfer Agent constitutes the official record of ownership of the Bonds. The Transfer Agent is regulated by the SEC and the Transfer Agent’s records constitute the only official Bond holder records for our Bonds and govern the record ownership of our Bonds in all circumstances. Tokens are ’‘TSC Protocol’’ digital tokens that are transferable between approved accounts in peer-to-peer transactions on a blockchain network approved by the Transfer Agent. Tokens are created, held, distributed, maintained, and deleted by the Transfer Agent, and not by us. The Transfer Agent uses permissioned ERC-20 Standard while leveraging ERC-725 and ERC-734 for compliance management (which can interface with various blockchain networks’ programming standards) to program any relevant compliance-related transfer restrictions that would traditionally have been printed on a paper stock certificate onto ’’smart contracts’’ (computer programs written to the relevant blockchain), which allows the smart contract to impose the relevant conditions or restrictions on the transfer of the Tokens.

Blockchain technology is a relatively new and untested technology. The risks associated with blockchain technology may not emerge until the technology is widely used.

We intend to use, through our Transfer Agent, blockchain to index a copy of the master securityholder file and record ownership of the Bonds, including transfers, to the extent permitted. A blockchain is an open, distributed ledger that records transactions between two parties in a verifiable and permanent way using cryptography. Transactions on the blockchain are permanently recorded on the blockchain in collections of transactions called “blocks.” Blockchain networks are based upon software source code that establishes and governs their respective cryptographic systems for verifying transactions.

Blockchain is a nascent and rapidly changing technology that is novel and untested and may contain inherent flaws or limitations. Blockchain systems could be vulnerable to fraud, theft, destruction or inaccessibility and there can be no assurances that the blockchain and the creation, transfer, or storage of the Tokens will be uninterrupted or fully secure.

The primary source of the Bonds is the private, off-chain master securityholder file maintained by the Transfer Agent. Ownership of the Bonds is then indexed and copied on such blockchain-based system, and the private, off-chain record maintained by the Transfer Agent will be determinative in all circumstances. There may or may not be any direct impact for the Company as a result of any blockchain related cyberattacks, fraud, breach, theft, destruction, inaccessibility or accidental transactions. However, such events could impact the participation of potential investors and negatively impact the value of the Bonds.

Technological developments may lead to technical or other flaws (including undiscovered flaws) in the Transfer Agent’s blockchain-based system or the underlying blockchain technology, including in the process by which transactions are recorded to a blockchain or the development of new or existing hardware or software tools or mechanisms, which could negatively impact the functionality of the blockchain systems, all of which could impact the participation of potential investors and negatively impacting potential liquidity and value of the Bonds.

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Loss of investor-portal credentials or, if investor wallets are later enabled, wallet credentials may delay access or transfers, although the Master Securityholder File controls legal ownership.

Under the currently contemplated omnibus-wallet architecture, investors will not receive private keys to the Transfer Agent’s Master Wallet. Investors will use portal credentials to view accounts and submit permitted instructions. Loss of portal credentials may temporarily prevent access, but identity-verification and recovery procedures may restore access. If the final transfer-agent procedures later permit a Whitelisted Wallet, a lost or compromised credential may require a freeze, cancellation, re-mint, or transfer to a replacement wallet. In all cases, no credential or wallet record by itself establishes legal ownership; the Master Securityholder File controls and a technical remediation must conform to it.

Tokens can be modified if smart contract turns out to be defective.

If we discover errors or unexpected functionalities in the Token smart contract, we may make a determination that the smart contract is defective and that its use should be discontinued. We intend to replace and/or modify the Tokens for impacted Bonds and the smart contract with a new issuance using a new or modified smart contract in that circumstance.

The regulatory regime governing blockchain technologies, tokens, and token offerings, is uncertain, and new regulations or policies may adversely affect our business plan.

Regulation of tokens and token offerings, blockchain technologies, and token exchanges is being developed and likely to rapidly evolve. Regulations on token offerings vary significantly by type of token and among international, federal, state, and local jurisdictions and are subject to significant uncertainty. Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations, guidance, or other actions, which may severely impact the development, growth, adoption, and utility of such tokens. Failure by us or certain users to comply with any laws, rules, and regulations, some of which may not exist yet or are subject to interpretation, could result in a variety of adverse consequences, including civil penalties and fines. Since we use the blockchain to maintain the blockchain-based master securityholder file and record ownership of the Bonds, investors may hesitate to invest in shares linked to blockchain technology, which could impact the participation of potential investors and negatively impact the potential future liquidity and value of our securities.

As blockchain networks and blockchain assets have grown in popularity and in market size, federal and state agencies have begun to take interest in, and in some cases regulate, their use and operations.

The regulation of non-currency use of blockchain assets is uncertain. The United States commodity Futures Trading Commission has publicly taken the position that certain blockchain assets are commodities, and the SEC has issued a public report stating federal securities laws require treating some blockchain related assets as securities. To the extent that a domestic government or quasi-governmental agency exerts regulatory authority over a blockchain network or asset, we or certain users may be required to comply with new laws, rules, and regulations, some of which may not exist yet or are subject to interpretation, that could result in a variety of adverse consequences, including civil penalties and fines. The investors may hesitate to invest in the Bonds linked to blockchain technology, which could further impact the participation of potential investors and negatively impact the value of the Bonds.

Recent disruptions in the cryptocurrency markets could negatively impact our reputation, invite increased regulation, and make it more difficult to raise capital needed.

We do not transact in or store cryptocurrencies, and crypto market fluctuations do not deter our commitment, alter our strategic roadmap, or directly impact our operations or financial condition. Recent disruptions in the cryptocurrency markets have resulted in increased interest in governmental regulation of all forms of digital representations of assets. Investors may erroneously use blockchain and cryptocurrencies interchangeably, which may result in hesitation to invest in Bonds linked to blockchain. Increased regulation or decreased investment could hinder our ability to operate our business or generate returns, and could negatively impact the value of the Bonds.

We and our third-party vendors are vulnerable to hackers and cyber-attacks.

As an internet-based business, we or our vendors may be vulnerable to hackers who may access the data of our investors and the issuer companies that utilize our platform. Further, any significant disruption in service on our platform or in our computer systems could reduce the attractiveness of our platform and result in a loss of investors and companies interested in using our platform. Further, we rely on a third-party technology provider for cloud infrastructure and backup services. Any disruptions of services or cyber-attacks either on our technology provider or on our platform could harm our reputation and materially negatively impact our financial condition and business.

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We have limited personnel and must build the operational, compliance, and information security functions necessary to operate our business.

To maintain our tokenization platform and operate its business, we must develop and maintain operational, compliance, risk management, and information security functions appropriate for a business that provides software and tools to issuers for onboarding, tokenizing assets, and interacting blockchain infrastructure. We remain in the early stages of building these functions and currently rely in part on vendors and third parties. If we are unable to recruit and retain qualified personnel, to build and maintain these functions, or to manage the demands of growth, we may be unable to scale or operate our business as planned, may fail to meet regulatory or security requirements, and may be exposed to operational failures or security incidents. Any of the foregoing could materially and adversely affect our business, financial condition, and results of operations.

Operational risks, such as misconduct and errors of our employees or entities with which we do business, are difficult to detect and deter and could cause us reputational and financial harm.

Our employees and agents could engage in misconduct which may include conducting and concealing unauthorized activities, improper use or unauthorized disclosure of confidential information. We are at risk that our employees may engage in insider trading of the digital assets listed on one of our platforms, which may lead to corporate actions, such as a suspension of trading, and legal actions that could have an adverse effect on us. Further, our employees could make errors in recording or executing transactions for customers which would cause us to enter into transactions that customers may disavow and refuse to settle. It is not always possible to deter misconduct by our employees, and the precautions we take to prevent and detect this activity may not be effective in all cases. Our ability to detect and prevent errors or misconduct by entities with which we do business may be even more limited. Such misconduct could subject us to financial losses or regulatory sanctions and materially harm our reputation, financial condition and operating results.

Risks Related to Tax

Changes in our effective tax rate or tax liability may adversely affect our operating results.

Our effective tax rate could increase due to several factors, including: changes in the treatment of crypto assets under tax laws; changes in the relative amounts of income before taxes in the various jurisdictions in which we operate due to differing statutory tax rates in various jurisdictions; changes in tax laws, tax treaties, and regulations or the interpretation of them, including the Tax Cuts and Jobs Act (“Tax Act”) and the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”); changes to our assessment about our ability to realize our deferred tax assets that are based on estimates of our future results, the prudence and feasibility of possible tax planning strategies, and the economic and political environments in which we do business; the outcome of current and future tax audits, examinations, or administrative appeals; and limitations or adverse findings regarding our ability to do business in some jurisdictions.

Risks Related Conflicts of Interest

T7X Equity Inc. (“T7X”), which serves as our transfer agent for the Bonds and this offering, directly or through its affiliates is a client for our platform and uses it for execution of its business, including with the management of this offering, and its affiliates have also provided us bridge financing part of which was to facilitate this offering.

We expect to rely on T7X for transfer-agent and related administrative services. T7X and its affiliates also transact with us as customers or commercial counterparties. The Company and affiliates of T7X executed a $720,000 bridge facility term sheet contemplating six monthly $120,000 advances, with each funded advance evidenced by a separate promissory note. In addition, under the terms of the bridge financing, if the lender provides additional capital through participating in this offering, they are entitled to receive a 10% bonus in the form of the Bonds, which will result in less proceeds received by us in this Offering. These overlapping relationships may create actual or perceived conflicts concerning fees, administration, payment elections, and enforcement. See “Certain Relationships and Related Party Transactions.”

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Under our convertible note facility with T7X Assets LLC, an affiliate of T7X, our CEO is required to provide certain consulting services to T7X.

Our CEO, Ubair Javaid, as a condition of the convertible note facility with T7X Assets LLC, and for the duration of the bridge period, is required to provide consulting services to the lender at no at no additional costs as part of the Nomyx contract with T7X and be a technical advisor for the facility term. The provision of services by our CEO to an affiliate of T7X may create actual or perceived conflicts concerning fees, administration, payment elections, and enforcement with respect to the Bonds and Warrants. See “Certain Relationships and Related Party Transactions.”

Risks Related to Litigation and Liability

As a financial services provider, we will be subject to significant litigation risk and potential commodity and securities law liability.

Many aspects of our business involve substantial litigation risks. We could be exposed to substantial liability under federal and state laws and court decisions, as well as rules and regulations promulgated and/or direct actions brought by the SEC, state securities regulators and other U.S. regulatory agencies. These risks include, among others, potential liability from disputes over terms of a trade, the claim that a system failure or delay caused monetary losses to a customer, that we entered into an unauthorized transaction, that we provided materially false or misleading statements in connection with a transaction, or that we failed to effectively fulfill our regulatory oversight responsibilities. We may become subject to these claims as a result of failures or malfunctions of our systems and services we provide. We could incur significant legal expenses defending claims, even those without merit. In addition, an adverse resolution of any future lawsuit or claim against us could have a material adverse effect on our business and our reputation. To the extent we are found to have failed to fulfill our regulatory obligations, we could lose our authorizations or licenses or become subject to conditions that could make future operations more costly and impair our profitability.

Our current and future compliance and risk management programs might not be effective and may result in outcomes that could adversely affect our reputation, financial condition and operating results.

Our ability to comply with applicable laws and rules is largely dependent on our establishment and maintenance of compliance, review and reporting systems, as well as our ability to attract and retain qualified compliance and other risk management personnel. We face the risk of significant intervention by regulatory authorities, including extensive examination and surveillance activity, if we undertake more regulated activities. We cannot assure you that our compliance policies and procedures will always be effective or that we will always be successful in monitoring or evaluating our risks. In the case of alleged non-compliance with applicable laws or regulations, we could be subject to investigations and judicial or administrative proceedings that may result in substantial penalties or civil lawsuits, including by customers, for damages, which could be significant. Any of these outcomes may adversely affect our reputation, financial condition and operating results.

Cautionary Note.

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized, nor can we guarantee that we have identified all possible risks that might arise.

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USE OF PROCEEDS

If we sell all of the Bonds offered, our gross proceeds will be $20,000,000 and the net proceeds would be approximately $19,900,000 after giving effect to estimated expenses in connection with our Offering of approximately $100,000, including, but not limited to, printing and copying costs, legal fees, accounting fees, filing fees, postage, and other miscellaneous costs and expenses. Notwithstanding the foregoing, the figures provided herein are estimates only and the Company can provide no assurances as to the total number of Bonds that may be sold or the amount of expenses to be paid . As of the date of this Offering Circular, we have not sold any Bonds pursuant to this offering.

If 100% of the Bonds Are Sold (Gross Proceeds: $20,000,000)

	Percentage (%) of Bonds Sold (9)
	100%	75%	50%	25%
Gross Proceeds	$20,000,000	$15,000,000	$10,000,000	$5,000,000
Use of Net Proceeds(1)
Platform Development, Multi-Chain Infrastructure & FedRamp Readiness(2)	$6,000,000	$6,000,000	$4,000,000	$2,000,000
Sales, Marketing & Enterprise Client Acquisition (direct and third-party channels)(3)	$6,000,000	$4,500,000	$2,500,000	$1,000,000
Evaluation of Broker-Dealer Licensing & Initial Compliance Infrastructure(4)	$2,000,000	$1,500,000	$1,000,000	$500,000
First-Year Reserve (8% of gross Bond proceeds)*(5)	$1,600,000	$1,200,000	$800,000	$400,000
Marketing expenses associated with this Offering(6)	$1,000,000	$750,000	$500,000	$250,000
Repayment of Outstanding Bridge Notes (if not converted or otherwise repaid)**(7)	$480,000	$480,000	$480,000	$480,000
General Working Capital(8)	$2,820,000	$470,000	$620,000	$270,000

(1)	Gross proceeds less estimated expenses in connection with the Offering.

(2)	We will use proceeds for continued development of the our platform, including the Nomyx Engine, Nomyx ID, and Nomyx Gateway product lines; engineering and product personnel and contractors; expansion of the blockchain networks supported by the platform; third-party security audits, penetration testing, and related remediation; and cloud hosting and related infrastructure. A portion of this allocation will fund FedRAMP (Federal Risk and Authorization Management Program) readiness activities, including gap assessments against applicable NIST SP 800-53 security controls, preparation of required security documentation, remediation of identified control gaps, and preparation for assessment by an accredited third-party assessment organization. These activities are preparatory in nature. We have not obtained FedRAMP authorization, and this allocation is not expected to be sufficient, by itself, to obtain it. FedRAMP authorization requires, among other things, a completed third-party assessment and acceptance through applicable federal processes, typically involves an extended period of time and substantial additional expense, and may never be achieved. We currently have no U.S. government customers or contracts, and no assurance can be given that FedRAMP readiness or any future authorization will result in government or other revenue.

(3)	Proceeds are intended to be used to for the buildout of the our direct enterprise sales function, including sales, solutions engineering, and client onboarding personnel; demand generation, industry conferences, and other marketing programs for our platform and services; and the development and support of third-party distribution channels, including technology networks, registered broker-dealers and alternative trading systems operated by unaffiliated third parties, and other intermediaries through which our platform may be offered to prospective clients. Certain channel arrangements involve, or may involve, revenue sharing, referral fees, or integration costs payable by the Company. Our channel relationships are at varying stages of development, and no assurance can be given that any distribution channel will result in client contracts or revenue. Amounts allocated to this line item relate to the marketing of our platform and services and will not be used to pay expenses of marketing this Offering, which are reflected separately under “Marketing expenses associated with this Offering.”

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(4)	We are not a registered broker-dealer and do not operate an alternative trading system. As of the date of this Offering Circular, we have not filed an application for broker-dealer registration with the SEC, an application for membership with FINRA, and our Board of Directors have not made a determination to pursue such registrations. Proceeds allocated to this line item will be used to (i) fund legal, regulatory, and consulting expenses associated with evaluating whether to pursue broker-dealer registration; (ii) if our Board determines to proceed, prepare and pursue the required applications, including Form BD, a FINRA new membership application, applicable state registrations, and satisfy associated regulatory requirements, including minimum net capital requirements and (iii) establish initial compliance infrastructure — including know-your-customer and anti-money laundering programs, sanctions screening, books-and-records systems, and compliance personnel — that management believes will benefit the Company’s platform business whether or not broker-dealer registration is ultimately pursued. If pursued, the registration and membership process typically requires substantial time and expense, and no assurance can be given that we will file any application, that any application would be approved, or that approval would be obtained on any particular timeline. Unless and until we obtain the required registrations, we will not effect transactions in securities for others, and any secondary trading in assets tokenized on the our platform is expected to occur, if at all, through unaffiliated registered broker-dealers. If we determine not to pursue registration, amounts allocated to this line item will be reallocated by our Board.

(5)	For each issuance cohort, the Company will deposit 8% of gross Bond proceeds into a segregated Company-owned commercial deposit account designated as the First-Year Reserve. Management will control the account, subject to the Trustee’s contractual objection right. The Reserve is not an escrow, trust, collateral, or account-control arrangement; it remains Company property and is exposed to creditor claims, bank setoff, and insolvency risk. Permitted uses and cohort releases are governed by the Indenture.

(6)	Consists of costs of marketing this Offering to prospective investors, including advertising, investor communications, and related technology and service-provider costs. The Company has not engaged a commissioned broker-dealer or underwriter for this Offering; if it does so, it will supplement this Offering Circular, and any commissions would reduce net proceeds available for the uses described above.

(7)	The Company and T7X Assets LLC, an affiliate of our transfer agent T7X Equity, together with one or more of its affiliates executed a $720,000 bridge facility term sheet, and funded monthly advances are evidenced by separate promissory notes. Each note matures twelve (12) months from its respective funding date and earns simple interest at a rate of 10% per annum. At the election of the holders, any outstanding note (including accrued interest) may be converted into equity of the Company. Upon conversion, the holder receives credit equal to the principal plus accrued interest plus an additional 10% bonus amount. The conversion price is the lower of (i) a $30,000,000 pre-money valuation of the Company or (ii) the valuation established in the Company’s most recent priced equity financing round. In connection with the Offering, the Bridge Note holders have certain repayment and conversion rights tied to the offering proceeds. Specifically, up to 20% of the gross proceeds from the Offering may be used to repay Bridge Note principal, accrued interest, and any contractually payable amount to the extent not converted or otherwise repaid. The use of proceeds also assumes that the holders of Bridge Notes elect to not convert their Bridge Notes and instead are repaid the entire principal plus accrued interest and bridge fees. The Bridge Note proceeds have been used for general working capital purposes and as well in part for the expenses of this Offering. Separately, the Company received $300,000 under four SAFEs. The SAFEs are not indebtedness and are not expected to be repaid from offering proceeds solely because this offering closes. Amounts not used for Bridge Note repayment will be reallocated among the other uses described in the table.

(8)	General working capital, including compensation, professional fees, insurance, and other general corporate purposes, together with any amounts reallocated from other line items

(9)	This Offering is being conducted by the Company as a direct public offering on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this offering. The amount disclosed in the table is the Maximum Offering Amount for the Bonds, however the actual proceeds raised in this Offering may be lower, in which case the proceeds available for will be lesser.

The expected use of proceeds represents our intentions based upon our current plans and business conditions. Management will retain broad discretion over the allocation of proceeds. In the event we do not sell all Bonds being offered, proceeds will be used for the same purposes, in approximately the same proportions other than repayment of the Bridge Notes.

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PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update, or change information contained in this Offering Circular.

We are offering, on a best-efforts basis Revenue Participation Bonds, Series 2026, issued by us.

Exchange Listing

As of the date of this Offering Circular, there is no trading market for any of our securities, and we cannot assure you that a trading market will develop. We have not applied to list our Bonds on any national securities exchange. We intend to facilitate secondary trading through a registered Alternative Trading System (“ATS”) upon obtaining the necessary regulatory approvals.

Pricing of the Offering

Prior to this offering, there has been no public market for the Bonds. The public offering price of $10.00 per Bond was determined by the Company’s Board of Directors. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that Bondholders would receive upon any sale or redemption.

Offering Period and Expiration Date

This offering will start within two (2) calendar days from when the Offering Circular is qualified by the SEC and will terminate (i) with respect to the Bonds, on the earlier of: (a) twelve (12) months from the qualification date (extendable at our discretion, subject to any applicable requalification); (b) the date when all Bonds have been sold; or (c) the date on which this offering is earlier terminated by us in our sole discretion, and (ii) with respect to the Warrants and the Warrant Shares, upon the third (3rd) anniversary of the Offering provided that we timely file the required post-qualification amendments.

Broker-Dealers

The Company will not initially sell Bonds through commissioned broker-dealers, but may do so after the commencement of the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement, and any such arrangement will comply with applicable FINRA Rule 5110 filing and compensation-reasonableness requirements and any other applicable FINRA rules.

Transfer Agent / No Certificates

The Company has entered into an agreement with T7X Equity Inc. to act as transfer agent (the “Transfer Agent”) for the Bonds. The Transfer Agent will reconcile the blockchain index to a master securityholder file, or the MSF, daily. If there is any discrepancy between the blockchain index and the Transfer Agent’s master securityholder file, the Transfer Agent’s master securityholder file will control in all cases. No certificated Bonds will be issued. Bond ownership records will be maintained exclusively in book-entry form by the Transfer Agent. Investors will submit subscription agreements and corresponding funds to the Company either directly or through the Transfer Agent’s platform (the “Platform”), which is an online service operated by the Transfer Agent on behalf of the Company and provides “back-end” functionality for processing subscription and payments to offerings. The Platform is not an ATS or a broker-dealer. The information on the Company’s offering page, while using the Platform’s technology, is presented and under the control of the Company. The Platform will be operational and accessible at nomyx.io/invest.

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The information related to all accepted subscriptions, including those initiated directly with the Company, will be provided to the Transfer Agent for recording on the master securityholder file, and the Transfer Agent’s master securityholder file will remain the official record of ownership of the Bonds

The Transfer Agent will reconcile the blockchain index to the MSF daily. If there is any discrepancy between the blockchain index and the Transfer Agent’s MSF, the Transfer Agent’s MSF will control in all cases. The Transfer Agent may correct the records in the T7X transfer agent system, and any correction may then be indexed to the blockchain.

Pursuant to the agreement with the Transfer Agent will provide the following services:

•	System Set-Up & Onboarding: Establish dedicated service teams, customized reporting packages, communication dashboards, and a dedicated onboarding portal for investors.

•	General Administration: Serve as the exclusive non-custodial registrar and transfer agent, managing issuer details, coordinating continuous investor onboarding, and collecting KYC information.

•	Investor Communications: Handle approved investor inquiries and electronically distribute financial statements, capital calls, and distribution notices.

•	Recordkeeping: Maintain the MSF via blockchain, processing all legal transfers, address changes, stop transfers, and issuer reports.

•	Token Issuance: Issue uncertificated bonds on the Trusted Smart Chain and create digital wallets equipped with transferable digital IDs for verified investors.

•	Token Lifecycle Management: Handle the minting of new tokens, burning of existing tokens upon redemption, and accept directions from the ATS for secondary transfers.

•	Regulatory Compliance: Manage identity registries with ongoing AML/KYC checks, OFAC reviews, and automated rules for geographical restrictions and Rule 144 volume limits.

•	Security & Exception Handling: Process clawbacks, oversee lost private key recovery, execute forced transfers or freezes, and direct the ATS to halt trading during critical breaches.

•	Distributions: Calculate and process distributions in fiat (USD) or crypto (USDC), as applicable, track record dates via blockchain blocks, and generate corresponding tax reports.

•	Unclaimed Property Management: Identify inactive digital wallets and execute the full escheatment process, including lost shareholder searches, reporting, and remitting assets to applicable jurisdictions.

•	Smart Contract Auditing: Review third-party smart contract security audits and verify any resulting code updates.

•	Infrastructure & Redundancy: Maintain redundant blockchain access points, a real-time off-chain backup database, and secondary infrastructure with a 4-hour recovery target.

•	Disaster Recovery: Enforce strict confirmation thresholds for on-chain title records and maintain protocols to redeploy securities to new smart contracts if the network is compromised.

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The Transfer Agent charges an initial set up fee of $5,000, including for creation of an investment launchpad, and generally charges a monthly maintenance fee and per-transaction fees as follows:

Monthly Maintenance Fees

•	Monthly Maintenance of 0-250 securityholders $250 flat fee per month

•	Monthly Maintenance of 251-500 securityholders $0.75 per securityholder

•	Monthly Maintenance of 501-1,500 securityholders $0.50 per securityholder

•	Monthly Maintenance of 1,501-5,000 securityholders $0.20 per securityholder

•	Monthly Maintenance of 5,001-10,000 securityholders $0.10 per securityholder

•	Monthly Maintenance of 10,001+ securityholders $0.08 per securityholder

Sample Per-Transaction Fees

•	Book Entry Issuance $100.00

•	KYC, OFAC, AML Check $25.00

•	Interest/Dividend Issuance (per distribution) $3.00

•	Transfer $50.00

•	Audit verification $125.00

Additional fees may be charged for other costs and specific services.

Subscription Procedures

If you decide to subscribe for our Offered Bonds in this Offering, you should review your subscription agreement. A copy of the form of subscription agreement is attached to this Offering Circular as Exhibit 4.1. Subscription Agreements will be entered into via the Transfer Agent’s platform (the “Platform”), which is an online service operated by the Transfer Agent on behalf of the Company and provides “back-end” functionality for processing subscription and payments to Offerings. It is not an ATS or broker-dealer. After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, this Offering will be conducted online through the Platform, whereby investors will review and complete online subscription agreements and make payment of the purchase price through a third-party processor to an account we designate. The information on the Company’s offering page, while using the Platform’s technology, is presented and under the control of the Company. We further note that the Platform will be operational and accessible through nomyx.io/invest with future iOS and Android Apps planned.

The Company may ask an investor to provide identification or accreditation proof documents before accepting the subscription.

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We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction. Further, pursuant to the applicable subscription agreement, the subscriptions are irrevocable by the investor. If a subscription is rejected, funds will be returned to the investor without deduction or interest.

Since there is no minimum amount to complete a closing under this Offering, the Company may immediately deposit the proceeds from accepted subscription agreements into the Company’s bank account, and subject to the requirement to deposit eight percent (8.00%) of subscriptions in the Reserve Account to be maintained as a contingency reserve for Distributions (which may be invested, at management’s discretion, into cash equivalents), the Company may use such proceeds in accordance with the Use of Proceeds.)

You shall deliver funds by either check, ACH deposit, wire transfer, or such other consideration as we deem appropriate, pursuant to the instructions set forth in the subscription agreement. Upon confirmation that a subscriber’s funds have cleared, confirmation that your subscription has been accepted will be sent to you within 48 hours of the applicable closing electronically.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Investor Suitability Standards

As a Tier 2 Regulation A offering the Bonds are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A., You qualify as an Accredited Investor if:

•	You are a natural person with individual net worth, or joint net worth with spouse, exceeding $1,000,000, excluding the value of your primary residence;

•	You have earned income exceeding $200,000 (or joint income with spouse exceeding $300,000) in each of the two most recent years with a reasonable expectation of the same level in the current year;

•	You hold certain professional certifications, designations, or credentials designated by the SEC;

•	You are an organization described in Section 501(c)(3) of the Code, a corporation, or a partnership with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Bonds;

•	You are a bank, savings institution, broker-dealer, insurance company, registered investment company, or similar regulated entity;

•	You are an entity in which each equity owner is an accredited investor; or

•	You are a trust with total assets in excess of $5,000,000, whose purchase is directed by a sophisticated person.

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In addition to the foregoing, each prospective investor must represent in writing that they meet, among other things, all of the following requirements:

•	The prospective investor has received, reviewed, and understands this Offering Circular and its exhibits, including the Indenture and the subscription agreement;

•	The prospective investor understands that an investment in interests involves substantial risks;

•	The prospective investor’s overall commitment to non-liquid investments is, and after their investment in interests will be, reasonable in relation to their net worth and current needs;

•	The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

•	The prospective investor can bear the economic risk of losing their entire investment in interests;

•	The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in interests; and

•	Except as set forth in the subscription agreement, no representations or warranties have been made to the prospective investor by our Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

We will be permitted to make a determination that the subscribers of Bonds in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our Bonds may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our Bonds.

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Use of Blockchain

A blockchain is an open, distributed ledger that records transactions between two parties in a verifiable and permanent way using cryptography. Transactions on the blockchain are permanently recorded on the blockchain in collections of transactions called “blocks.” Blockchain networks are based upon software source code that establishes and governs their respective cryptographic systems for verifying transactions.

For clarity of the terminology of the securities on the blockchain, the Company is utilizing the following definitions:

“Issued” means that, after the investor is approved and an investor’s subscription is accepted , the Transfer Agent records the investor’s ownership of the Bonds in the official master securityholder file. The Company may also cause the creation a corresponding tokenized reference on-chain (the “blockchain index”), but legal issuance of the Bonds occurs only when reflected on the Transfer Agent’s official records.

“Maintained” means that the Transfer Agent maintains the official master securityholder file off-chain. This master securityholder file is the sole authoritative record of ownership of the Bonds. The blockchain does not maintain the official shareholder ledger and does not replace or supersede the Transfer Agent’s records.

“Indexed” means that certain transaction information may be recorded on-chain as a reference or audit trail. The blockchain index is not the legal record of ownership. It is only a technology layer used to reflect certain activity that has been approved and recorded by the Transfer Agent.

Securities recorded or represented on blockchain; no investment in cryptocurrencies

T7X Equity, Inc., as the Company’s Transfer Agent, will maintain the official ownership records of the Bonds in a private, off-chain master securityholder file (the “MSF”). A Digital Bond Token may reflect a Bond on the Trusted Smart Chain blockchain as an administrative index, but it is not a separate security and does not replace the MSF as the official record of issuance or ownership.

Please refer to Risk Factors – “Risks Related to Tokenization and Blockchain” for additional practical and legal risks associated with the issuance, transfer, custody and record keeping of securities or Tokens maintained and recorded on a blockchain and including risks related to impact on value of the Bonds and unproven technology, which would not exist if no blockchain technology was used by the Company.

Tokens are not considered by the Company to be cryptocurrency, as there is no value independent of the Bonds and they cannot be traded, sold, used to purchase items, or be used for any other purpose. Tokens cannot be purchased, sold, or traded separate from the Bonds.

Each Token represents one Bond and cannot be subdivided. Only a whole Bond can be issued or transferred. Accordingly, only a whole Token representing such Bonds can be issued or transferred (if ever permitted). While there are no current plans to make a secondary market, if one does develop, transfers will comply with applicable registration or exemption requirements. The number of Tokens outstanding would be equal to the number of Bonds issued as each Token is only created upon the successful subscription approved.

The Tokens do not independently convey any rights, obligations, preferences, voting rights, dividend rights, liquidation rights, or other benefits of the Bonds.

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A securityholder shall be entitled to exercise the rights attributed to the Bonds held by such securityholder only to the extent that, as of the respective date when such rights are intended to accrue or be exercised, such securityholder is a record holder of the corresponding number of Bonds in the master securityholder file. For these purposes, the Company shall rely on the information recorded in the master securityholder file maintained by the Transfer Agent as the official record of ownership.

The Company will index to the blockchain against the transfers agent’s book form records on a daily basis to ensure the records remain synchronized. This applies to new issuances of Tokens as well as transfers from existing Token owners, if ever permitted. The indexing process will also ensure that the Tokens remain stapled to the underlying Bonds. In the event of a conflict between the off-chain record held by the Transfer Agent and the blockchain record, the off-chain MSF record is determinative.

Digital Bond Tokens are administrative digital records created under the Indenture and do not constitute separate securities. A blockchain transaction does not issue or legally transfer a Bond unless and until the Transfer Agent records the corresponding issuance or transfer in the MSF. If the blockchain and MSF differ, the MSF controls.

Tokens do not have any independent economic or legal value apart from the underlying Bonds and may not exist, be transferred, or be used independently of the corresponding Bonds. Holders receive only those rights associated with the Bonds held, and no additional legal, economic, or other rights arise from the existence or use of Tokens.

Use of Trusted Smart Chain Blockchain

Trusted Smart Chain blockchain is an open source, permissionless blockchain framework. It is a modular, general-purpose framework that offers unique access control features, which make it suitable for a variety of industry applications such as track-and-trace of supply chains, trade finance, loyalty and rewards, as well as clearing and settlement of financial assets.

Investors will not pay blockchain network fees or gas fees separately for the initial purchase or issuance of the Tokens. Any network fees for the initial issuance or indexing will be paid by the Company, platform, or another service provider. If an investor transfers ownership of the Bonds, Transfer Agent fees may apply. However, the investor will not pay separate gas fees or blockchain network fees. Any blockchain network or gas fees related to the on-chain indexing of the transfer will be included as part of the Transfer Agent fee charged for the transfer. For the avoidance of doubt, there are no current plans to make a secondary market, but if one does develop, transfers will comply with applicable registration or exemption requirements.

Trusted Smart Chain blockchain is a permissionless blockchain network that supports permissioned functionality through access controls and credentialing mechanisms applied at the application or smart contract level. The securityholders can access the financial information in the Platform based on the information in book form and the same information from the Platform in the blockchain form.

A Digital Bond Token is an administrative digital representation of a Bond created under the Indenture. The applicable smart contract may facilitate indexing and administration, but the Token does not form the legal record of ownership, independently issue or transfer a Bond, or grant any additional legal or economic rights. The MSF is the sole controlling ownership record.

The smart contract uses a permissioned extension of the ERC-20 standards. ERC-20 is a standard interface for fungible tokens. ERC-20 provides basic functionality to track and transfer tokens.

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The smart contract used on the Trusted Smart Chain incorporates permissioned controls intended to restrict certain interactions to verified and credentialed participants and may record administrative information about the Bonds. An on-chain transaction does not constitute legal issuance or transfer unless the Transfer Agent records it in the MSF. The smart contract provides no rights beyond the related Bond, and the Company may correct, freeze, cancel, re-mint, or migrate a Digital Bond Token as permitted by the Indenture to conform the blockchain record to the MSF. Book-entry records control any financial information or ownership conflict.

Primary benefits of Trusted Smart Chain Blockchain

Trusted Smart Chain in connection with the Transfer Agent creates a compliance-enforced permissioned enclave within permissionless blockchain networks, delivering the controls of a private, permissioned ledger such as KYC/AML verification, jurisdiction-specific transfer restrictions, role-based access, and real-time credential revocation while preserving the core advantages of public blockchain infrastructure: settlement finality, liquidity access, and transparent auditability. Through token-level identity binding and on-chain credential enforcement, the Transfer Agent seeks to ensure that only verified, credentialed participants can interact with tokenized assets, ring-fencing activity within the open network without sacrificing the interoperability or efficiency that institutional adopters require.

Wallet and Access.

All Tokens are held in the Omnibus Wallet, where the Transfer Agent maintains, within the T7X transfer agent system, a sub-ledger that identifies each investor by name and links each investor’s position in the Bonds to the Know-Your-Customer, anti-money-laundering, accredited-investor or qualified-purchaser status, tax, and contact information collected from that investor at subscription. For each investor, a corresponding on-chain identity record is created using the ERC-725 and ERC-734 standards that binds the investor’s verified identity and compliance claims to the blockchain index entries reflecting that investor’s position. Each investor’s identity is an administrative identifier used by the Transfer Agent to enforce compliance, transfer restrictions, recordkeeping, and reporting obligations. It is not a custodial wallet, holds no Tokens, and does not grant the investor any private key, signing authority, or technical ability to initiate or authorize any on-chain transaction. Investors do not custody Tokens or private keys at any time. All Tokens at all times reside in the Omnibus Wallet under the exclusive control of the Transfer Agent.

After KYC and AML checks are completed, the investor may create an account, and set up a username and passkeys. If the Investor loses access to their email account or passkeys, which was used during the account creation process, they are instructed to contact the team at our Transfer Agent at support_ta@t7x.io and validate their identity to reset the investment platform access for them. Until the password is reset, the Investor may not be able to view its account nor transact.

The Transfer Agent maintains the official record of ownership of the Bonds in the master securityholder file on a private, off-chain database. The Transfer Agent has access to the Omnibus Wallet and can freeze the tokens or block any transactions on blockchain to comply with the requirements of a regulatory mandate or a court order.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include information relating to this Offering, our officers, directors and its affiliates, articles and publications concerning the industry, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our Bonds, these materials will not give a complete understanding of this Offering, us or our Bonds and will only be made available consistent with the requirements of Rule 255 of Regulation A. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Bonds.

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How to Subscribe

Investor Account.

When one subscribes to this Offering, the investor will go through a Know Your Customer (“KYC”) process and anti-money laundering (“AML”) and other compliance background checks such that an account can be automatically set-up on our Transfer Agent’s platform, that is controlled directly by the subscriber.

Each investor may transfer funds into its account at the Transfer Agent by authorizing an electronic transfer using the ACH network from the investor’s designated and verified bank account (or other means that may be permitted by the Transfer Agent) to its funding account. Any distributions we make on our Bonds will also be deposited directly into your funding account. Each investor can view its cash positions in their self-custodied account at the Transfer Agent, through an “Investor Dashboard”. Investors subscribing directly with the Company may deliver funds by check, ACH, wire transfer, or such other method as the Company may approve, pursuant to instructions provided by the Company.

Subscription Procedures.

Investors seeking to purchase our Bonds who satisfy the “qualified purchaser” standards should proceed as follows:

1.	Read this entire Offering Circular and any supplements accompanying this Offering Circular.

2.	Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this Offering Circular as Exhibit 4.01.

3.	Complete Client onboarding including KYC, AML and establishing an account with our Transfer Agent.

4.	Transfer funds into the Transfer Agent or directly to the Company by ACH, wire transfer, or such other method the Company may approve for the purchase of the Bonds.

By executing the subscription agreement and paying the total purchase price for our Bonds subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for Bonds together with exercise price of the Warrants, to the extent not an “Accredited Investor” (as defined in Rule 501) does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

We will offer the Bonds in this Offering for a period of twelve (12) months from the date of commencement of this Offering after qualification (extendable at our discretion, subject to any applicable requalification), until all Bonds have been sold, or the date on which we terminate the offering early in our sole discretion, whichever occurs earlier, but there is no guarantee that any amount of our Bonds will be sold. The Warrants and the Warrant Shares will continue to be offered for a period of up to three (3) years from the commencement of this Offering provided we keep this Offering Statement current through post qualification amendments. This Offering will commence within two (2) days of the date of qualification by the SEC. We reserve the right to terminate or extend the Offering for any reason at any time. Subscriptions will be accepted on a rolling basis and, once received, are irrevocable by investors. Subscriptions will be binding upon investors and will be accepted or rejected by us at our discretion.

To the extent that the funds are not ultimately received by us or are subsequently withdrawn by the subscriber, the subscription agreement will be considered terminated, and the subscriber will not be entitled to any Bonds subscribed for or distributions that may have accrued.

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For investors who fund subscriptions through the Platform, an investor must transfer funds held in its Transfer Agent account to its own bank account to utilize the funds in any way other than investment in our Bonds. Upon request, our Transfer Agent, will transfer funds back to an investor’s verified bank account by ACH transfer, provided that such funds are not irrevocably committed to the purchase of our Bonds or otherwise irrevocably committed through the T7X Platform. An investor may transfer funds out of its T7X Platform account at any time by accessing their Investor Dashboard and selecting “request withdrawal”. Funds withdrawn will be released and made available in the investor’s funding account typically within 48 hours. Investors may withdraw uncommitted funds by accessing their Investor Dashboard on the T7X Platform and selecting the option to move uncommitted funds held in the T7X account back to their personal bank account. This transfer typically takes three to five business days to complete.

Minimum Purchase Requirements.

You must initially purchase at least two hundred (200) Bonds in this offering ($2,000.00 based on the current per-Bond price). If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $10. However, in certain instances, and in or sole discretion, we may revise the minimum purchase requirements or elect to waive the minimum purchase requirement on a case-by-case basis.

Arbitration Provision

By purchasing Bonds in this offering, investors agree to be bound by the Arbitration Provisions contained in our subscription agreement and Bond indenture. Such Arbitration Provisions apply to claims under the U.S. federal securities laws and to all claims related to the Company and the Bonds, and limit the ability of investors to bring class action lawsuits or seek remedy on a class basis.

By agreeing to be subject to the Arbitration Provisions contained in our subscription agreement, the Indenture and this Offering Circular, you are severely limiting your rights to seek redress against us in court. For example, you may not be able to pursue litigation for any claim in state or federal courts against us or our respective directors or officers, including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, under the Arbitration Provisions, the sole and exclusive forum and remedy for resolution of a claim shall final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case-by-case basis as claims arise. In this regard, the Arbitration Provisions are similar to a binding arbitration provision as we are likely to invoke the Arbitration Provisions to the fullest extent permissible. The Arbitration Provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this Offering, our holdings, our Bonds, and our ongoing operations, among other matters.

Any arbitration brought pursuant to the Arbitration Provisions must be conducted in the State of Delaware. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provisions is to be given the broadest possible interpretation that will permit it to be enforceable. We have no reason to believe that the Arbitration Provisions are not enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, to the extent that one or more of the provisions in our subscription agreement or the Indenture with respect to the Arbitration Provisions or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

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As a result of these arbitration provisions, you and our other bondholders may be subject to increased costs in bringing a claim, limited access to information and you may also be subject to other imbalances of resources between us and our bondholders. These provisions may also discourage you and other bondholders, including those who may purchase securities upon resale by any initial purchaser in an aftermarket or otherwise, from bringing claims at all and will limit your ability to bring a claim in a judicial forum that you find favorable.

Before purchasing our Bonds, a potential investor must acknowledge, understand, and agree that: (a) arbitration is final and binding on the parties; (b) the parties are waiving their right to seek remedies in court, including the right to jury trial; (c) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (d) the Arbitration Award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (e) the panel of arbitrators may include a minority of persons engaged in the securities industry. The Arbitration Provisions limit the rights of an investor to many legal remedies and rights otherwise available.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

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BUSINESS

Overview

We develop tokenization infrastructure software that is designed to help institutional asset managers create and administer tokenized investment vehicles — that is, fund interests or other securities that are evidenced, serviced and transferred using records maintained on a blockchain. Our software is intended to support an asset manager across the full lifecycle of an on-chain vehicle, including investor onboarding and eligibility verification, subscriptions, redemptions, net asset value (NAV) calculation support, transfer restrictions and compliance controls, distributions and reporting, These functions are presented through an interface designed to resemble the operational systems asset managers already use, reducing the extent to which the manager and its investors must interact directly with the underlying blockchain.. In the standard configuration of our software, managers and investors are not required to manage private keys, hold network tokens to pay transaction fees, or operate blockchain wallets directly; those functions are handled by the software and by integrated third-party service providers.

Our commercial strategy emphasizes distribution. Rather than licensing our software solely on a standalone basis, we seek to make our issuance software available through third-party institutional distribution and trading platforms. We believe this positions our software inside the venues that asset managers already use, rather than requiring each manager to assemble and integrate a multi-vendor stack on its own. To date, we have entered into a binding agreement with T7X Assets LLC, under which our software is to support the tokenization engine and digital-identity capabilities for T7X Asset’s platform, supporting investor onboarding and the issuance and ongoing administration of tokens representing securities offered by issuers on that platform, including offerings conducted under Regulation A. We provide technology to T7X Assets; we are not the issuer, sponsor, broker-dealer, or underwriter of, and do not conduct, any offering by issuers using T7X Asset’s platform. We have also entered into a non-binding memorandum of understanding with tZERO and have integrated our software with Ownera, as described under “— Distribution and Trading Relationships” below. We have not entered into a definitive, binding distribution agreement with either platform.

We are not a registered broker-dealer, alternative trading system (“ATS”), transfer agent, or investment adviser, and our software does not itself perform those regulated functions. Secondary trading, broker-dealer, and related regulated activities in respect of assets issued using our platform are performed by third parties, not by us. See “— Distribution and Trading Relationships” and “Risk Factors.”

The end users of our software are mid-market asset managers — which we define as institutions with approximately $250 million to $10 billion in assets under management, primarily in private credit, open and close ended SPVs, pre-IPO securities, private REITs and evergreen fund strategies. Consistent with the distribution-oriented strategy described above, we seek to reach these managers not only through direct licensing but through the channels they already use or partner with: layer-1 blockchain ecosystems, institutional brokerage and trading platforms, fund administrators (which may act both as distribution channels and as direct users of our software), and the technology-alliance programs of major consulting and professional-services firms. Certain of these channel relationships are described under “— Distribution and Trading Relationships”; others are at preliminary stages or are objectives only, and there is no assurance that any particular channel will generate client engagements. We estimate that the underlying assets managed by our target end-user segment of mid-market asset managers to total approximately $25 trillion. Market and industry figures in this section are estimates and are subject to the limitations described under “Market and Industry Data. Historically, an asset manager seeking to tokenize a fund vehicle has needed to engage and integrate multiple specialized providers — for example, for custody, compliance, identity verification, and token issuance. Our platform is designed to consolidate the issuance, on-chain identity, and compliance functions into a single platform, with custody and fiat connectivity provided through integrated third parties. The software is also designed to abstract the underlying blockchain mechanics from its users: in the standard configuration, blockchain transactions are “gasless” from the user’s perspective — network transaction fees are funded and managed at the platform level rather than paid by the manager or investor — and are authorized through passkey-based credentials rather than through a blockchain wallet operated by the user, with the associated cryptographic keys secured through integrated third-party custody infrastructure. The platform created using our infrastructure software is accordingly designed to be operated by a manager, and used by an investor, without blockchain-specific expertise. We believe this can reduce the time and complexity involved in launching a tokenized vehicle relative to assembling separate providers; actual timelines depend on the manager’s particular circumstances and requirements and have varied.

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Industry Background

Industry participants have published a range of estimates of the potential long-term size of the market for tokenization of real-world assets, some of which are as high as approximately $300 trillion. We estimate that approximately $25 trillion of this potential market corresponds to the mid-market segment we target. These figures represent hypothetical total addressable markets and should not be understood as estimates of assets we will serve or of our future revenue. See “Market and Industry Data.”

For mid-market asset managers, private market investments are often held through processes we believe remain largely manual, illiquid, and with limited transparency We believe existing tokenization tools have not fully addressed these characteristics for this segment, for reasons that in our view include the following:

•	Point-in-time compliance. Know-your-customer (“KYC”), anti-money-laundering (“AML”), and investor-eligibility checks are frequently performed manually at onboarding rather than being re-verified at the time of each transfer, and may need to be addressed separately for each jurisdiction in which investors reside.

•	Limited upgradeability of certain smart-contract designs . Many tokenization platforms deploy smart contracts that are immutable after deployment. When a regulatory requirement or fund term changes , a manager using such a design may need to migrate to, or reissue on, a new contract rather than update an existing one.

•	Limited secondary liquidity and transparency. Tokenized holdings may have limited or no access to a compliant secondary venue and limited real-time visibility into positions, transfers, and activity.

•	Fragmented systems and slow integration. Issuance, identity, compliance, custody, secondary trading, and investor reporting are frequently provided by different vendors and reconciled manually, and assembling and integrating these systems can be time-consuming and resource-intensive for managers without dedicated technology teams.

We believe these factors have made tokenization more accessible to larger institutions with dedicated technology resources than to mid-market managers.

The Nomyx Platform

Infrastructure, not a venue. Our software is white-label infrastructure on which an asset manager or distribution partner establishes and operates its own branded tokenization platform. Using our configuration-based tooling, a client can establish its own platform — including issuance, investor onboarding, identity and compliance, and lifecycle administration functions — in as little as approximately 30 minutes; without custom software development. We host and support the underlying software as a service; each client operates its platform under its own brand, controls the offerings conducted on it, and is responsible for its own regulatory compliance. We do not ourselves operate a platform through which securities are offered or sold to investors. References in this Offering Circular to “our platform” or “the Nomyx platform” refer to this software infrastructure; references to a “client platform” refer to the tokenization platform a client establishes and operates using our software.

Our software is designed around a distribution-oriented model: rather than requiring each manager to source investors independently, we seek to make assets issued through its platform available through the institutional distribution and trading venues with which we have entered into arrangements. To the asset manager, the platform is designed to present a familiar fund-administration interface — organized around subscriptions, redemptions, NAV, compliance, and reporting — while abstracting the underlying blockchain operations.

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Our platform is intended to address the industry characteristics described above as follows:

•	Transaction-level Compliance. Our identity and compliance module, Nomyx ID, is designed to associate KYC, AML, and investor-eligibility rules with an asset to enforce those rules on-chain at the time of transfer, including jurisdiction-specific rules, rather than only at onboarding.

•	Upgradeable smart contract architecture. Our software is built on the Diamond Standard (EIP-2535), an upgradeable smart-contract architecture that is designed to allow the Company to update certain compliance and fund logic without migrating data or reissuing the asset. We believe this addresses limitations of immutable smart-contract designs; other providers use alternative approaches to upgradeability. See “— Technology; Smart-Contract Architecture.”

•	Primary lifecycle administration and reporting. Our transaction module, Nomyx Gateway, currently supports primary-lifecycle functions, including issuance, subscriptions, redemptions, and income distributions, with built-in recordkeeping functionality and reporting that the Company can configure to be formatted for SEC/EDGAR filing. Positions, transfers, and distributions are recorded on-chain. The Company does not itself operate a secondary trading venue and does not hold ATS or transfer-agent registrations. We intend for secondary trading of assets issued using its platform to be facilitated through regulated third-party venues; to that end, it has entered into a non-binding memorandum of understanding with tZERO (an SEC-registered broker-dealer that operates a registered ATS) and has integrated with Ownera’s network, as described under “— Distribution and Trading Relationships.” These relationships are not yet all the subject of definitive agreements or completed integrations, and there is no assurance that secondary trading will become available on the terms contemplated or at all. If and when we obtain a broker-dealer registration, we may seek to further engage in the transaction activities; there is no assurance that we will obtain such registrations or do so within any particular timeframe. See “Risk Factors.”

•	Integrated Delivery. Issuance, identity, compliance, custody connectivity, and reporting are designed to be delivered together rather than assembled from separate vendors, which we believe can shorten the time required to launch a compliant issuance relative to a multi-vendor integration.

We deliver these through three integrated products — Nomyx Engine, Nomyx ID, and Nomyx Gateway — described below.

Products

Nomyx Engine

Nomyx Engine is a configuration-based (“no-code”) platform designed to allow a user to deploy a tokenized without custom smart-contract programming, using the Diamond Standard architecture described below. Using Nomyx Engine, a client can complete the software configuration and on-chain deployment steps for a standard asset program — and thereby establish its own client platform — in as little as approximately 30 minutes; a client’s overall launch timeline — including onboarding, integration, and configuration to the client’s specific requirements — has typically required approximately two to three weeks and varies with the complexity of the engagement. Our current list pricing for Nomyx Engine is approximately $50,000 to $250,000 per client per year. For management’s related revenue assumptions, see “Management’s Discussion and Analysis — Management’s Projections.”.

Nomyx ID

Nomyx ID is an identity and compliance module providing KYC/AML screening, digital identity onboarding, and configurable identity- and document-verification workflows. It is designed to verify eligibility and credentials at the time of a transaction rather than only at onboarding. Our current or target pricing for Nomyx ID is approximately $16 per decentralized identifier (“DID”) per year. See “Management’s Discussion and Analysis — Management’s Projections.”

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Nomyx Gateway

Nomyx Gateway is a transaction and settlement module designed to support the primary lifecycle of tokenized assets and to facilitate atomic (simultaneous) settlement of transactions. Our current pricing for Gateway is in the form of a platform software issuance fee of $750 for every $100,000 tokenized on the platform. though we continue to explore t. We believe an opportunity exists for additional revenues tied to secondary transactions, which opportunity we intend to evaluate as part of the broker-dealer evaluation using the proceeds of this Offering. See “Use of Proceeds” and “Risk Factors.”

Revenue Model

Our revenue model contemplates three streams: (i) license fees for use of the platform; (ii) usage- or consumption-based fees that we expect would grow with the volume of assets administered on the platform; and (iii) potential fees in matching capital providers with users of capital, which we would be able to earn only if and after we obtain a broker-dealer registration described above. The relative contribution of these streams, and the assumptions underlying our expectations, are forward-looking. For risks underlying these efforts, see “Risk Factors.” There is no assurance that we will achieve the revenue, client adoption, or licensing that our model contemplates.

Distribution and Trading Relationships

T7X Assets. We are party to a binding agreement with T7X Assets LLC, under which we serve as the tokenization engine and digital-identity provider for the platform T7X Assets operates. Our software supports investor onboarding and the issuance and ongoing administration of tokens representing securities offered by issuers on T7X Assets’ platform, including offerings conducted under Regulation A. Our revenue model with T7X Assets is a hybrid of a licensing fee of $105,000 per year, $10 per digital identity and 50% revenue share of any transfer agent fees. T7X Assets operates its platform under its own brand and its own regulatory arrangements; we provide technology to T7X Assets and are not the issuer, sponsor, broker-dealer, or underwriter of, and do not conduct, any offering by issuers using T7X Assets’ platform.

Ownera. Our software is the only end-to-end tokenization solution within the Ownera SuperApps platform, which is designed to make our solutions accessible to financial institutions connected to Ownera. Ownera has publicly reported processing over $5 billion in monthly trading volume among participants on its platform; that figure reflects Ownera’s reported platform activity and does not represent our revenue, issuance volume, or any committed distribution to us.

tZERO. On February 23, 2026, we entered into a non-binding Memorandum of Understanding (the “tZERO MOU”) with tZERO Securities, LLC and tZERO Digital Asset Securities, LLC (together, “tZERO”). tZERO Securities, LLC is an SEC-registered broker-dealer, and tZERO operates a registered ATS. The tZERO MOU records the parties’ non-binding intent to explore and develop a commercial relationship under which we would provide tokenization services (token design and issuance) and tZERO would provide regulated infrastructure for the issuance and trading of the resulting tokens, on a “preferred-partner,” two-way client-referral basis, potentially including a joint “tokenize and trade” offering. Except for specified provisions (including confidentiality and intellectual property), the tZERO MOU is expressly not legally binding, and its final commercial terms remain subject to negotiation and execution of definitive written agreements. No definitive agreement has been executed, certain contemplated technical integrations have not been completed, and there is no assurance that any definitive agreement or integration will be entered into or completed. tZERO is also a potential competitor; see “— Competition.”.

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Client Engagements, Revenue, and Platform Activity

Management tracks, and the prior draft combined, three categories of information that are different in kind: (i) the license fees we have contracted to receive and the revenue it has recognized; (ii) operating metrics that measure the volume of client activity our software supports; and (iii) management’s estimates of additional usage-based fees it may earn. Only category (i) reflects amounts we have contracted to receive or has earned. Categories (ii) and (iii) measure economic activity that our software enables, or estimates of potential future fees; they do not represent our assets, its revenue, or amounts we have earned or are contractually entitled to receive. Each category is presented separately below.

Executed license agreements

We generate platform revenue principally under executed, non-exclusive software license agreements with our enterprise customers. These agreements generally provide for fixed annual license fees over an initial three-year term, together with variable consumption- or usage-based fees and, in certain cases, asset-based fees that depend on the level of each customer’s activity and the assets placed on our platform. A limited number of earlier customer arrangements use different structures — including a revenue-share and implementation-fee arrangement and a custom software-development engagement — rather than fixed annual license fees. We recognize revenue under these arrangements in accordance with ASC 606, as described under “— Critical Accounting Policies and Estimates.”

The fixed annual license fees provide a measure of contracted revenue over the term of each agreement, while the variable consumption-, usage-, and asset-based fees are not fixed or guaranteed and depend on the volume of activity and the assets that customers place on our platform; there can be no assurance as to the amount of such fees, if any. For the year ended December 31, 2025, we recognized $133,285 of revenue and had $120,900 of deferred revenue (contract liabilities) that we expect to recognize over the remaining contract terms (generally 12 to 36 months). A substantial portion of our revenue and deferred revenue is concentrated in a limited number of customers, and the loss of, or a reduction in activity under, any of these agreements could have a material effect on our results of operations. Because our customer base and contract volume remain limited and a portion of our fees is variable, our revenue may fluctuate materially from period to period, and our historical results are not necessarily indicative of future performance.

Recognized Revenue

Our recognized revenue to date is modest and should be read together with our audited financial statements and “Management’s Discussion and Analysis.” For 2025, recognized revenue by principal customer included approximately $46,500, $25,000, and $15,000 for such, with revenue under other agreements (including Prosperlink and Molokai) recognized over time or deferred pending completion of implementation obligations.

Platform Activity Metrics

To monitor adoption of our platform, management tracks operating metrics that measure the volume of client activity our software supports, including

•	Assets committed to be administered on the platform. Defined as the customer’s committed US dollar value of assets targeted to be tokenized using our platform over an agreed time period. For example, an ETF manager may have $50 million of assets across 4 ETFs, and purchase our platform to tokenize 1 ETF with $15 million of assets, we would negotiate commercial terms based on the $15 million and report that amount for this metric.

•	Assets in active deployment. Defined as a customer’s US dollar value of assets processed and placed on chain using our platform, adjusted for assets removed from the blockchain. Based on the above example, if half the ETF investors agreed to receive or were issued tokens for their ETF holdings then we would track this metric as $7.5 million.

•	Total NomyxIDs issued. Defined as the number of NomyxID profiles that have been generated through completion by all customers using the NomyxID system as deployed in the measurement period and since inception.

•	Total NomyxIDs active. Defined as the number of NomyxID profiles that are current and maintained and not otherwise deactivated by our customer or a user.

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As of the date of this Offering Circular, management reports assets committed to be administered on the platform and assets in active deployment as approximately $450 million and $150 million, respectively. These are gross measures of the economic activity that our software supports. They are not our assets under management, are not our revenue, and do not represent amounts we have earned or is contractually entitled to receive; the fees we actually earn are a fraction of these amounts and depend on each client’s fee terms and level of activity.

Management’s estimates of potential usage-based fees

In addition to contracted license fees, the client agreements provide for usage-, consumption-, and in some cases asset-based fees that depend on client activity. Management prepares internal estimates of the additional fees these arrangements could generate. These are management estimates of potential future fees. They are not contracted amounts, not booked “contract value,” and not recognized revenue, and they depend on assumptions about client activity that may not be realized. Any such estimate we elect to disclose should be identified as a management estimate, accompanied by its material assumptions and limitations, and cross-referenced to “Management’s Discussion and Analysis — Management’s Projections”; it should not be labeled “total contract value” or presented alongside contracted or recognized amounts without a clear distinction. See “Risk Factors.”

Awards and Recognition

Mastercard Start Path — selected for Mastercard’s fintech engagement program (September 2025)

Stellar — blockchain infrastructure partnership and early investor

Plug and Play Tech Center — Real World Asset accelerator participant and portfolio company

Ocean Rain Ventures (CEO of Latigo Partners) and Stalwart Ventures — early-stage investors

Money20/20 — ranked top-6 fintech disrupting the industry

Key technology partners: Bridge, Persona, Dfns, Circle, Plume, Ownera, tZERO

Third-Party Relationships and Recognition

Technology vendors and integrations. We integrate third-party technology from a number of vendors, which as of the date of this Offering Circular include Bridge, Persona, Dfns, Circle, and Plume. These are commercial vendor and integration relationships. Our use of a vendor’s technology does not imply that the vendor endorses us or the securities offered hereby. We depend on certain of these third parties, and the loss of, or a change in terms with, a key vendor could adversely affect us; see “Risk Factors.”

Investors. Our preferred-stock investors include Stalwart Ventures Fund I, LP; Stellar Development Foundation; Plug & Play Venture Group, LLC; Oceanrain Ventures LLC and Oceanrain Ventures 2 LLC; Oracle & Hercules LLC; and certain individuals, in each case as reflected in our capitalization table. This disclosure is qualified by, and should be read together with, “Security Ownership of Management and Certain Security Holders” and “Certain Relationships and Related Party Transactions.”

Program selections and event recognition. In September 2025, we were selected as one of five participants in the Blockchain and Digital Assets cohort of Mastercard’s Start Path startup-engagement program. Selection for Start Path is a program admission and does not constitute an investment in, endorsement of, or commercial partnership with us by Mastercard. We have also received recognition at industry programs and events, including Plug and Play and Money20/20. These recognitions relate to our business and technology and do not constitute an endorsement of the securities offered hereby or any assessment of this offering.

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Preliminary discussions. We, from time to time, enter into in preliminary discussions with financial institutions and service providers regarding potential integrations or commercial arrangements. These discussions are preliminary, no definitive agreements have been entered into, and there is no assurance that any will result in an agreement.

Technology Advantage — The Diamond Standard

Our platform is built on the Diamond Standard (EIP-2535), an open-source, upgradeable smart-contract architecture that enables modular, proxy-based upgrades to deployed smart contracts without requiring data migration, contract redeployment, or reissuance of tokenized assets. We believe this architecture addresses limitations of immutable smart-contract designs, such as those based solely on the ERC-20 or ERC-1400 standards, under which changes to fund terms or compliance logic may require migration or reissuance. The Diamond Standard is an open standard available to others; we believe its differentiation lies in its particular implementation, the configuration (“no-code”) tooling it has built on top of the standard, and the integration of that tooling with its identity and compliance module. Our platform is designed to provide (i) configuration-based deployment without custom coding, (ii) the ability to update compliance logic as requirements change, and (iii) contract upgrades without data migration or reissuance. Other providers use alternative technical approaches, and we cannot assure investors that its architecture will provide a durable competitive advantage. See “— Competition” and “Risk Factors.”

Supported networks

Our software is designed to be deployable across multiple blockchain networks, with deployment, addressing, and network management parameterized per network. As of the date of this Offering Circular, our software supports deployment on Ethereum and other EVM-compatible networks, TSC, Stellar, Avalanche, and Plume, among others.

Security reviews. Our smart contracts have been the subject of external security review by Halborn, a third-party blockchain security firm. Security audits are point-in-time reviews: they identify issues existing in the code reviewed at the time of the review and do not guarantee the absence of vulnerabilities or defects. See “Risk Factors.”

Role of blockchain records. The blockchain records created and maintained through our software are used to evidence, service, and transfer interests in the vehicles our clients administer. Whether those records constitute the official or controlling record of ownership of any security is determined by the issuer’s organizational and offering documents and by applicable law, not by our software. Where applicable law requires ownership records to be maintained by a registered transfer agent or in another prescribed form, those requirements must be addressed by the issuer and its service providers; we are not a registered transfer agent.

Intellectual Property

Our technology is among our principal assets. Our intellectual property consists of the following:

Acquired IP Assets. On October 18, 2024, we acquired substantially all of its core technology, software, data, inventions, and related intellectual property assets through an assignment agreement with affiliated entities controlled by our co-founders, in exchange for shares of Common Stock. The assigned assets include the source code, architecture, and documentation underlying the Nomyx Engine (including the Diamond Standard smart contract framework), Nomyx ID, and Nomyx Gateway. These assets are carried on our balance sheet at $51,526, net of accumulated amortization, and are being amortized over a three-year useful life. This acquisition was a related-party transaction; see “Interest of Management and Others in Certain Transactions.”

Diamond Standard. Our core technology uses the Diamond Standard (EIP-2535), described under “— Technology; Smart-Contract Architecture.” This architecture is open-source at the protocol level; the Company’s competitive position depends on its proprietary implementation, its no-code tooling, and the integration of that tooling with Nomyx ID, rather than on exclusive rights in the underlying standard.

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Trademarks. We use the NOMYX brand name and logo. A U.S. trademark application for the NOMYX mark (Application Serial No. 98/003,691, filed May 18, 2023 in International Class 36) was filed by Not Financial Advice, LLC, an entity affiliated with the Company’s founders that assigned intellectual property to the Company. Chicago Mercantile Exchange, Inc. commenced a TTAB opposition proceeding (No. 91291532) against the application, alleging a likelihood of confusion with CME’s NYMEX family of marks. On June 19, 2026, Not Financial Advice, LLC, as applicant, filed a notice of express abandonment of the application (without prejudice and without any admission on the merits) and requested that the Board dismiss the opposition as moot. As a result, we do not hold, and there is no pending, a federal registration or application for the NOMYX mark, and we rely on common-law rights in the mark arising from its use in commerce. We remain subject to the risk that CME or others could assert claims against our use of the NOMYX mark, and we may in the future need to rebrand or seek a new registration. See “Risk Factors.”

Trade Secrets and Proprietary Know-How. We rely on trade secret protection, confidentiality agreements, and employee and contractor invention assignment agreements to protect our proprietary technology, including our platform architecture, client-onboarding workflows, compliance-rule configurations, and integration methodologies. We require all employees and contractors with access to our technology to execute confidentiality and intellectual property assignment agreements as a condition of employment or engagement, as applicable.

Open Source. Certain components of our technology stack incorporate open-source software, including the ERC-20, ERC-725, and ERC-734 token standards and related infrastructure. Our use of open-source components is subject to the applicable license terms of each component. We do not believe that our use of any open-source component requires us to disclose or license our proprietary source code on an open-source basis.

Patents. We do not currently hold any issued patents and have no pending patent applications. We may file patent applications in the future, cannot assure investors that any application would be granted or that any resulting patent would provide meaningful competitive protection.

Business Milestones

We have identified internal operational milestones that we currently intends to pursue, which relate to product development (for example, additional blockchain support and self-service functionality), go-to-market activities (for example, additional integration partnerships and client growth), regulatory registrations (broker-dealer registration discussed above), and financial and operating metrics. These milestones are goals only, are subject to change, and there is no assurance that we will achieve any of them within any particular timeframe or at all. See also “Risk Factors.”

Competition

The market for real-world asset tokenization infrastructure is competitive and rapidly evolving. We face competition from a range of companies across our three product lines — tokenization issuance, digital identity, and compliance. Competitors include established financial-technology companies, blockchain-infrastructure providers, custodians, broker-dealers, and other startups. Many competitors have substantially greater financial resources, longer operating histories, broader name recognition, and more established customer relationships than we do. We cannot assure you that we will be able to compete effectively against any of these competitors.

Tokenization Issuance and Infrastructure

Competitors in tokenization issuance infrastructure include:

Securitize — which the Company believes is among the larger providers of digital asset securities issuance, holds transfer-agent and broker-dealer registrations, has a substantial institutional client base, acquired Onramp Invest, has worked with BlackRock in connection with the BUIDL tokenized fund, and operates a proprietary ATS. We believe Securitize’s platform generally requires significant technical integration and is oriented toward larger asset managers.

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Tokeny — a Luxembourg-based tokenization platform serving primarily European institutional issuers, built on the ERC-3643 (T-REX) open-source standard, with, in our view, strong compliance tooling but a limited U.S. presence and no native secondary market.

Polymath — an early blockchain securities platform that developed the ERC-1400 standard and subsequently launched Polymesh, a purpose-built institutional blockchain. We believe building on Polymesh’s proprietary blockchain can limit flexibility.

DigiShares — a Denmark-based white-label tokenization platform serving small-to-mid-size issuers and real estate funds, which we believe offers lower-cost entry-level tokenization with, in our view, less compliance depth and secondary-trading infrastructure larger mid-market managers may require.

Brickken — a Barcelona-based platform focused on real estate and SME tokenization, primarily in European markets, which we believe, like Digishares, targets smaller issuers and lacks the enterprise-grade integrations and ATS connectivity of more mature platforms.

“We seek to differentiate ourselves in this category through (i) white-label delivery, under which each client establishes and operates its own branded platform on our software rather than accessing a venue we operate (see “— The Nomyx Platform — Infrastructure, Not a Venue”); (ii) configuration-based (“no-code”) deployment; (iii) the upgradeable Diamond Standard architecture; (iv) an integrated stack spanning identity, issuance, and connectivity to secondary trading, with an API- and SDK-based integration surface designed to allow clients to connect our software to their existing operational and back-office systems; (v) deployment configurations designed to support operation in jurisdictions with data-residency or data-localization (“data-domicile”) requirements; and (vi) distribution through the platforms with which we have arrangements. We cannot assure investors that these features will provide a sustained competitive advantage, and certain competitors hold regulatory registrations that we do not.”

Digital Identity and KYC/AML Compliance

In the digital-identity and compliance layer (Nomyx ID), we compete principally with providers of on-chain identity and compliance infrastructure, including:

Chainlink (Automated Compliance Engine) — Chainlink offers an Automated Compliance Engine (“ACE”) designed to separate compliance policy from smart-contract code: institutions define policy rules off-chain, and transactions are evaluated against those rules before execution. Chainlink has also described a zero-knowledge oracle protocol (“DECO”) designed to allow users to prove attributes derived from existing web-based data sources without revealing the underlying data. Chainlink is also a provider of oracle and cross-chain infrastructure that we integrate for cross chain functionality; Chainlink is accordingly both a technology provider and a potential competitor to Nomyx ID.

Tokeny (ONCHAINID / ERC-3643) — Tokeny, also described above under “— Tokenization Issuance and Infrastructure,” maintains ONCHAINID, the on-chain identity system used by the open-source ERC-3643 token standard, under which token transfers are checked against an on-chain identity registry and are not executed unless both parties hold required compliance claims issued by authorized providers. We believe ERC-3643 is among the more widely adopted approaches to on-chain compliance for tokenized securities. ERC-3643 is an open standard available to others, including us; see “— Intellectual Property.”

Altme — pairs user-controlled identity wallets with blockchain applications using decentralized identifiers; upon completed verification, a non-transferable token is issued to the user’s wallet, the presence of which smart contracts can check to confirm verification status.

In addition, traditional identity-verification and AML-screening providers — including Persona, whose technology we integrate into Nomyx ID — could be engaged by clients directly rather than through our software; such providers are accordingly vendors to us and potential alternatives to portions of our product.

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We believe the providers above generally offer identity and compliance functionality as a standalone layer to be integrated with separately sourced issuance, administration, and distribution infrastructure. We seek to differentiate Nomyx ID by delivering transaction-time, on-chain enforcement of identity and eligibility rules as an integrated component of our issuance and fund-administration software — configured, deployed, and upgraded together with the client platform it governs, and delivered white-label under the client’s brand — rather than as a separate system requiring independent integration. We cannot assure investors that clients will prefer an integrated approach over combining standalone providers with other infrastructure, and certain of the providers above have substantially greater resources and broader ecosystem adoption than we do.”

Secondary Trading and Settlement

In the secondary trading and settlement layer (Nomyx Gateway), our activities relate to, and it may in the future compete with, regulated venues and operators, including :

tZERO — a regulated ATS operator and blockchain-based secondary trading platform. tZERO is our distribution partner; it is also a potential competitor, because it could develop competing issuance and identity capabilities or could cease its arrangement with us.

Archax — a UK FCA-regulated digital asset exchange and custodian targeting institutional clients, with, in our view, a limited U.S. presence.

INX — a U.S.-regulated trading platform for digital securities and cryptocurrencies that operates a Regulation A-qualified ATS.

ADDX — a Singapore-based digital securities exchange focused on private markets for accredited investors, primarily in Asian markets.

Texture Capital — a U.S. broker-dealer and ATS operator focused on private company secondary trading, which we believe would be a competitor if and when we obtain our own ATS and transfer-agnet registrations.

We do not currently operate an ATS or hold transfer-agent registration, and our ability to earn secondary-trading revenue directly depends on obtaining those registrations, which we do not presently hold and are not actively considering. See “Risk Factors.”

General Competitive Considerations

We believe the principal competitive factors in our market include platform completeness and integration depth, speed and cost of client onboarding in particular, our ability to offer our product on a white-label basis, under which the asset manager or financial institution operates its own branded platform and owns its client and investor relationships, or instead operates a venue or marketplace through which issuers and their offerings are intermediated under the provider’s brand; speed and cost of client onboarding; deployment flexibility, including the ability to support operation in jurisdictions with data-residency or data-localization requirements, regulatory licensing and compliance capabilities, secondary-market liquidity and ATS access, blockchain flexibility and upgradeability, and pricing. We believe we compete principally on the basis of platform completeness, white-label delivery, onboarding speed, and upgradeability. Some clients may nonetheless prefer to access an established venue operated by a provider, with the distribution and licensing infrastructure that venue supplies, rather than operate their own platform; we cannot assure investors that our delivery model will be preferred.

We compete less favorably today with respect to regulatory licensing (we intend to use portions of the proceeds of this offering to evaluate a broker-dealer registration, see “Use of Proceeds”), institutional brand recognition, and balance sheet resources relative to better-funded competitors. The Company expects competition to intensify as larger financial institutions, technology companies, and well-capitalized infrastructure providers enter or expand in the market, and some competitors may bundle tokenization with custody, prime brokerage, or other services. The Company cannot assure investors that it will maintain any current competitive position or that its current partners will not become competitors

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Regulatory Status

We are a software company. We are not a registered broker-dealer or transfer agent, we do not operate an ATS, and we are not an investment adviser, money services business, or state-licensed money transmitter. Our software does not itself perform regulated functions; broker-dealer, secondary-trading, transfer-agent, custody, and fiat-transmission activities in respect of assets issued using our software are performed by regulated third parties or by our clients and their service providers, not by us. We do not operate any platform through which securities are offered or sold to investors; each client platform built on our software is established and operated by the client under its own brand. See “— The Nomyx Platform — Infrastructure, Not a Venue.”

Our software includes tools — including KYC/AML screening workflows and on-chain eligibility enforcement — that are designed to support our clients’ compliance programs. Responsibility for compliance with securities, commodities, anti-money-laundering, and other laws applicable to any vehicle issued using our software rests with the client or issuer of that vehicle and its advisers; we do not provide legal, compliance, or investment advice.

We have stated elsewhere in this Offering Circular that we may in the future evaluate a broker-dealer registration and, separately, that certain revenue streams would be available to us only if we obtained Broker Dealer license. Any such registration would require, among other things, regulatory applications and approvals, membership in a self-regulatory organization, qualified personnel, and capital and compliance infrastructure that we do not currently have. These are plans subject to named dependencies, not commitments; we have not applied for any such registration, and there is no assurance that we will apply for, or obtain, any of them within any particular timeframe or at all. See “Use of Proceeds” and “Risk Factors.”

The regulatory treatment of blockchain-based records, digital assets, and tokenized securities continues to develop in the United States and abroad. Changes in law, regulation, or interpretation — including with respect to the status of tokenized securities, the permissibility of on-chain recordkeeping, and the regulation of service providers to digital-asset markets — could require us to change our products, obtain licenses or registrations, or limit or cease certain activities. See “Risk Factors.”

Properties

We do not own any real property. We have no office leases or other property leases. Substantially all of our employees and contractors work remotely on a virtual basis. Our registered office is located at 16192 Coastal Highway, Lewes, Delaware 19958, which is the address of our registered agent, Harvard Business Services, Inc. We use this address solely as its registered office for legal and regulatory purposes; it is not an operational office. We do not currently anticipate entering into any property leases in the near term, as its distributed workforce model does not require dedicated physical office space.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the notes thereto appearing in the Index to Financial Statements of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

Nomyx Technology Labs Inc. was incorporated in the State of Delaware on August 29, 2024, with its principal place of business in Lewes, Delaware. We develop and commercialize proprietary technology platforms, software applications, data solutions, and related intellectual property, including technology directed at the tokenization of real-world assets. Our operations focus on technology development and the utilization of our acquired intellectual property assets.

On October 18, 2024, we acquired substantially all of our core technology, software, data, inventions, and related intellectual property assets through an assignment agreement with affiliated entities under common control (Nomyx Advisors LLC and Not Financial Advice LLC) in exchange for shares of our common stock. Because the transaction was between entities under common control, it was accounted for under ASC 805-50 at the historical carrying amount of the assets — approximately $81,000 of internally developed intellectual property, together with $3,000 of capitalized website development costs — with no gain, loss, or fair-value step-up recognized. On October 22, 2024, we completed our initial Series Seed preferred stock financing.

For the year ended December 31, 2025, we recognized $133,285 in revenue from platform licensing and implementation services. We did not recognize operating revenue during the inception period from August 29, 2024, through December 31, 2024; the $65,483 of consulting and professional-services fees earned in that period arose from a legacy consulting contract assumed in the common-control contribution and is presented within other income rather than as operating revenue (see Note 3). Our net loss was $1,930,907 for the year ended December 31, 2025, and $432,965 for the inception period through December 31, 2024. As of December 31, 2025, we had an accumulated deficit of $2,402,032 and cash of $197,278.

We have incurred net losses since inception and had an accumulated deficit of approximately $2.4 million as of December 31, 2025. These conditions raise substantial doubt about our ability to continue as a going concern for at least one year from the date the financial statements were issued. Our independent auditor included an explanatory paragraph in its report highlighting this uncertainty. Management’s plans to address these conditions include raising capital through this offering, generating additional revenue from our platform, and controlling operating expenses. There is no assurance that we will be successful in these efforts. If we are unable to raise sufficient capital or achieve profitable operations, we may be required to reduce or delay expenditures, which could materially harm our business. See Note 2 to our audited financial statements and “Management’s Discussion and Analysis — Liquidity and Capital Resources.”

Plan of Operations for the Next Twelve Months

In this offering we are offering up to 2,000,000 Revenue Participation Bonds, Series 2026, at $10.00 per Bond, for maximum gross proceeds of $20,000,000, on a best-efforts basis with no minimum offering amount. As shown in the use-of-proceeds scenarios below, at the 25% scenario ($5,000,000 of gross proceeds) approximately $3.8 million would be available for operations after the First-Year Reserve, offering expenses, and repayment of outstanding Bridge Notes to the extent not converted or otherwise repaid. Because the offering has no minimum, actual proceeds could be materially lower, and at low subscription levels our net proceeds may be insufficient to fund twelve months of operations. See “—Burn Rate, Offering Scenarios and Minimum Cash Requirements” and “—The Revenue Participation Bonds; Priority Return and Long-Term Obligations.”

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Our principal operational priorities for the twelve months following the initial closing include: (i) continuing development of our platform, including multi-chain support and FedRAMP readiness; (ii) expanding our enterprise client base through direct sales and nonexclusive commercial relationships, including Ownera and our informal relationship with tZERO, neither of which has committed to minimum volume; (iii) evaluating broker-dealer registration and related compliance infrastructure; and (iv) satisfying our obligations on the Bonds, including the 8% Priority Return, using Revenue Participation Pool receipts, the applicable issuance cohort’s allocation of the First-Year Reserve during that cohort’s first year, and general corporate funds as required.

Results of Operations

Year Ended December 31, 2025 Compared to Inception Period (August 29, 2024 through December 31, 2024)

	Year ended	Inception (8/29/24)
	Dec. 31, 2025	to Dec. 31, 2024
Revenues	$133,285	$–
Cost of revenues	196,185	–
Gross profit (loss)	(62,900)	–
Operating expenses	1,870,235	394,141
Loss from operations	(1,933,135)	(394,141)
Other income (expense):
Interest income	2,228	–
Other expenses	–	(104,307)
Consulting service income	–	65,483
Total other income (expense)	2,228	(38,824)
Net loss	$(1,930,907)	$(432,965)

Revenue

For the year ended December 31, 2025, we recognized total revenues of $133,285 (2024: $nil). Revenue for 2025 was derived from platform licensing and implementation services under customer contracts for our Nomyx platform. We account for the license and the related implementation and integration services as a single combined performance obligation recognized over time using an input (percentage-of-completion) method based on project milestones (see Notes 3 and 4). We did not recognize operating revenue in the 2024 inception period; the $65,483 of consulting fees earned that period under an assumed legacy contract is classified within other income.

Our reliable contract metrics at December 31, 2025, are the $133,285 of revenue recognized and the $120,900 of deferred revenue (contract liabilities), which we expect to recognize over the remaining contract terms (generally 12 to 36 months). Our two largest customer contracts are with Prosperlink LLC ($17,600 recognized; 22% complete; $62,400 deferred) and Molokai Advisors LLC ($16,500 recognized; 22% complete; $58,500 deferred), and a substantial portion of our revenue and deferred revenue is concentrated in a small number of customers (see Note 5).

Cost of Revenues and Gross Profit (Loss)

Cost of revenues was $196,185 for the year ended December 31, 2025 (2024: $nil), consisting principally of the direct implementation, integration, and engineering costs incurred to satisfy our performance obligations. Because our cost of revenues exceeded the revenue recognized on our early-stage contracts, we reported a gross loss of $62,900 for 2025. We expect gross margins to remain negative or volatile until contract volume and operating scale increase, and there can be no assurance that we will achieve positive gross margins.

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Operating Expenses

Total operating expenses for the year ended December 31, 2025, were $1,870,235, compared to $394,141 for the inception period through December 31, 2024. The increase reflects a full year of operations compared to approximately four months from inception, growth in compensation and benefits personnel costs associated with building our team, professional fees, $27,000 of amortization of capitalized software costs (2024: $5,474), and $95,000 of bad debt expense recorded on amounts advanced to a counterparty that became insolvent in 2025 (see Notes 5 and 6).

Loss from Operations and Other Income (Expense)

Loss from operations was $1,933,135 for 2025, compared to $394,141 for the inception period. Other income was $2,228 for 2025, consisting of interest income. For the 2024 inception period, total other income (expense) was $(38,824), consisting of $65,483 of consulting service income offset by $104,307 of other expenses.

Net Loss

Net loss was $1,930,907 for the year ended December 31, 2025, compared to $432,965 for the inception period. Together with an opening accumulated deficit of $38,160 carried over in the common-control contribution, the inception-period loss resulted in an accumulated deficit of $471,125 at December 31, 2024, which increased to $2,402,032 at December 31, 2025. No income tax benefit was recognized due to the full valuation allowance against deferred tax assets. As of December 31, 2025, we had federal and state net operating loss carryforwards of approximately $2,260,000, which can be carried forward indefinitely.

Known Trends, Events and Uncertainties

Our results of operations and liquidity are, and we expect will continue to be, affected by the following known trends and uncertainties:

•	Early commercialization and negative gross margins. We began recognizing platform revenue in 2025, but our cost of revenues exceeded revenue, producing a gross loss. Achieving positive gross margins depends on increasing contract volume and operating leverage, which we have not yet demonstrated.

•	Customer concentration. A substantial portion of our revenue and deferred revenue is derived from a small number of customers; the loss of any one could materially affect our results (Note 5).

•	Conversion of deferred revenue. We had $120,900 of deferred revenue at December 31, 2025, which we expect to recognize over the next 12 to 36 months as we satisfy our performance obligations.

•	Rising operating costs. We expect compensation, professional, and technology costs to remain significant as we continue to build our team and platform.

•	Dependence on external capital and going concern. We have funded operations principally through equity and, subsequent to year end, through bridge notes and SAFEs. Our continued operation depends on this offering and on our ability to obtain additional financing (see “— Liquidity and Capital Resources” and Note 2).

Other than as described in this discussion and in “Risk Factors,” we are not aware of any known trends or uncertainties that have had, or that we reasonably expect to have, a material favorable or unfavorable impact on our revenues or income from operations.

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Liquidity and Capital Resources

As discussed in Note 2 to our financial statements and in the report of our independent auditor, our recurring losses from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern. Management’s plans to alleviate this uncertainty include raising additional capital, increasing revenue growth by customer contract acquisition, increasing customer user base to increase fee volume, and identify new lines of business.

The following table summarizes the Company’s cash flows for the periods presented:

	Year Ended Dec 31, 2025	Inception (8/29/24) to Dec 31, 2024
Net cash used in operating activities	$(1,848,745)	$(305,311)
Net cash used in investing activities	–	–	(1)
Net cash provided by financing activities	740,000	1,599,998
Net increase (decrease) in cash	(1,108,745)	1,294,687
Cash, beginning of period	1,306,023	11,336
Cash, end of period	$197,278	$1,306,023

(1)	The intellectual property was acquired for stock and was a non-cash transaction

As of December 31, 2025, we had cash of $197,278, total current assets of $309,778, total current liabilities consisted of credit card payables of $48,588 and deferred revenue of $120,900; we had no funded long-term debt outstanding at December 31, 2025. Our principal long-lived asset was capitalized software costs, net, of $51,526. Subsequent to December 31, 2025, the Company raised $480,000 in aggregate principal of convertible bridge promissory notes (of a $720,000 total facility commitment, funded in six monthly $120,000 installments; each note matures twelve months from funding and bears 10% per annum simple interest, is unsecured, and is convertible at the holder’s election into equity with a 10% conversion bonus at the lower of a $30,000,000 pre-money valuation or the most recent priced round; up to 20% of the gross proceeds of this offering may be applied to repay outstanding notes), and issued four Simple Agreements for Future Equity (SAFEs) for an aggregate $300,000 (15% discount; no interest or maturity; convertible into Preferred Stock). These financings are not reflected in the December 31, 2025, balance sheet.

During the year ended December 31, 2025, operating activities used net cash of $1,848,745, primarily reflecting our net loss of $1,930,907, partially offset by non-cash add-backs (amortization: $27,000; bad debt expense: $95,000) and changes in working capital, including a $120,900 increase in deferred revenue and a $50,000 decrease in prepaid and other assets (each a source of cash), partially offset by a $112,500 increase in accounts receivable and a $105,000 decrease in deferred compensation (each a use of cash). Financing activities provided $740,000, consisting of proceeds from the issuance of Series Seed-1 Preferred Stock for cash; the 232,000 common shares issued in November 2025 to settle a $92,800 accrued equity-based compensation liability was a non-cash financing activity .

Our cash position decreased by $1,108,745 during 2025 from $1,306,023 at December 31, 2024, to $197,278 at December 31, 2025. We will need to raise substantial additional capital from this offering and/or other sources to fund ongoing operations and satisfy our obligations. See “Risk Factors — Risks Relating to Our Financial Condition.”

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Burn Rate, Offering Scenarios and Minimum Cash Requirements

During the year ended December 31, 2025, we used cash in operating activities at an average rate of approximately $154,000 per month, so our $197,278 of cash at December 31, 2025, would fund operations for approximately one to two months without additional capital, which is the principal basis for the going-concern conclusion described below and in Note 2. Assuming our operating cash usage continues at approximately the 2025 level, we estimate that we would require at least approximately $1.8 million to fund operations for the twelve months following the initial closing (a 15% increase or decrease in monthly usage would change that estimate to approximately $2.1 million or $1.6 million, respectively), before giving effect to the Priority Return and convertible-note repayment obligations described below.

The following table summarizes the use of net proceeds at the subscription levels presented in “Use of Proceeds,” net of approximately $100,000 of estimated offering expenses:

Use of net proceeds	100% ($20.0M)	75% ($15.0M)	50% ($10.0M)	25% ($5.0M)
Platform development, multi-chain & FedRamp	$6,000,000	$6,000,000	$4,000,000	$2,000,000
Sales, marketing & client acquisition	6,000,000	4,500,000	2,500,000	1,000,000
Broker-dealer licensing & compliance	2,000,000	1,500,000	1,000,000	500,000
First-Year Reserve (8% of gross Bond proceeds)	1,600,000	1,200,000	800,000	400,000
Offering marketing expenses	1,000,000	750,000	500,000	250,000
Repayment of convertible notes (if not converted)	480,000	480,000	480,000	480,000
General working capital	2,860,000	510,000	660,000	310,000
Estimated proceeds available for operations(1)	$16,860,000	$12,510,000	$8,160,000	$3,810,000

(1)	Sum of platform development, sales and marketing, broker-dealer evaluation and compliance, and general working capital; excludes the First-Year Reserve, offering expenses, and Bridge Note repayment.

At the 25% scenario, the approximately $3.8 million estimated to be available for operations would fund more than twelve months at our 2025 cash-usage rate. Because the offering has no minimum, however, we may raise materially less than that scenario, in which case net proceeds—after repayment of $480,000 of Bridge Note obligations to the extent not converted or otherwise repaid, deposits to the First-Year Reserve, and offering expenses—may be insufficient to fund twelve months of operations. The more Bonds we sell, the larger our Priority Return, Shortfall Return, and principal-repayment obligations may become.

The Bonds; Priority Return and Long-Term Obligations

The securities offered are Revenue Participation Bonds, Series 2026, which are unconditional general obligations of the Company. They bear an 8% per annum Priority Return on outstanding principal, payable quarterly in arrears, funded primarily from a Revenue Participation Pool (funded by $1.50 per digital identity created plus 10% of our gross licensing, transaction and other revenues) and, to the extent the Pool is insufficient, from general corporate funds. The Bonds mature seven years from issuance, when the $10.00 par amount per Bond is repayable in full as a general obligation, and total annual cash distributions are capped at 20% of principal ($2.00 per Bond), excluding any payments for accrued shortfall and any premiums paid on redemption or upon a change of control. Each Bond includes one non-detachable warrant to purchase one share of common stock at $12.00, exercisable only following a detachment event, which is upon maturity or redemption of the Bond or upon a change of control of the Company.

These features create cash requirements that are incremental to our operating burn. At the maximum offering, the 8% Priority Return would equal approximately $1,600,000 per year once all Bonds are outstanding, and aggregate principal repayment would equal $20,000,000 across the Bonds’ separate seven-year Maturity Dates. For each issuance cohort, we expect that cohort’s First-Year Reserve allocation, together with Pool receipts and general corporate funds, to support Priority Return during the cohort’s first year. Thereafter, payments will depend on Pool receipts and general corporate funds. Any unpaid Priority Return becomes Accrued Shortfall and earns Shortfall Return at 8% per annum, compounded annually. There can be no assurance that we will have sufficient funds to pay Priority Return, Shortfall Return, or principal. See “Description of Securities” and “Risk Factors—Risks Relating to Our Financial Condition.”

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Subsequent Financing Transactions

Subsequent to December 31, 2025, we entered into the following financings, none of which is reflected in the December 31, 2025 balance sheet:

•	Convertible Bridge Note Facility. On March 3, 2026, we entered into a Convertible Bridge Note Facility with T7X Assets LLC and affiliated parties providing for total commitments of $720,000, funded in six equal monthly installments of $120,000, each evidenced by a separate promissory note maturing twelve months from its funding date and bearing simple interest at 10% per annum. The notes are unsecured obligations. At the holder’s election, any note (including accrued interest) may be converted into equity of the Company, with the holder receiving credit equal to principal plus accrued interest plus an additional 10% bonus, at a conversion price equal to the lower of (i) a $30,000,000 pre-money valuation or (ii) the valuation in our most recent priced equity financing. In connection with this offering, up to 20% of the gross proceeds of this offering may be applied to repay outstanding bridge notes, with holders electing at each settlement (no less frequently than monthly) to receive cash repayment or to convert into securities issued in this offering. As of the date the financial statements were available to be issued, $480,000 had been funded under the facility.

•	SAFEs. Between May and August 2026, we issued four Simple Agreements for Future Equity (SAFEs) for an aggregate purchase amount of $300,000, each with a 15% discount rate. The SAFEs bear no interest and have no maturity date and will convert into shares of our Preferred Stock upon a future qualifying equity financing; upon a liquidity or dissolution event prior to conversion, holders are entitled to the greater of their purchase amount or their as-converted common value.

Debt Repayment, Priority Obligations, and Sources of Capital

Our contractual capital obligations consist of the bridge notes and SAFEs described above and, upon issuance, the Bonds. Under “Use of Proceeds,” up to $480,000 of the outstanding bridge notes will be repaid from offering proceeds to the extent not converted before the initial closing; if those notes convert, the corresponding proceeds are reallocated to general working capital. The Bonds add the 8% Priority Return and the year-seven par-repayment obligation described above. To date we have funded our operations principally through the issuance of preferred equity ($740,000 in 2025 and $1,599,998 in 2024, per the statements of cash flows) and, subsequent to year end, through the bridge notes and SAFEs for a total of $780,000 (with $240,000 remaining available under the bridge note facility). We expect to fund operations going forward through the net proceeds of this Offering and, to the extent necessary, additional equity or debt financing. There can be no assurance that additional financing will be available on acceptable terms, or at all.

Going Concern

Our audited financial statements were prepared on a going-concern basis. As described in Note 2, our recurring losses, our accumulated deficit of $2,402,032 at December 31, 2025, and our limited cash raise substantial doubt about our ability to continue as a going concern for at least one year from the date the financial statements were issued. Our ability to continue as a going concern depends on our ability to raise additional capital, including through this offering, and ultimately to achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Critical Accounting Policies and Estimates

The preparation of our financial statements requires management to make estimates and assumptions. Our most critical accounting policies and estimates are:

Revenue Recognition (ASC 606): Revenue is recognized when (or as) control of promised goods or services is transferred to customers. We have determined that our license and implementation services generally represent a single combined performance obligation due to their highly interdependent nature. Progress is measured using an input (percentage-of-completion) method based on project milestones, which involves significant judgment.

Capitalized Software Costs: We capitalized $81,000 of contributed intellectual property and $3,000 of website development costs, which we amortize on a straight-line basis over three years from the October 18, 2024, acquisition date. Amortization was $27,000 in 2025 and $5,474 in 2024, and the net carrying value was $51,526 at December 31, 2025. The estimated useful life is subject to periodic reassessment.

Income Taxes / Valuation Allowance: We have recorded a full valuation allowance against our net deferred tax assets of $474,000 as of December 31, 2025, because it is more likely than not that these assets will not be realized given our history of losses.

Going Concern: The financial statements include a going concern explanatory paragraph from our independent auditors. Our ability to continue as a going concern is dependent upon raising additional capital and achieving revenue growth.

For a more detailed analysis of our accounting policies please see our financial statement notes disclosed under Note 3 Summary of Significant Accounting Policies.

Off-Balance Sheet Arrangements

As of December 31, 2025, we had no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of interest rate risk on our variable financing costs. We do not hold or issue financial instruments for trading purposes.

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MANAGEMENT

Directors, Executive Officers and Significant Employees

The following table sets forth information regarding our directors and executive officers as of the date of this Offering Circular. We currently have three directors and three executive officers. Two of our executive officers also serve as directors. We have no significant employees within the meaning of Item 10 of Form 1-A other than the executive officers listed below.

Name	Position	Age	Term of Office	Approximate Hours per Week (if less than full-time)
Ubair Javaid	Co-Founder, Chief Executive Officer and Director	35	Director and officer since 2024	Full-time
Sebastian Schepis	Chief Technology Officer and Director	52	Director and officer since 2024	Full-time
Christopher C. Stromberg	Chief Financial Officer	45	Officer since October 2024	Full-time
John J. Martin	Director	61	Director since October 2024(1)	Part-time

(1)	Mr. Martin was appointed to the board of directors in connection with the investment in the Company by Stalwart Ventures Fund I, LP, of which he is a Managing Director. See “—Security Ownership of Management and Certain Securityholders” and “—Interest of Management and Others in Certain Transactions.”

Each director serves until the next annual meeting of the Company’s stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Each executive officer is appointed by, and serves at the discretion of, the board of directors. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which that person was selected as a director or executive officer, except as described in footnote (1) above.

Board of Directors

Ubair Javaid — Co-Founder, Chief Executive Officer and Director. Mr. Javaid, age 35, co-founded the Company and has served as its Chief Executive Officer and a director since 2024. He is a tokenization founder-operator and an aerospace engineer by training, and he leads the Company’s compliance-first institutional tokenization platform spanning issuance, on-chain identity and secondary distribution, working to connect banks, custodians, issuers and broker-dealers to blockchain-based issuance, ownership and settlement. From May 2022 to June 2023, Mr. Javaid served as Chief Technology Officer of Radair, where he was responsible for product design and architecture, engineering-team management, and the build-out of manufacturing and supply-chain pipelines to support product launch. From February 2020 to May 2022, he served as Senior Technical Account Manager (Satellite Connectivity) at Panasonic Avionics Corporation, where he supported the development of machine-learning algorithms used for satellite connectivity and led contract and service-level negotiations for commercial-aviation clients, and from May 2018 to April 2020 he served as Regional Manager, Engineering, at Panasonic Avionics Corporation, leading cross-departmental teams delivering in-flight entertainment and connectivity solutions to airlines.

Sebastian Schepis — Chief Technology Officer and Director. Mr. Schepis, age 52, has served as the Company’s Chief Technology Officer and a director since the Company’s inception in 2024, and he leads development of the Company’s smart-contract and tokenization platform. From 2021 to 2023, he served as Chief Executive Officer of Nextblock Incorporated, a technology consulting company. Mr. Schepis is an engineer, inventor and author with experience across blockchain systems, artificial intelligence and applied mathematics. He has filed 15 provisional patent applications spanning resonance-based computing, quantum-inspired algorithms and AI systems, and has authored several books, including “The Dance of the Observer” and “Grammar of the Void.” He previously built Oboto, an AI desktop assistant, and ALEPH-PRIME, a decentralized multi-agent computing system, and his published open-source work includes the tinyaleph and resolang libraries.

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Christopher C. Stromberg — Chief Financial Officer. Mr. Stromberg, age 45, has served as the Company’s Chief Financial Officer since October 2024, and the Company has been his sole employment since May 2026. He is responsible for the Company’s financial planning, budgeting, forecasting and management reporting. From July 2023 to May 2026, Mr. Stromberg concurrently served as Manager of Financial Planning & Analysis at CCS Facility Services. From November 2017 to July 2023, he operated as an independent fractional Chief Financial Officer, advising early- and growth-stage companies on financial operations, reporting and process design. Earlier in his career, Mr. Stromberg owned and managed two independent restaurants and served as Lead FP&A at StoneRiver.

John J. Martin — Director. Mr. Martin, age 61, has served as a director of the Company since October 2024. Since 2024, he has served as a Managing Director of Stalwart Ventures, a venture capital firm, where he sources funds and investments, and he serves on the Company’s board of directors in connection with Stalwart Ventures’ investment in the Company. From 2016 to 2024, Mr. Martin was the founder and Chief Executive Officer of Tribal Planet, a technology company. He also serves as a member of the board of directors of SAO and NAS, each a non-profit organization, and of Volta and Ambitious.Bio, each a portfolio company of Stalwart Ventures.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

During the past five years, none of our directors or executive officers has been involved in any of the events described in Item 10(d) of Form 1-A. In particular, no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, and no receiver, fiscal agent or similar officer was appointed by a court for the business or property of, any such person, or any partnership in which he was a general partner or any corporation or business association of which he was an executive officer, at or within two years before the time of such filing; and no such person has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Significant Employees

We have no significant employees other than the executive officers named above.

Key Advisors

David Ford. Mr. Ford is an investor, independent director and strategic consultant with more than 30 years of experience across public and private markets, corporate finance, restructurings and special situations. He is the founder of CMB Advisors, through which he provides strategic, governance and transaction-related consulting to companies and boards, and Oceanrain Ventures, a private investment platform focused on artificial intelligence infrastructure, quantum computing and other emerging technologies. Mr. Ford previously co-founded Latigo Partners, an investment firm focused on special-situations equity and credit, and served as its Co-Chief Investment Officer from 2005 through 2023. Earlier in his career, he was Partner and Head of Credit at Satellite Asset Management and a Distressed Portfolio Manager at Och-Ziff Capital Management. Mr. Ford has served on numerous corporate boards and special committees and currently serves as Chair of the Investment Committee of the University of Connecticut Foundation Endowment. Mr. Ford holds a B.A. from the University of Connecticut and an M.B.A. from Columbia Business School.

Plug and Play Tech Center. A leading global innovation platform and early-stage venture capital firm. Headquartered in Silicon Valley, Plug and Play connects early-stage technology companies with a vast ecosystem comprising over 550 corporate partners, hundreds of venture capital firms, universities, and government agencies. Since its founding in 2006, the platform has scaled to more than 60 locations worldwide and operates industry-specific accelerator programs alongside an active in-house investment arm. Plug and Play acts as a strategic advisor to the Company, leveraging its global network, market intelligence, and corporate ecosystem to assist the Company in driving strategic partnerships, commercialization, and long-term operational growth

Daniel Zeeli. In 2020 Mr. Zeeli founded SID Ventures, a leading Toronto, Canada based Global Strategic Technology Advisory Group, through which he is instrumental in mentoring and supporting a large number of early-stage, growth, global private & public tech startups and companies, family offices, ultra high net worth investors, governmental agencies and academic institutes. An inventor of dozens of tech related patents, Mr. Zeeli previously founded leading global VCs, and held senior roles at Dmatek (sold to Francisco Partners), Attenti (sold to 3M), and 3M.

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Compensation of Directors and Officers

The following table sets forth the annual compensation paid by the Company to each of its three highest-paid persons who were executive officers or directors during the Company’s last completed fiscal year (the year ended December 31, 2025).

Name	Capacities in which Compensation was Received	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Ubair Javaid	Chief Executive Officer and Director	140,000	— (1)	140,000
Sebastian Schepis	Chief Technology Officer and Director	140,000(2)	— (1)	140,000
Christopher C. Stromberg	Chief Financial Officer	10,000(3)	88,000(4)	98,000

(1)	Messrs. Javaid and Schepis hold founder equity that was issued in connection with the Company’s formation, which is reflected under “—Security Ownership of Management and Certain Securityholders.” No equity compensation was awarded to them in respect of the last completed fiscal year.

(2)	Represents Mr. Schepis’s annual base salary rate. Confirm the amount actually paid or accrued during the last completed fiscal year.

(3)	Represents advisory fees paid to Mr. Stromberg for audit-support and financial-management services. Mr. Stromberg received no base salary from the Company during the last completed fiscal year and served the Company on a full-time basis concurrently with his employment at CCS Facility Services until May 2026, since which time the Company has been his sole employment.

(4)	Mr. Stromberg holds 300,000 restricted shares of common stock granted in October 2024 that vest over three years in three tranches, subject to continued service. The grant-date fair value attributable to the last completed fiscal year, and the resulting total, are to be determined and inserted.

During the last completed fiscal year, the Company did not pay any separate cash or equity compensation to its directors for service as directors. Mr. Martin, the Company’s only non-employee director, received no compensation. Messrs. Javaid and Schepis, who serve as both directors and executive officers, received compensation solely in their capacities as executive officers, as reflected in the table above. The Company’s board of directors consisted of three directors during the last completed fiscal year.

Messrs. Javaid and Schepis are each compensated at an annual base salary of $140,000. Mr. Javaid is eligible for an annual cash bonus of 20% to 30% of his base salary upon the Company’s achievement of board-approved revenue targets. The Company has not entered into formal written employment agreements with its executive officers except as described in the notes to this section, and other than the equity award to Mr. Stromberg described above, the Company has not made any other awards under its equity incentive plan. The Company has no deferred-compensation plan, pension arrangement or severance or change-in-control arrangement with any director or executive officer.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth the beneficial ownership of our voting securities, on a fully diluted, as-converted basis, as of the date of this Offering Circular by (i) each of our directors and executive officers, (ii) all of our directors and executive officers as a group, and (iii) each other person known to us to beneficially own more than 5% of any class of its voting securities. Unless otherwise indicated, the business address of each beneficial owner is c/o Nomyx Technology Labs Inc., 16192 Coastal Highway, Lewes, Delaware 19958, and each person has sole voting and investment power over the shares shown. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount Acquirable within 60 Days	Percent of Class (Fully Diluted)(1)
Common Stock	Ubair Javaid, c/o the Company(2)	2,800,000	–	27.03%
Common Stock	Sebastian Schepis, c/o the Company(3)	2,800,000	–	27.03%
Common Stock	Christopher C. Stromberg, c/o the Company(4)	300,000	–	2.90%
Series Seed-1 Preferred (as-converted)	John J. Martin, c/o the Company(5)	1,349,058	–	13.02%
	All directors and executive officers as a group (4 persons)	7,249,058	–	69.97%
Common Stock	One Semester LLC (Shaun Kimball)(6)	707,000	–	6.82%

(1)	Percentages are calculated on a fully diluted, as-converted basis using 10,360,107 shares outstanding, consisting of 8,474,000 shares of Common Stock, 1,803,880 shares of Series Seed-1 Preferred Stock (convertible 1:1 into Common Stock) and 82,227 shares of Series Seed-2 Preferred Stock (convertible 1:1 into Common Stock). This figure excludes 1,200,000 shares reserved for future issuance under the Company’s 2024 Equity Incentive Plan (no options having been granted as of the date of this Offering Circular) and 219,058 shares issuable upon conversion of the Company’s outstanding convertible notes. Item 12 of Form 1-A requires individual identification only of directors and executive officers, and other securityholders, that beneficially own more than 10%; Mr. Stromberg and One Semester LLC are shown for transparency although each beneficially owns less than 10%.

(2)	Held of record by Bairback Solutions LLC, an entity controlled by Mr. Javaid.

(3)	Held of record by Meowsoft LLC, an entity controlled by Mr. Schepis.

(4)	Includes 300,000 restricted shares of Common Stock granted in October 2024 that vest over three years in three tranches, subject to continued service.

(5)	Consists of 1,349,058 shares of Series Seed-1 Preferred Stock (shown on an as-converted-to-Common basis), which is 75% of the Series Seed-1 Preferred Stock, held of record by Stalwart Ventures Fund I, LP. Mr. Martin is a Managing Director of Stalwart Ventures and may be deemed to beneficially own these shares; he disclaims beneficial ownership except to the extent of any pecuniary interest therein.

(6)	One Semester LLC (Shaun Kimball) beneficially owns more than 5% but less than 10% of the Company’s voting securities and is not affiliated with the Company’s management.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation arrangements described under “—Compensation of Directors and Officers” above, and except as described below, since the beginning of the our last two completed fiscal years there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or will exceed the lesser of $120,000 and one percent of the average of our total assets at year-end for our last two completed fiscal years, and in which any director, executive officer, holder of more than 10% of our voting securities, or any immediate family member of the foregoing, had or will have a direct or indirect material interest.

Series Seed Preferred financing. Between October 2024 and October 2025, we sold shares of our Series Seed-1 Preferred Stock at $1.2972 per share in an initial closing (October 2024 through January 2025) and an extension closing (September through October 2025). Stalwart Ventures Fund I, LP purchased an aggregate of 1,349,058 shares of Series Seed-1 Preferred Stock for aggregate consideration of $1,750,000 (consisting of $1,250,000 in the initial closing and $500,000 in the extension closing). Mr. Martin, one of our directors, is a Managing Director of Stalwart Ventures, and he serves on our board of directors in connection with this investment. Following these purchases, Stalwart Ventures Fund I, LP beneficially owns approximately 13.02% of our voting securities on an as-converted basis. See “—Security Ownership of Management and Certain Securityholders.”

Founder shares. In connection with our formation, the Company issued 2,800,000 shares of common stock to Mr. Javaid (held of record by Bairback Solutions LLC) and 2,800,000 shares of common stock to Mr. Schepis (held of record by Meowsoft LLC), in each case in exchange for services and intellectual property contributions. Messrs. Javaid and Schepis received these shares of common stock as their pro-rata allotment of shares amongst the owners and key personnel of predecessor entities to the Company who on October 18, 2024 entered a series of agreements pursuant to which the Company acquired certain intellectual property, software, data, and related assets in exchange for its initial capital stock, including a Subscription Agreement between Nomyx LLC and the Company and Assignment Agreements between the Company and each of Not Financial Advice LLC and Nomyx Advisors LLC.

Advisory services. The Company paid Mr. Stromberg $10,000 for audit-support and financial-management services provided to the Company before he transitioned to full-time employment. This amount is reflected under “—Compensation of Directors and Officers.”

Based on the responses to the Company’s directors’ and officers’ questionnaires, no other related-person transactions are required to be disclosed under Item 13 of Form 1-A. The Company’s board of directors reviews and approves transactions with related persons.

Our Board has not adopted a written policy for related party transactions. All future related party transactions will be reviewed and approved by the independent members of the Board of Directors on terms no less favorable to the Company than those available from unaffiliated third parties.

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DESCRIPTION OF SECURITIES

Revenue Participation Bonds, Series 2026 — Summary of Terms

The following summary describes the material terms of the Revenue Participation Bonds, Series 2026, the attached warrants and the common stock issuable upon exercise of the warrants being offered by Nomyx Technology Labs Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), under this offering circular. This summary is not complete and is qualified in its entirety by reference to the indenture, the form of bond, the form of warrant agreement, the transfer agent administrative provisions, and the other transaction documents to be filed as an exhibit to the offering statement of which this offering circular forms a part. You should read those documents carefully before investing.

Securities Offered

We are offering, and qualifying under Regulation A, three securities:

1.	up to $20,000,000 aggregate principal amount of our Bonds, Series 2026, issued as registered, uncertificated digital bond tokens (the “Bonds” or “Bond Tokens”);

2.	warrants issued together with the Bonds (the “Warrants”), initially non-detachable from the related Bond Token; and

3.	the shares of our common stock, par value $0.0001 per share, issuable upon exercise of the Warrants (the “Warrant Shares” and, together with our other common stock, the “Common Stock”).

Each Bond Token is issued under an Indenture, dated as of [INDENTURE DATE] (the “Indenture”), among the Company, [TRUSTEE NAME], as trustee (the “Trustee”), and T7X Equity, Inc., as transfer agent, registrar, and paying agent (and, if separately appointed, warrant agent). Unless otherwise indicated, references in this section to “securities” include the Bonds, the related Warrants, and the Warrant Shares issuable upon exercise of the Warrants.

Based on the $10 principal amount per Bond Token, we are offering up to 2,000,000 Bond Tokens, up to 2,000,000 Warrants, and up to 2,000,000 Warrant Shares. The Bond Tokens will be issued in minimum denominations of $10 and integral multiples of $10, unless we specify a different minimum investment in this offering circular or a supplement. The aggregate principal amount of Bond Tokens that may be issued in this offering will not exceed $20,000,000, subject to Regulation A Tier 2 and the terms of the offering statement.

Qualification of the Securities

This offering statement qualifies all three securities described above — the Bonds, the Warrants, and the Warrant Shares. Because the Warrant Shares are being qualified as part of this offering, the shares issued upon exercise of the Warrants will be issued in a qualified Regulation A transaction, subject to the warrant agreement and applicable law, and we do not expect to conduct a separate registration or qualification for the issuance of Warrant Shares on exercise. The aggregate offering price of the qualified securities — the $20,000,000 of Bonds plus up to $24,000,000 of Warrant Shares issuable on exercise of the Warrants (at $12.00 per share) — is within the $75,000,000 aggregate limit for a Tier 2 offering in any rolling 12-month period. Because this is a Regulation A offering, the Indenture is not required to be qualified under, and does not incorporate, the Trust Indenture Act of 1939.

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General Terms of the Bonds

Term	Description
Issuer:	Nomyx Technology Labs Inc., a Delaware corporation.
Title of Securities:	Revenue Participation Bonds, Series 2026.
Offering Amount:	Up to $20,000,000 aggregate principal amount (up to 2,000,000 Bond Tokens).
Issue Price:	100% of principal amount — $10.00 per $10 principal amount (per Bond Token). Each Bond Token is issued together with one related Warrant at no additional price.
Original Issue Date:	For each Bond, the date on which that Bond is first issued by the Company and recorded as issued and outstanding in the Master Securityholder File after acceptance of the related subscription, settlement of the purchase price, authorization, and creation of the related Digital Bond Token. Bonds may have different Issue Dates because they may be issued in rolling or multiple closings.
Maturity Date:	For each Bond, the seventh anniversary of that Bond’s Issue Date. Reissuance, replacement, transfer, re-minting, or administrative correction does not reset the Issue Date or Maturity Date.
Minimum Investment:	$2,000 (200 Bond Tokens), subject to acceptance by the Company.
Priority Return:	8% per annum on the outstanding principal amount, computed on a 360-day year of twelve 30-day months, payable quarterly in arrears as described below.
Revenue Participation Feature:	The Bond Tokens are entitled to payments from a revenue participation pool funded by a per-Digital-Identity fee and a 10% share of specified gross-revenue streams, subject to the priority waterfall and the Annual Distribution Cap described below.
Warrants:	Each Bond Token is issued with one Warrant to purchase one Warrant Share for each $10 principal amount purchased, initially non-detachable from the related Bond Token until the applicable detachment event.
Ranking:	General unsecured obligations, ranking pari passu with our other unsecured and unsubordinated Funded Debt, as described below.
Security:	Unsecured. The Bonds are general unsecured obligations. Neither the First-Year Reserve nor the Revenue Participation Pool grants holders or the Trustee a lien, security interest, trust interest, or account-control right.
Form:	Registered, uncertificated digital bond tokens administered through T7X Equity, Inc. on Trusted Smart Chain, with legal ownership recorded in the master securityholder file maintained by the transfer agent.
Transfer Agent, Registrar, and Paying Agent:	T7X Equity, Inc.
Trustee:	A third-party institutional Trustee must be designated before any Bond is sold. The Trustee will perform only the duties accepted under the Indenture, may enforce collective remedies after an Event of Default, and will not hold collateral or control the First-Year Reserve.
Governing Law of Indenture:	New York.

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Principal and Maturity

The principal amount, together with any accrued and unpaid Priority Return, Accrued Shortfall, earned and unpaid Excess Revenue Distributions, of each Bond Token is payable on the maturity date unless the Bond Token is earlier redeemed, repurchased, accelerated, cancelled, or otherwise paid in accordance with the Indenture.

Each Bond matures on the seventh anniversary of its own Issue Date. Because Bonds may be issued in rolling or multiple closings, different Bonds may have different Issue Dates and Maturity Dates, but every Bond will have a full seven-year term unless earlier redeemed, repurchased, accelerated, or otherwise paid under the Indenture.

Priority Return

The Bond Tokens are entitled to a priority return at a rate of 8% per annum on the outstanding principal amount, computed on the basis of a 360-day year of twelve 30-day months (the “Priority Return”). The Priority Return accrues on the outstanding principal amount of each Bond Token from its issue date until the earliest of payment in full, redemption, acceleration, cancellation, or maturity.

The Priority Return is payable quarterly in arrears on April 15, July 15, October 15, and January 15 (each, a “Payment Date”) to holders of record on the last Business Day of the preceding calendar quarter; however, no payment is due on a Bond on a Payment Date occurring fewer than 30 days after its Issue Date, and accrued amounts are included on the first applicable Payment Date. Unpaid Priority Return becomes Accrued Shortfall and earns Shortfall Return as described below.

Revenue Participation Pool

The Indenture provides for a revenue participation pool for the benefit of holders. For each Revenue Measurement Period, we will fund the pool with the following amounts, determined in accordance with GAAP and the Indenture:

1.	$1.50 for each Digital Identity created on the Nomyx ID Platform;

2.	10% of Gross Licensing Revenue from Nomyx Engine;

3.	10% of Gross Transaction Revenue from Nomyx Gateway; and

4.	10% of Gross Other Designated Revenue.

Amounts available in the revenue participation pool are applied on each Payment Date in the following order of priority:

1.	first, to pay Accrued Shortfall, including accrued and unpaid Shortfall Return, on all outstanding Bonds, pro rata based on Accrued Shortfall then owed;

2.	second, to pay the current Priority Return on all outstanding Bond Tokens, pro rata based on current Priority Return then owed;

3.	third, to pay Excess Revenue Distributions on all outstanding Bonds, pro rata based on outstanding principal, until each Bond has received Excess Revenue Distributions up to its remaining Annual Distribution Cap for that calendar year, without reducing the cap for Accrued Shortfall or Shortfall Return paid; and

4.	fourth, after payment in full of the amounts above, to us or as we otherwise direct.

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Accrued Shortfall

If Priority Return due on a Bond is not paid when due, the unpaid amount becomes Accrued Shortfall for that Bond. Accrued Shortfall earns an additional return at 8% per annum (the “Shortfall Return”), calculated on the same 30/360 basis as Priority Return and compounded annually on each anniversary of that Bond’s Issue Date until paid. Accrued Shortfall and Shortfall Return are general obligations and are payable ahead of current Priority Return and Excess Revenue Distributions from available Pool funds.

Excess Revenue Distributions

After payment of Accrued Shortfall, Shortfall Return, and current Priority Return, available Pool funds may be used to pay Excess Revenue Distributions. The Annual Distribution Cap limits the aggregate current Priority Return and Excess Revenue Distributions paid on each Bond in a calendar year to 20% of that Bond’s original principal amount. Accrued Shortfall and Shortfall Return are excluded from the cap and may be paid in addition.

Transfers of Bond Tokens do not reset, increase, or reinstate the remaining Annual Distribution Cap applicable to the transferred Bond Token.

First-Year Reserve

As Bonds are issued and subscription funds settle, we will deposit 8% of the gross Bond proceeds attributable to each issuance into a segregated commercial deposit account in our name designated as the “First-Year Reserve.” We will own and control the account through authorized management. The account will be maintained separately from our operating accounts, and we will track deposits, uses, balances, and releases by issuance cohort.

During the first year after the Issue Date of Bonds in an issuance cohort, the portion of the First-Year Reserve allocated to that cohort may be used only for the Priority Return, Accrued Shortfall and Shortfall Return, specified payment-related charges, and other uses expressly permitted by the Indenture. The Trustee may object in writing to a use it reasonably determines is not permitted, but does not control the account. After the first anniversary, a cohort balance may be released only if the conditions in the Indenture are satisfied.

The First-Year Reserve is not an escrow, trust, collateral, or account-control arrangement, does not make the Bonds secured, and remains our property. Amounts are exposed to claims of our creditors, the depositary bank’s setoff and combination rights, and insolvency risk of us or the depositary bank. The Reserve does not assure payment of any amount when due.

Optional Redemption

We may redeem a Bond, in whole or in part, at our option beginning on the third anniversary of that Bond’s Issue Date, on not fewer than 7 nor more than 21 days’ prior notice, at a redemption price equal to:

1.	150% of the principal amount redeemed, for a redemption date on or after the third anniversary and on or before the fifth anniversary of the Issue Date of the Bond being redeemed; and

2.	130% of the principal amount redeemed, for a redemption date after the fifth anniversary and on or before the seventh anniversary of the Issue Date of the Bond being redeemed,

plus, in each case, accrued and unpaid Priority Return, Accrued Shortfall, Shortfall Return, and earned and unpaid Excess Revenue Distributions through the redemption date. These prices include a significant call premium over principal.

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Mandatory Buyout Upon Change of Control

Upon a Change of Control, we must buy out all outstanding Bonds. The Change of Control Buyout Price for each Bond is not less than principal plus accrued and unpaid Priority Return, Accrued Shortfall, Shortfall Return, earned and unpaid Excess Revenue Distributions, and other amounts due. At our discretion, the price may instead include a premium of 150%, 130%, or 110% of principal, determined separately by reference to that Bond’s Issue Date, but never less than principal plus the accrued amounts described above.

We must deliver notice of a change of control to the Trustee, paying agent, transfer agent, and holders not later than 60 days after the change of control, and must deposit sufficient funds with the paying agent on or before the change of control buyout date. Our failure to deliver a change of control notice does not impair any holder’s right to require repayment under the Indenture. The occurrence of a change of control also causes each related Warrant to detach from the related Bond Token and become a detached Warrant.

Ranking

The Bonds are general unsecured obligations. Neither the First-Year Reserve nor the Revenue Participation Pool constitutes collateral. The Bonds rank as follows:

1.	pari passu in right of payment with all of our other unsecured and unsubordinated Funded Debt;

2.	effectively subordinated to any of our secured debt, to the extent of the value of the collateral securing that debt;

3.	structurally subordinated to the existing and future indebtedness and other liabilities of any of our subsidiaries, if any; and

4.	senior in right of payment to any of our future indebtedness that is by its terms expressly subordinated to the Bond Tokens.

Certain Covenants

The Indenture contains covenants that restrict or require certain actions by the Company, including the following:

1.	Payment Covenant. We must pay principal, Priority Return, Accrued Shortfall, Shortfall Return, Excess Revenue Distributions, redemption price, Change of Control Buyout Price, and other amounts due on the Bonds in accordance with the Indenture.

2.	Reporting Covenant. We must deliver pool distribution statements, officer’s compliance certificates, annual financial statements within 120 days after fiscal year-end, quarterly financial statements within 60 days after each fiscal quarter, and other reports required by the Indenture.

3.	First-Year Reserve Covenant. We must establish, fund, maintain, document, and use the Company-controlled First-Year Reserve in accordance with the Indenture.

4.	Debt Service Coverage Covenant. Beginning on the First Test Date [FIRST TEST DATE] and as of the last day of each fiscal quarter thereafter, we must maintain a debt service coverage ratio (DSCR) of at least 1.20 to 1.00, subject to a cure right (which may include equity contributions, debt repayment, or reserve funding) within 30 days after delivery or required delivery of the related officer’s certificate.

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5.	Indebtedness Covenant. We may not incur additional Funded Debt (other than Permitted Indebtedness) if, after giving pro forma effect, we would fail the DSCR covenant, subject to the exceptions in the Indenture.

6.	Lien Covenant. We may not create or permit liens on our material assets to secure indebtedness unless the Bond Tokens are equally and ratably secured or the lien is a Permitted Lien.

7.	Transfer and Digital Administration Covenant. We must maintain arrangements with the transfer agent, registrar, and paying agent for administration of the Bond Tokens, including the master securityholder file, daily reconciliation, and digital bond token records.

8.	Warrant Covenant. We must comply with the warrant agreement, including reservation of Warrant Shares, detachment mechanics, exercise procedures, and adjustments.

Events of Default

The Indenture provides that the following, among others, constitute events of default with respect to the Bond Tokens:

1.	failure to pay principal when due at maturity, upon redemption, upon a change of control buyout, upon acceleration, or otherwise;

2.	failure to pay Priority Return, Accrued Shortfall, Shortfall Return, Excess Revenue Distributions, redemption price, Change of Control Buyout Price, or other amounts due, continuing for 30 days;

3.	failure to maintain the First-Year Reserve, continuing for 20 business days after notice;

4.	failure to contribute or fund material amounts constituting the revenue participation pool by the Payment Date, continuing for 20 business days;

5.	failure to apply available pool funds in accordance with the waterfall;

6.	a materially false or misleading pool distribution statement, officer’s certificate, or financial statement;

7.	failure to comply with the DSCR covenant after any applicable cure period;

8.	failure to perform any other covenant, continuing for 60 days after notice by the Trustee or the Required Holders;

9.	specified cross-defaults on Funded Debt in excess of $500,000 and unsatisfied judgments in excess of $500,000;

10.	specified bankruptcy, insolvency, receivership, or similar events involving the Company; and

11.	failure to perform material digital bond token obligations, continuing for 60 days after notice (subject to a carve-out for blockchain outages, forks, indexing or smart-contract errors, wallet compromises, ATS unavailability, or platform outages if the master securityholder file continues to evidence ownership and we use commercially reasonable efforts to cooperate).

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Upon an event of default that is continuing, the Trustee or the Required Holders may declare the Bond Tokens immediately due and payable (automatically, in the case of specified bankruptcy events). The Indenture limits individual holder suits, generally requiring a 25% request to the Trustee, an offer of indemnity, a 60-day period, and the absence of an inconsistent direction from the Required Holders; each holder nonetheless retains the right to receive payment when due and to sue for enforcement of that payment.

Modification and Waiver

The Indenture may be amended or supplemented, and defaults may be waived, with the consent of the Company and holders of more than 40% in aggregate principal amount of the outstanding Bond Tokens (the “Required Holders”). Certain amendments may be made without holder consent, including to cure ambiguities or defects, add covenants or protections for holders, evidence a successor, appoint successor agents, conform the Indenture to the final offering documents, implement or migrate the digital bond token and platform arrangements without reducing amounts payable or materially impairing payment timing or enforceability, or make changes that do not adversely affect holders in any material respect.

Without the consent of each affected holder, no amendment or waiver may, among other things:

1.	reduce the principal amount of any Bond Token;

2.	reduce the Priority Return rate or extend the time for payment of Priority Return;

3.	reduce or extend the time for payment of Accrued Shortfall, Shortfall Return, redemption price, Change of Control Buyout Price, or other amounts then due;

4.	narrow the definition of the revenue participation pool, extend a contribution or funding period adverse to holders, reduce the Annual Distribution Cap, or alter the payment priority adverse to holders;

5.	extend the maturity date or impair the right to sue for payment when due;

6.	reduce the percentage of holders required to consent to amendments or waivers;

7.	impair the right of any Warrant to detach, or permit separate transfer of a non-detachable Warrant before detachment, or shorten the three-year term of a detached Warrant; or

8.	alter the rule that the master securityholder file controls legal ownership of the Bond Tokens.

Warrants

Each Bond Token is issued with one Warrant to purchase one Warrant Share for each $10 principal amount of Bond Tokens (that is, for each Bond Token) purchased. The Warrants are governed by a warrant agreement between the Company and T7X Equities, Inc., as warrant agent, if and to the extent it accepts such appointment in writing.

Each Warrant is initially non-detachable from the related Bond Token and may not be sold, assigned, pledged, or otherwise transferred separately from that Bond Token before the applicable detachment date. Before detachment, any valid transfer of a Bond Token automatically transfers the related Warrant to the transferee, and the registrar and warrant agent will not record a separate transfer of the Warrant.

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Each Warrant automatically detaches from the related Bond Token and becomes separately transferable upon the earliest to occur of:

1.	redemption of the related Bond Token, or the applicable portion, effective as of the redemption date;

2.	a change of control, effective as of the date the change of control occurs; and

3.	maturity of the related Bond Token, effective as of the maturity date.

If a Bond Token is redeemed in part, the portion of the related Warrant attributable to the redeemed portion detaches on the redemption date, and the remaining portion stays attached until a later detachment event. Unless we determine another equitable allocation method in good faith, partial detachment is made pro rata based on the principal amount redeemed.

Exercise of Warrants

Each Warrant entitles the holder to purchase one Warrant Share at an exercise price of $12.00 per share, subject to adjustment under the Warrant Agreement. A Warrant becomes exercisable when it detaches from the related Bond and expires three years after its Detachment Date (or on the next Business Day), unless earlier exercised, cancelled, cashed out, assumed, substituted, or terminated under the Warrant Agreement.

A holder may exercise a Warrant by delivering a completed notice of exercise, payment of the aggregate exercise price (by wire transfer, certified funds, platform payment, or, if we permit, cashless exercise), and the related Bond Token position information, warrant number, and platform authentication or other required documentation. We will not issue fractional Warrant Shares; in lieu of a fractional share, we may pay cash equal to the applicable fraction multiplied by the fair market value per Warrant Share, or round down to the nearest whole share where cash payment is not permitted.

Warrant Adjustments and Change of Control

The exercise price and the number or kind of Warrant Shares issuable upon exercise are subject to customary adjustment for subdivisions, combinations, reclassifications, recapitalizations, dividends, distributions, and similar events, as described in the warrant agreement. Upon a change of control, each Warrant detaches and, at our election stated in the change of control notice, will become exercisable for the consideration receivable by holders of the Warrant Shares, be assumed or substituted on economically equivalent terms, be cashed out for fair value, or remain outstanding if the Warrant Shares remain outstanding or are converted into successor securities.

Holders of Warrants do not have voting, dividend, information, inspection, or other rights as holders of Warrant Shares solely by virtue of holding Warrants.

Warrant Shares

The Warrant Shares issuable upon exercise of the Warrants are shares of our common stock, par value $0.0001 per share. The material terms of the Common Stock are as follows:

1.	Authorized Shares. 14,094,621 shares of common stock are authorized under our certificate of incorporation, of which up to 2,000,000 shares are reserved for issuance upon exercise of the Warrants.

2.	Par Value. $0.0001 per share.

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3.	Voting Rights. Each share of common stock is entitled to one vote per share on matters submitted to a vote of stockholders, subject to our certificate of incorporation and bylaws.

4.	Dividend Rights. Holders of common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds, subject to any preferential rights of any then-outstanding preferred stock.

5.	Liquidation Rights. Upon liquidation, holders of common stock are entitled to share ratably in the assets legally available for distribution after satisfaction of liabilities and any preferential rights of preferred stock.

6.	Preemptive Rights. Holders of common stock have no preemptive rights.

7.	Conversion or Redemption Rights. The common stock is not convertible or redeemable.

Form, Book-Entry, and Digital Bond Token

The Bond Tokens are issued as registered, uncertificated digital bond tokens on Trusted Smart Chain (TSC), administered by T7X Equity, Inc., as our SEC-registered transfer agent who will custody all the Bond Tokens in the digital wallet it maintains exclusive custody and control over. The master securityholder file maintained by the transfer agent is the official and controlling record of legal ownership of the Bond Tokens.

Blockchain records, token balances, wallet balances, transaction hashes, platform displays, smart-contract records, and other digital records are administrative and evidentiary records only and do not supersede the master securityholder file. In the event of any discrepancy, conflict, fork, exploit, rollback, indexing or smart-contract error, wallet compromise, mistaken or unauthorized transfer, or other difference between the master securityholder file and any on-chain or derived record, the master securityholder file controls for all purposes. The transfer agent performs a daily reconciliation between the blockchain index and the master securityholder file.

No digital bond token constitutes a bearer instrument. Possession or control of a digital bond token, private key, seed phrase, transaction hash, or wallet credential does not by itself establish legal ownership of any Bond Token or entitlement to payment, transfer, voting, consent, redemption, repayment, or other rights. No investor will hold or receive any private keys, maintain or access any wallet with respect to any Bond Tokens as result of purchasing the Bonds pursuant to this Offering.

Transfer Restrictions

The Bond Tokens and Warrants may be transferred only in accordance with the Indenture, the warrant agreement, applicable securities laws, our platform procedures, and the transfer agent’s procedures. No transfer of a Bond Token is effective unless approved and recorded by the transfer agent on the master securityholder file.

Before the applicable detachment date, a Warrant may not be transferred separately from the related Bond Token. On and after detachment, a detached Warrant may be separately transferable, subject to the warrant agreement, applicable securities laws, investor eligibility requirements, platform authentication, wallet whitelisting, and other transfer restrictions.

See “Plan of Distribution— Use of Blockchain” for a complete description of the Bond tokenization, and “Risk Factors — Risks Related to Tokenization and Blockchain” for a discussion of the risks specific to this structure and the role of the transfer agent.

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Secondary Market; No Assurance of Liquidity

We may seek to facilitate secondary market trading of the Bond Tokens through an alternative trading system (ATS) or other trading venue if regulatory approvals, onboarding, operational readiness, and transfer controls are obtained and implemented. An ATS subject to Regulation ATS must comply with requirements that may include broker-dealer registration and required filings before commencing operation. We are not required to establish, maintain, support, or guarantee any secondary market for the Bond Tokens, Warrants, or Warrant Shares. Investors should assume they may be required to hold the securities indefinitely or until maturity, redemption, repayment, exercise, or expiration, if any.

Payments

Payments on the Bond Tokens are made by the paying agent from funds received from the Company or another authorized funding source, through the platform into designated investor accounts or by another method the paying agent approves. The paying agent is not required to advance its own funds. Our payment instructions may include per-holder allocations, pool distribution statements, tax withholding information, Payment Dates, and Record Dates. Payments may be recorded on-chain for administrative or reconciliation purposes, but the master securityholder file and the paying agent’s payment records control over any on-chain payment record.

Certain Tax Matters; Withholding

The material U.S. federal income tax consequences of investing in the Bond Tokens, Warrants, and Warrant Shares are summarized under “Material U.S. Federal Income Tax Considerations” in this offering circular. The tax treatment may be affected by the issue price, original issue discount (if any), the stated Priority Return, the revenue participation feature, the allocation of value between the Bond Tokens and the Warrants, and the exercise or disposition of the Warrants.

Under the Indenture, each holder agrees that any withholding taxes (including backup withholding) required on payments in respect of the Bond Tokens (or, in some circumstances, the Warrants or Common Stock issuable on exercise) may be withheld from, or set off against, payments of cash or other consideration in respect of the securities or other funds or assets of the holder, to the extent required by applicable law.

No Sinking Fund; No Conversion

The Bond Tokens are not entitled to the benefit of a sinking fund. The Bond Tokens are not convertible into equity securities or other securities of the Company; the Warrants are separate securities exercisable only in accordance with the warrant agreement. The Indenture permits satisfaction and discharge and defeasance of the Bond Tokens on the terms described in the Indenture.

Rights of Holders

Holders of Bond Tokens have only the rights provided in the Indenture, the Bond Tokens, and applicable law, and do not have voting rights as our equityholders solely by virtue of holding Bond Tokens. Holders of Warrants do not have rights as holders of Warrant Shares until they validly exercise their Warrants and the Warrant Shares are issued. The master securityholder file determines the holders entitled to payments, notices, consents, redemptions, repayments, transfers, and other rights.

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Trustee, Transfer Agent, Registrar, Paying Agent, and Warrant Agent

[TRUSTEE NAME] must be engaged before any Bond is sold. T7X Equity, Inc. is expected to serve as transfer agent, registrar, and paying agent for the Bonds and, if separately appointed and accepted, as Warrant Agent. The Transfer Agent will maintain the Master Securityholder File and Bond Register, process transfers, administer Company-funded payments, coordinate Digital Bond Token administration, and reconcile digital records to the official records. The Trustee will not operate or validate blockchain systems and will not control the First-Year Reserve.

Reports and Notices

We will provide notices and reports to holders as required by the Indenture and applicable law, including through the platform, by email, or by posting to investor accounts. We expect to deliver periodic pool distribution statements and officer’s compliance certificates describing, among other things, revenue participation pool calculations, payment status, First-Year Reserve status, digital bond token administration, Warrant status, and DSCR calculations, in each case to the extent required by the Indenture.

Material Limitations

Investors should carefully consider the following limitations, among others described under “Risk Factors”:

1.	payments on the Bond Tokens depend on our ability to generate revenue, fund reserve obligations, make required pool deposits, and satisfy our obligations;

2.	the revenue participation feature does not guarantee any minimum Excess Revenue Distribution, and the Annual Distribution Cap limits total annual distributions (current Priority Return plus Excess Revenue Distributions) to 20% of original principal per year;

3.	Accrued Shortfall may remain unpaid for an extended period and earns Shortfall Return at 8% per annum, compounded annually, which increases our obligations and the amount senior in the Pool waterfall;

4.	the redemption and change-of-control prices include significant premiums, and the change-of-control premium above principal plus accrued amounts is payable only at our discretion;

5.	the Bond Tokens and Warrants may be illiquid and transferable only through approved procedures, and the master securityholder file, not blockchain possession, controls legal ownership;

6.	the Warrants may not be separately transferred before detachment, and detached Warrants expire if not exercised before the applicable expiration date; and

7.	the Warrant Shares may be subject to dilution and to the terms of our governing documents, and holder remedies are subject to notice, cure, consent, indemnity, and collective-action procedures under the Indenture.

Additional Terms

We may supplement or amend the terms of the Bond Tokens, Warrants, Warrant Shares, offering procedures, payment mechanics, transfer procedures, or digital securities administration in an offering circular supplement, post-qualification amendment, or other filing, to the extent permitted by the Indenture, the warrant agreement, Regulation A, and applicable law. Any such supplement or amendment will describe the material terms applicable to the securities then being offered.

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Illustrative Revenue Participation Pool Examples

The following examples are provided solely to illustrate the mechanics of the Revenue Participation Pool, the Annual Distribution Cap, and the general obligation shortfall funding obligation. They are based on hypothetical revenue assumptions and are not projections, forecasts, or guarantees of future performance. Actual results will differ materially. Assumptions: maximum offering of $20,000,000 (2,000,000 Bonds at $10.00 par) is sold and remains outstanding throughout. Pool contribution rates are applied at full-raise rates. All figures are annual.

Key mechanics:

•	Annual Priority Return = 8% × $20,000,000 outstanding principal = $1,600,000 ($0.80 per Bond)

•	Annual Distribution Cap = 20% × $20,000,000 = $4,000,000 ($2.00 per Bond)

•	Maximum Excess Distribution = $4,000,000 − $1,600,000 = $2,400,000 ($1.20 per Bond)

•	Pool funded by: 10% of gross licensing revenue; 10% of gross transaction revenue; 10% of gross Broker Dealer revenue; $1.50 per DID created

Example 1 — Year 1: Early Stage (Pool Insufficient; Priority Return Funded by the First-Year Reserve and General Corporate Funds)

Assumed revenues: $1,200,000 total — $1,000,000 licensing, $150,000 transaction, 15,000 DIDs.

Revenue Participation Pool — Sources	Amount
Licensing revenue (10% of $1,000,000)	$100,000
Transaction revenue (10% of $150,000)	$15,000
Broker Dealer revenue (10% of $0)	$–
DID creation fees (15,000 × $1.50)	$22,500
Total Pool Receipts	$137,500

Revenue Participation Pool — Application	Amount
Priority Return required	$1,600,000
Less: Pool receipts	$(137,500)
Shortfall — funded from the First-Year Reserve / general corporate funds	$1,462,500
Excess distributions to Bondholders	$–

Result: Each Bondholder receives $0.80 per Bond (8.0% Priority Return), funded primarily from the aggregate First-Year Reserve allocation in this full-raise illustration and supplemented by general corporate funds as needed. The Reserve remains Company property and does not secure payment. No Excess Revenue Distributions are made. The illustrated DSCR is 0.09x—below the 1.20x covenant—but payment obligations are not conditioned on Pool sufficiency.

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Example 2 — Year 3: Growth Stage (Pool Partially Funds Priority Return; General Obligation Covers Shortfall)

Assumed revenues: $5,000,000 total — $3,500,000 licensing, $1,000,000 transaction, $0 Broker Dealer(not yet licensed), 100,000 DIDs.

Revenue Participation Pool — Sources	Amount
Licensing revenue (10% of $3,500,000)	$350,000
Transaction revenue (10% of $1,000,000)	$100,000
Broker Dealer revenue (10% of $0)	$–
DID creation fees (100,000 × $1.50)	$150,000
Total Pool Receipts	$600,000

Revenue Participation Pool — Application	Amount
Priority Return required	$1,600,000
Less: Pool receipts	$(600,000)
Shortfall — funded from general corporate funds	$1,000,000
Excess distributions to Bondholders	$–

Result: Each Bondholder receives $0.80 per Bond (8.0% yield). The Pool covers $600,000 of the $1,600,000 obligation; the remaining $1,000,000 is funded from general corporate funds as an unconditional obligation. No excess distributions are made. DSCR is 0.38x.

Example 3 — Year 5: Scale Stage (Pool Self-Sufficient; Excess Distributions Begin)

Assumed revenues: $15,000,000 total — $8,000,000 licensing, $4,500,000 transaction, $2,500,000 Broker Dealer(licensed Year 3), 300,000 DIDs.

Revenue Participation Pool — Sources	Amount
Licensing revenue (10% of $8,000,000)	$800,000
Transaction revenue (10% of $4,500,000)	$450,000
Broker Dealer revenue (10% of $2,500,000)	$250,000
DID creation fees (300,000 × $1.50)	$450,000
Total Pool Receipts	$1,950,000

Revenue Participation Pool — Application	Amount
Priority Return — fully funded from Pool	$1,600,000
Pool remainder after Priority Return	$350,000
Annual Distribution Cap maximum excess	$2,400,000
Excess distributed to Bondholders (remainder < cap)	$350,000
Pool balance retained by Company	$–
Total Bondholder Distributions	$1,950,000

Result: Each Bondholder receives $0.975 per Bond (9.75% yield) — $0.80 Priority Return plus $0.175 excess revenue distribution. The Pool is self-sufficient; no general corporate funds are required. DSCR is 1.22x, just above the 1.20x covenant. The Annual Distribution Cap does not bind because Pool receipts ($1,950,000) are below the $4,000,000 cap. The Company retains no Pool surplus.

Quarterly: $487,500 per quarter ($0.24375 per Bond) — $400,000 Priority Return + $87,500 excess.

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How the Annual Distribution Cap works at its ceiling: If Pool receipts in any year were to reach $5,200,000 (hypothetically, at approximately $35M total revenues), the cap would bind. After the $1,600,000 Priority Return, the remaining $3,600,000 would exceed the $2,400,000 maximum excess distribution. Bondholders would receive the maximum $4,000,000 total ($2.00 per Bond, 20.0% yield). The remaining $1,200,000 Pool surplus would be retained in the Collection Account, applied first to cure any outstanding Accrued Shortfall, then released to the Company as unencumbered revenue.

These examples assume the maximum offering is fully subscribed and that no Bonds have been redeemed. If fewer Bonds are outstanding (partial offering or optional redemption), both Pool contribution rates and the Priority Return obligation scale proportionately — per-Bond economics remain unchanged. These are hypothetical illustrations only. The Company cannot assure you that it will achieve any of the revenue levels assumed above. The Annual Distribution Cap of $2.00 per Bond per year (20.0% annualized) is an absolute ceiling — no additional Pool distributions may be made to Bondholders regardless of how much revenue the Company generates above the cap threshold.

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DILUTION

Prospective purchasers of the Bonds should be aware that the Warrants attached to the Bonds, if exercised, will result in a material disparity between the exercise price of $12 per Common Stock and the effective cash cost to affiliated persons for Common Stock acquired (including securities that can convert into Common Stock) by them in transactions during the past year, or that they have a right to acquire.

Per Share
2026 Bridge Notes (Dec 31, 2025)(1)	$2.59
2026 SAFE Notes(2)	$2.59
Seed-1 Preferred, 2025 Extension	$1.297

(1)	$720,000 facility with $480,000 in principal outstanding plus the 10% fixed bridge fee ($48,000) and 10% per annum interest (approximately $48,000 assuming one year), totaling approximately $576,000, is convertible into Common Stock at a conversion price based on a $30,000,000 pre-money valuation (approximately $2.59 per share based on current fully diluted share count of 10,360,107 excluding the employee option pool and convertible notes).

(2)	$200,000 aggregate SAFE purchase consideration converts pursuant to the two SAFE instruments, including a 15% discount to the applicable future equity financing price. The number and class of shares issuable cannot be determined until a qualifying financing and application of the SAFE definitions.

(3)	The Seed-1 Preferred Shares were offered at fixed price.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following summary describes certain U.S. federal income tax consequences relating to the purchase, ownership and disposition of the Bonds for the investors described below. This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the Bonds. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof. All of the foregoing are subject to change, and any change may apply retroactively and could affect the continued validity of this summary. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the Bonds.

The summary generally applies only to beneficial owners of the Bonds that purchase their Bonds in this offering for an amount equal to the issue price of the Bonds, which is the first price at which a substantial amount of the Bonds is sold for money to investors (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the Bonds as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment). This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to address all categories of investors, some of which may be subject to special rules (such as partnerships or other pass-through entities (or investors in such entities)), dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, former citizens or long-term residents of the United States, controlled foreign corporations, passive foreign investment companies, persons holding the Bonds as part of a hedging, conversion or integrated transaction for U.S. tax purposes or a straddle, persons deemed to sell the Bonds under the constructive sale provisions of the Code, or persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the Bonds to their financial statements). Finally, the summary does not describe the effects of any other U.S. federal tax laws such as the Medicare contribution tax on net investment income or estate and gift tax laws or the effects of any applicable non-U.S., state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF THE BONDS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER U.S. FEDERAL TAX LAWS, NON-U.S., STATE AND LOCAL TAX LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of a Bond that, for U.S. federal income tax purposes, is (1) a citizen or individual tax resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (3) otherwise defined as a United States person under Section 7701(a)(30) of the Code.

A “non-U.S. holder” is a beneficial owner of a Bond that (1) is not a U.S. holder and (2) is not a person treated as a partnership or other pass through entity for U.S. federal income tax purposes. If a partnership (including any entity or arrangement (domestic or foreign) that is treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Bond, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a Bond that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the Bonds.

The Company will treat the bonds as indebtedness for U.S. federal income tax purposes. By purchasing a Bond, each holder agrees to treat the Bond as debt for all tax purposes. However, because the repayment of the Bonds is in part tied to gross revenues of the Company (revenue participation), the IRS could challenge this characterization and attempt to classify the Bonds as equity.

If the Bonds were reclassified as equity, payments of interest would be treated as distribution/dividends, which would be nondeductible by the Company and taxed differently to the holder. The remainder of this summary assumes the Bonds are treated as debt.

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The Company will treat the Bonds as contingent payment debt instruments under Treasury Regulations §1.1275-4(b) (the “CPDI”). Under the CPDI treatment, the Bonds are treated as debt instruments bearing Original Issue Discount (“OID”) based on a “Comparable Yield”, the yield on a hypothetical fixed-rate debt instrument with similar terms and a “Projected Payment Schedule” of estimated contingent payments over the 7 year term of the Bonds. OID accrues to Holders annually as ordinary income, regardless of actual cash distributions received.

The Company will establish and publish the Comparable Yield and Projected Payment Schedule within 30 days of the initial Bond issuance, and will provide each holder with annual OID accrual information as required under Treasury Regulations §1.1275-4(b).

The Company will receive an opinion from a nationally recognized firm to the effect that the Bonds will be treated as debt for U.S. federal income tax purposes. Each holder by acceptance of the Bonds, agrees or is deemed to agree to treat the Bonds as debt for such purposes.

The Bonds will be issued with non-detachable Warrants which should be treated as an “investment unit” prior to detachment. Detachment occurs automatically on the earliest of the effective redemption, Change of Control, or maturity (the “Detachment Date”), after which the Warrant is a Detached Warrant and is separately transferrable.

For U.S. federal income tax purposes under Code §1273(c)(2) and Treasury Regulations §1.1273-2(h), requires bifurcation when a debt instrument and an option, security, or other property is issued together as an investment unit. Under Code §1273(c)(2), the issue price of the investment unit is determined as if the investment unit were a debt instrument and then allocated among the elements based on relative fair market values at the time of issuance.

Since the Bonds are treated as CPDI, the allocated issue price of the Bond is relevant to determining the OID for the Bond. Any amount allocated to the Warrant correspondingly reduces the issue price allocated to the Bond and can create or increase OID on the Bond component.

Warrants

The Warrants must be valued at issuance (not at exercise). The Company also has an obligation to provide binding-determination information to the holders in a reasonable manner where the Company determination of value controls the holder treatment.

The Company’s allocation of the issue price of an investment unit between the Bond and Warrant generally is binding on the holders unless a holder properly discloses a different allocation on a timely filed U.S. federal income tax return. The Company expects to make binding-determination information available to holders in a reasonable manner in accordance with the applicable rules.

Valuing the Warrant at issuance may be uncertain, and the value of the Warrant may include time value even if the Warrant is out-of-the-money at the time of issuance. The Company intends to value the Warrants as of the issuance using a supportable valuation method and to use that valuation for purposes of the investment-unit allocation. Because the valuation is inherently uncertain, different valuations (and therefore different allocations) may be asserted by the IRS.

Holders are responsible for taxes imposed on the Warrants in connection with the exercise or transfer of the Warrants, and the Company generally will pay documentary, stamp, or similar taxes attributable to the original issuance of the Warrant Shares in the holder’s name. Exercise of the Warrant generally requires delivery of a notice of exercise and payment of the aggregate exercise price.

U.S. Holders

Taxation of interest

Since the timing or amount of the revenue participation payments are uncertain, the Bonds will be subject to the Treasury Regulations §1.1275-4(b) governing CPDI. Under the CPDI rules, a U.S. holder, regardless of their method of accounting, will be required to accrue interest taxed as ordinary income on a constant yield basis based on a Comparable Yield (the rate at which the Company would issue a fixed-rate debt instrument with similar terms) rather than the actual cash payments received. Adjustments will be made in each taxable year to reflect the difference between actual revenue participation distributions and the projected amounts under the Projected Payment Schedule.

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Under Treasury Regulations §1.1275-4(b), the Comparable Yield and Projected Payment Schedule are determined as of the issue date and remain fixed for the term of the Bond, including subsequent holders. A U.S. holder includes daily portions of interest in income based on the Comparable Yield and adjusted issue price of the Bond, and amounts treated as interest under the CPDI rules are treated as OID. No payment on a CPDI qualifies as qualified stated interest.

If actual revenue participation payments exceed the projected amounts, the excess is a positive adjustment and is treated as additional interest income. If actual payments are below the projected amounts, the shortfall is a negative adjustment that first reduces current year interest income, then may reduce ordinary income to the extent of prior interest inclusions over prior ordinary loss negative adjustments, with any remaining amount carried forward.

Sale, exchange, redemption, retirement or other disposition of the Bonds

On a sale, exchange, or retirement of a CPDI subject to the noncontingent bond method, any gain recognized by a U.S. holder generally is treated as interest income under Treasury Regulations §1.1275-4(b)(8)(i). Any loss generally is ordinary loss to the extent of the U.S. holder’s total prior interest inclusions exceed prior net negative adjustments treated as ordinary loss under Treasury Regulations §1.1275-4(b)(8)(ii). Any additional loss is treated as loss from the sale, exchange, or retirement of a debt instrument. If no contingent payments remain due at the time of sale, exchange, or retirement, the U.S. holder recognizes gain or loss as from the sale, exchange, or retirement of a debt instrument.

A U.S. holder’s basis in a CPDI is increased by the interest previously accrued to the U.S. holder and decreased by the amount of any noncontingent payment and the projected amount of any contingent payment previously made on the CPDI to the U.S. holder under Treasury Regulations §1.1275-4(b)(7)(iii).

Warrants

A U.S. holder generally should not recognize income, gain, or loss solely upon the exercise of a noncompensatory Warrant. A U.S. holder’s tax basis in the Warrant Shares acquired upon a cash exercise should equal the sum of (i) the exercise price plus (ii) the U.S. holder’s basis in the Warrant. The holding period for the Warrant Shares acquired upon exercise begins on the exercise date.

Gain or loss on the sale or exchange of the Warrant should have the same character as the underlying Warrant Shares would have in the U.S. holder’s hands. If the Warrant Shares are or would be a capital asset, such gain or loss should be capital. If a U.S. holder allows a Warrant to expire or otherwise fails to exercise it and the U.S. holder sustains a loss, Code §1234(a) generally treats the Warrant as sold or exchanged on the date it expired.

Non-U.S. Holders

Taxation of interest

Subject to the discussion below under “Income or gains effectively connected with a U.S. trade or business,” payments of interest to non-U.S. holders are generally subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence), collected by means of withholding by the payer. Payments of interest on the Bonds to non-U.S. holders, may qualify as “portfolio interest,” and thus would be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders certify their nonresident status as described below, subject to the discussions below under “Legislation and guidance relating to foreign accounts” and “Backup withholding and information reporting.”

The portfolio interest exception generally is not available for contingent interest determined by reference to the debtor’s or a related person’s receipts, sales, cash flow, income, profits, property value, dividends, or similar payments. Since the Bonds have a fixed minimum interest component plus an upside revenue-based component, only the excess contingent amount over the fixed minimum payment is treated as contingent interest for this purpose. The portfolio interest exception will apply to the fixed interest component of the Bonds and the contingent interest payments will be subject to a 30% withholding tax unless reduced by an applicable treaty.

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The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

•	owns, actually or constructively (applying certain attribution rules), shares of the Company stock representing at least 10% of the total combined voting power of all classes of the Company stock entitled to vote; or

•	is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code that is related, directly or indirectly, to the Company through sufficient stock ownership; or

•	Receives interest that is treated as contingent interest excluded from the portfolio interest exemption.

In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock (by vote or value) is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s stock (by vote or value).

The portfolio interest exemption and any reduction of the withholding tax rate pursuant to the terms of an applicable income tax treaty require a non-U.S. holder to certify its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form to the Company or the Company’s paying agent prior to the payment.

For non-U.S. holders, OID is generally not subject to withholding as it accrues; instead, withholding generally applies when the non-U.S. holder receives a payment on the Bonds or sells, exchanges, or redeems the Bonds. On a payment, the taxable OID, except as excluded for fixed interest as described above, generally is the OID accrued while the non-U.S. holder held the Bonds, reduced by OID previously recognized, and the withholding tax generally cannot exceed the payment amount reduced by the tax imposed on the fixed minimum interest component of the Bonds.

If the revenue participation component is not portfolio interest, the issuer or withholding agent generally should treat U.S. source payments to a non-U.S. holder as subject to the 30% withholding tax unless a treaty reduction or other exemption is properly documented.

Sale, exchange, redemption, retirement or other disposition of the Bonds

Subject to the discussion below under “Backup withholding and information reporting,” non-U.S. holders can be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of the Bonds. Under Treasury Regulations §1.1275-4(b)(8)(i), any gain recognized on the sale, exchange, or retirement is interest income unless there is no remaining contingent payments on the Bonds at the time of sale, exchange, or retirement of the Bonds. Any loss generally is ordinary loss to the extent of the non-U.S. holder’s total prior interest inclusions exceed prior net negative adjustments treated as ordinary loss under Treasury Regulations §1.1275-4(b)(8)(ii).

To the extent the gain on the sale, exchange, redemption, retirement, or other disposition is treated as interest income, the interest income will be subject to tax and withholding as discussed above under “Taxation of Interest”.

If no contingent payments remain due at the time of sale, exchange, or retirement, the non-U.S. holder recognizes gain or loss under the normal rules and would not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement, or other disposition of the Bonds. This general rule, however, is subject to several exceptions. For example, the gain would be subject to U.S. federal income tax if:

•	the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder in the United States), in which case it would be subject to tax as described below under “Income or gains effectively connected with a U.S. trade or business;” or

•	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the year of the disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.

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A non-U.S. holder’s basis in a CPDI is increased by the interest previously accrued to the non-U.S. holder and decreased by the amount of any noncontingent payment and the projected amount of any contingent payment previously made on the CPDI to the non-U.S. holder under Treasury Regulations §1.1275-4(b)(7)(iii).

Warrants

A non-U.S. holder generally should not be subject to U.S. federal income tax solely as a result of exercising a noncompensatory Warrant. However, U.S. source dividends (including certain constructive dividends) generally are subject to U.S. federal income tax and withholding tax at 30% unless reduced by an applicable treaty or treated as effectively connected income to a U.S. trade or business. A non-U.S. holder’s tax basis in the Warrant Shares acquired upon a cash exercise should equal the sum of (i) the exercise price plus (ii) the non-U.S. holder’s basis in the Warrant. The holding period for the Warrant Shares acquired upon exercise begins on the exercise date.

Gain recognized by a non-U.S. holder from the sale or other taxable disposition of a Warrant should not be U.S. source income and should not be subject to withholding tax. Such gain is generally not subject to U.S. federal income tax unless the gain is effectively connected with a U.S. trade or business, the non-U.S. holder is an individual present in the U.S. for 183 days or more in the taxable year, or the Foreign Investment in Real Property Tax Act (“FIRPTA”) is applicable.

Income or gains effectively connected with a U.S. trade or business

The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership and disposition of the Bonds by a non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the Bonds or gain from the sale, exchange, redemption, retirement or other disposition of the Bonds including the Warrants is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), some portion of its earnings and profits that is effectively connected with its U.S. trade or business also would, with limited exceptions, be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate. Payments of interest that are effectively connected with a U.S. trade or business generally will not be subject to the 30% withholding tax, provided that the holder claims exemption from withholding by timely filing a properly completed and executed IRS Form W-8ECI (or other appropriate form), or any successor form as the IRS designates, as applicable, prior to the payment.

Backup Withholding and Information Reporting

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest and proceeds from a sale or other disposition of the Bonds paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payer to withhold from payments subject to information reporting if the recipient has failed to provide a correct taxpayer identification number to the payer, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 24%.

Payments of interest to U.S. holders generally will be subject to information reporting, and generally will be subject to backup withholding, unless the holder (1) is an exempt payee, such as a corporation, or (2) provides the payer with a correct taxpayer identification number and complies with applicable certification requirements. Payments made to U.S. holders by a broker upon a sale or other disposition of the Bonds will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

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The Company must report annually to the IRS the interest paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest, including any tax withheld pursuant to the rules described under “Non-U.S. Holders—Taxation of interest” above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of interest on the Bonds may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form. Payments made to non-U.S. holders by a broker upon a sale or disposition (including a retirement or redemption) of the Bonds will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of the Bonds under the backup withholding rules generally can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

Legislation and Guidance Relating to Foreign Accounts

Legislation and administrative guidance incorporating provisions referred to as the Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other “non-financial foreign entities” as defined in the Code and applicable regulations. “Foreign financial institution” is defined to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies. FATCA generally imposes a U.S. federal withholding tax of 30% on U.S. source interest income on a Bond and the gross proceeds of a disposition of a Bond paid to a foreign financial institution or other non-financial foreign entity (whether as beneficial owner or intermediary), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, (iii) an exemption otherwise applies or (iv) as otherwise provided by the Treasury Secretary. Under final regulations and published guidance, FATCA withholding generally applies to interest payments made on the Bonds. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of the Bonds, which may be relied upon by taxpayers until final regulations are issued. Prospective investors should consult their tax advisors regarding FATCA.

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ERISA AND RELATED CONSIDERATIONS

The following is a summary of certain material considerations arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and certain other laws that may be relevant to a prospective purchaser of the Bonds, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Offered Securities”). This discussion is not exhaustive and does not address all aspects of ERISA, the Code, or other federal, state, local, non-U.S., or other laws that may be relevant to a particular investor.

For purposes of this discussion, “ERISA Plans” means employee benefit plans subject to Title I of ERISA. “Code Plans” means plans, individual retirement accounts, and other arrangements subject to Section 4975 of the Code but not subject to Title I of ERISA, including certain individual retirement accounts, Keogh plans, and health or medical savings accounts. ERISA Plans and Code Plans are referred to collectively as “Benefit Plans” or “Benefit Plan Investors.” “Other Plans” means governmental plans, certain church plans, and non-U.S. plans that are not subject to ERISA or Section 4975 of the Code but may be subject to other laws or requirements.

The following discussion is general in nature and is not intended to be legal or tax advice. A fiduciary or other person considering an investment in the Offered Securities should consult its own legal, tax, investment, and other advisers regarding the consequences of such investment under ERISA, the Code, and other applicable laws.

Fiduciary Considerations

A fiduciary of a Benefit Plan should determine, before investing in the Offered Securities, that the investment is permitted under the governing documents and investment policies of the plan and is consistent with the fiduciary’s duties under applicable law. Among other matters, the fiduciary should consider:

•	whether the investment is prudent and appropriate in light of the plan’s investment objectives, liquidity needs, risk tolerance, and diversification requirements;

•	whether the investment is permitted under the plan’s governing documents and applicable investment guidelines;

•	the nature and terms of the Bonds, Warrants, and Common Shares;

•	in the case of an ERISA plan, will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other provisions of the Code and ERISA;

•	whether the acquisition, holding, exercise, transfer, or disposition of the Offered Securities may constitute or result in a prohibited transaction;

•	the possibility that the investment may generate unrelated business taxable income or income from debt-financed property; and

•	the potential lack of a trading market or other liquidity for the Offered Securities.

The fiduciary of an ERISA Plan should also consider ERISA’s requirements relating to prudence, diversification, loyalty, and the exclusive purpose of providing benefits to participants and beneficiaries and paying reasonable plan expenses..

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Prohibited transactions

ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Benefit Plan and persons or entities that are parties in interest under ERISA or disqualified persons under Section 4975 of the Code. A prohibited transaction could arise, for example, if the Company, an affiliate, a director, an officer, or another person providing services to the Company is a party in interest or disqualified person with respect to a Benefit Plan acquiring or holding the Offered Securities, and the transaction is not covered by an applicable statutory or administrative exemption.

The fiduciary of a Benefit Plan should determine whether an exemption is available before purchasing or holding the Offered Securities. No representation is made that any exemption will be available for a particular investor or transaction.

A violation of the prohibited-transaction rules may result in excise taxes under Section 4975 of the Code. The initial excise tax generally is 15% of the amount involved for each year or part of a year in the taxable period. If the transaction is not timely corrected, an additional excise tax of 100% of the amount involved may apply. These taxes generally are imposed on disqualified persons who participate in the prohibited transaction.

In addition, a fiduciary of an ERISA Plan that permits a prohibited transaction or otherwise breaches its fiduciary duties may be subject to liability under ERISA, including liability for losses suffered by the plan and profits obtained through the breach. The Company’s directors and officers will not become ERISA fiduciaries solely because a Benefit Plan invests in the Offered Securities; however, a person may become an ERISA fiduciary if the person exercises discretionary authority or control over the plan or its assets or provides investment advice for a fee.

Plan asset considerations

Section 3(42) of ERISA and the DOL’s plan-asset regulation address when the assets of an employee benefit plan include an investment in an entity and an undivided interest in the underlying assets of that entity. Generally, if a Benefit Plan acquires an equity interest in an entity that is neither a publicly offered security nor a security issued by a registered investment company, the plan’s assets may include the equity interest and an undivided interest in the entity’s underlying assets, unless an applicable exception applies.

The Bonds are intended to be debt securities of the Company. Accordingly, the Bonds generally should not themselves constitute equity interests for purposes of the DOL’s plan-asset regulation. The Warrants and the Common Shares issuable upon exercise of the Warrants, however, may constitute equity interests or provide equity exposure for purposes of that regulation, depending on their terms and the applicable facts and circumstances. The Company therefore cannot assure prospective investors that the acquisition or holding of the Warrants or Common Shares will not implicate the DOL’s plan-asset regulation.

Whether an exception applies will depend on the facts and circumstances, including the terms, transferability, ownership, and trading characteristics of the applicable security and the Company’s capital structure. The qualification of the offering under Regulation A does not, by itself, establish that the Warrants or Common Shares constitute “publicly offered securities” for purposes of the DOL’s plan-asset regulation.

If the Company’s underlying assets were treated as plan assets, the Company and persons exercising discretionary authority or control over those assets could be treated as fiduciaries with respect to the applicable Benefit Plan Investors. Transactions involving the Company’s assets and parties in interest or disqualified persons could then be subject to the prohibited-transaction provisions of ERISA and Section 4975 of the Code. Such treatment could also create additional fiduciary and administrative obligations, including possible liability for losses, improper delegation of fiduciary authority, and commingling of plan assets with other assets.

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Consequences for IRAs and similar arrangements

If an IRA owner or beneficiary engages in a prohibited transaction involving the IRA, the IRA generally may cease to qualify as an IRA as of the first day of the taxable year in which the prohibited transaction occurs. The account may then be treated as having distributed its assets at fair market value as of that date, potentially resulting in taxable income and other tax consequences to the owner or beneficiary.

The foregoing discussion is based on provisions of ERISA and the Code in effect as of the date of this Offering Circular. Legislative, regulatory, administrative, or judicial changes may affect the analysis described above and may be applied retroactively.

LEGAL MATTERS

Basswood Counsel PLLC, Washington DC, will pass upon the legality of the Bonds, the non-detachable Warrants and the shares of Common Stock offered hereby. A copy of their opinion will be filed as an exhibit to the Offering Statement.

EXPERTS

The financial statements of Nomyx Technology Labs Inc. for the year ended December 31, 2025, and for the period from inception (August 29, 2024) through December 31, 2024, included in this Offering Circular have been audited by Wahl Street Accountancy Corporation, an independent auditor, as stated in their report thereon and included herein, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an Offering Statement on Form 1-A with the SEC, of which this Offering Circular is a part. This Offering Circular does not contain all of the information in the Offering Statement and its exhibits. For further information about us and about the securities offered hereby, you should refer to the Offering Statement and its exhibits.

After qualification of the Offering Statement, we will file annual reports (Form 1-K), semi-annual reports (Form 1-SA), and current event reports (Form 1-U) with the SEC pursuant to Rule 257 of Regulation A. These reports and other information filed by us with the SEC will be available at the SEC website at www.sec.gov and on our website at www.nomyx.io.

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INDEX TO FINANCIAL STATEMENTS

Financial statements of Nomyx Technology Labs Inc. as of and for the fiscal year ended December 31, 2025 and as of and for the period from inception (August 29, 2024) through to December 31, 2024, audited by Wahl Street Accountancy Corporation.

F-1

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors of

Nomyx Technology Labs Inc.

Opinion

We have audited the accompanying financial statements of Nomyx Technology Labs Inc. (the “Company”), which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended 2025 and from inception (August 29, 2024) through to December 31, 2024, and the related notes to the financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended 2025 and from inception (August 29, 2024) through to December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report.

We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company from inception has incurred losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern for a reasonable period of time. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued, when applicable).

F-2

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude, on the basis of the audit evidence obtained, whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Wahl Street Accountancy Corporation

We have served as the Company’s auditor since 2026.

Irvine, California

September 21, 2026

F-3

NOMYX TECHNOLOGY LABS, INC.

BALANCE SHEETS

	December 31, 2025	December 31, 2024
Assets
Current Assets
Cash	$197,278	$1,306,023
Accounts receivable	112,500	–
Contract asset	–	95,000
Prepaid expense	–	50,000
Total Current Assets	309,778	1,451,023

Capitalized software costs, net	51,526	78,526
	51,526	78,526

Total Assets	$361,304	$1,529,549

Current Liabilities
Credit card payables	$48,588	$41,827
Deferred revenues	120,900	–
Accrued equity-based compensation liability	–	92,800
Deferred compensation	–	105,000
Total Current Liabilities	169,488	239,627

Stockholders’ Equity
Preferred stock, $0.0001 par value, 1,905,379 shares authorized 1,803,880
1,271,967 Series Seed-1 Preferred Stock Issued and Outstanding as of December 31, 2025 and 2024, respectively	180	12,720
80,734 Series Seed-2 Preferred Stock Issued and Outstanding as of December 31, 2025 and 2024, respectively	8	807
Common stock, $0.0001 par value, 12,000,000 shares authorized 8,514,000 and 8,282,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively	851	82,870
Additional paid-in capital	2,592,810	1,664,651
Accumulated deficit	(2,402,032)	(471,125)
Total Stockholders’ Equity	191,817	1,289,923

Total Liabilities and Stockholders’ Equity	$361,304	$1,529,549

F-4

NOMYX TECHNOLOGY LABS, INC.

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2025	From inception (August 29, 2024) through to December 31, 2024

Revenues	$133,285	$–
Cost of revenues	196,185	–
Gross profit	(62,900)	–

Operating expenses	1,870,235	394,141

Income from operations	(1,933,135)	(394,141)

Other income / (expenses)
Interest income	2,228	–
Other expenses	–	(104,307)
Consulting service income	–	65,483
Total other income	2,228	(38,824)

Net loss	$(1,930,907)	$(432,965)

Weighted-average shares — basic and diluted	8,398,953	4,971,200

Net loss per common share — basic and diluted	($0.23)	($0.09)

F-5

NOMYX TECHNOLOGY LABS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock
From Inception (August 29, 2024) Through to December 31, 2024	Shares	Amount	Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance - August 29, 2024	–	$–	5,000	$50	$–	$(38,160)	$(38,110)

October 18, 2024 - transfer of intellectual property	–	–	8,277,000	82,820	(1,820)	–	81,000

Issuance of Series Seed-1 Preferred Stock for cash	1,271,967	12,720	–	–	1,587,278	–	1,599,998

Issuance of Series Seed-2 Preferred Stock for cash	80,734	807	–	–	79,193		80,000

Net loss	–	–	–	–	–	(432,965)	(432,965)
For the year ended December 31, 2025
Balance - December 31, 2024	1,352,701	$13,527	8,282,000	$82,870	$1,664,651	$(471,125)	$1,289,923

Reduction of par value to $0.000	–	(18,658)	–	(84,339)	102,997	–	–

Issuance of Series Seed-1 Preferred Stock for cash	531,913	5,319	–	–	734,681	–	740,000

Common Stock Issuance - Settlement for Services	–	–	232,000	2,320	90,480	–	92,800

Net loss	–	–	–	–	–	(1,930,907)	(1,930,907)

Balance - December 31, 2025	1,884,614	$188	8,514,000	$851	$2,592,810	$(2,402,032)	$191,817

F-6

NOMYX TECHNOLOGY LABS, INC.

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2025	From inception (August 29, 2024) through to December 31, 2024
Operating Activities:

Net loss	$(1,930,907)	$(432,965)

Adjustments to reconcile net loss to net cash used by operating activities:
Bad debt expense	95,000	–
Depreciation	27,000	5,474
Share-based compensation	–	92,800
Other expenses	–	104,307
Changes in operating assets and liabilities:
Accounts receivable	(112,500)	4,850
Prepaid expense and other assets	50,000	(50,000)
Credit card payables	6,761	12,257
Deferred revenues	120,900	(42,483)
Contract Asset	–	450
Deferred compensation	(105,000)	–

Net Cash Used by Operating Activities	(1,848,745)	(305,311)

Investing Activities:

Net Cash Used in Investing Activities	–	–

Financing Activities:

Proceeds from financing	740,000	1,599,998

Net Cash Provided by Financing Activities	740,000	1,599,998

Net (Decrease) / Increase	(1,108,745)	1,294,687
Cash - Beginning of Year	1,306,023	11,336
Cash - End of Year	$197,278	$1,306,023

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Income taxes	$–	$–
Interest	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Issuance of 232,000 shares of common stock to settle accrued equity-based compensation liability	$92,800	$–

F-7

NOMYX TECHNOLOGY LABS, INC.

Notes to Financial Statements

NOTE 1 – NATURE OF THE BUSINESS

Nomyx Technology Labs Inc. (“Nomyx” or the “Company”) is a Delaware corporation with its principal place of business in Holladay, Utah. The Company develops and commercializes proprietary technology platforms, software applications, data solutions, and related intellectual property. The Company’s operations focus on technology development and the utilization of its acquired intellectual property assets.

The Company was formed on August 29, 2024. On October 18, 2024, the Company acquired substantially all of its core technology, software, data, inventions, and related intellectual property assets through an assignment agreement with an affiliated entity under common control in exchange for shares of its common stock. On October 22, 2024, the Company completed its initial Series Seed preferred stock financing, issuing Series Seed-1 and Series Seed-2 Preferred Stock to investors.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the Company is in the early development stage and has incurred net losses since its formation on August 29, 2024.

As of December 31, 2025, the Company had an accumulated deficit of $2,402,032 (2024 - $471,125) and cash of $197,278 (2024 - $1,306,023). The Company’s ability to continue as a going concern is dependent upon its ability to obtain additional equity or debt financing, generate sufficient cash flows from operations, or achieve profitable operations. The Company has not yet generated meaningful revenue and expects to incur significant operating losses and negative cash flows from operations for the foreseeable future as it continues to develop and commercialize its technology platform and intellectual property.

Management’s plans to address these conditions include raising additional capital through equity or debt financings, strategic partnerships, or other financing arrangements and obtaining additional revenue contracts to increase cash flows from operations and revenues. There can be no assurance that the Company will be successful in obtaining such financing on acceptable terms, or at all. If the Company is unable to raise sufficient capital, it may be required to reduce or delay its planned expenditures, which could have a material adverse effect on its business, financial condition, and ability to continue as a going concern. Additionally, additional customers may not consider adopting our technology.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date these financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

F-8

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to various risks and uncertainties that could materially affect its future financial position, results of operations, and cash flows. These risks include, but are not limited to, the following:

Limited Operating History and Development Stage

Nomyx Technology Labs Inc. was incorporated on August 29, 2024, and has a limited operating history. The Company is in the early development stage and has not yet generated meaningful revenue. The Company’s ability to achieve profitability and positive cash flows will depend on the successful development, commercialization, and market acceptance of its technology platform and related intellectual property.

Liquidity and Need for Additional Capital

The Company has incurred losses since inception and expects to continue to incur losses and negative cash flows from operations for the foreseeable future. The Company will require additional financing to fund its operations, continue technology development, and execute its business plan. There can be no assurance that such financing will be available on acceptable terms, or at all. The failure to obtain additional financing could have a material adverse effect on the Company’s business, financial condition, and results of operations.

Intellectual Property Risks

The Company’s business depends substantially on its intellectual property, including technology, software, data, inventions, and trademarks acquired through an assignment agreement in October 2024. The Company’s ability to protect, maintain, and enforce its intellectual property rights is critical to its success. As a result of opposition to the registration of the Company’s “NOMYX” trademark before the United States Patent and Trademark Office, we voluntarily withdrew our application in June 2026. As a result, the withdrawal prevents us from obtaining a federal registration for the “NOMYX” mark. Any future challenges to the Company’s intellectual property, could materially harm the Company’s business and competitive position.

Dependence on Key Personnel and Technology Development

The Company’s success depends on the efforts and abilities of its key personnel and its ability to continue to develop and enhance its technology platform. The loss of key personnel or the failure to successfully develop, protect, or commercialize its technology could have a material adverse effect on the Company.

Competition and Technological Change

The Company operates in a highly competitive and rapidly evolving industry. The Company faces competition from established companies and new entrants that may have greater financial, technical, and marketing resources. Technological advances by competitors or changes in industry standards could render the Company’s technology obsolete or less competitive.

F-9

General Economic and Market Conditions

The Company’s business may be adversely affected by general economic conditions, including inflation, interest rate fluctuations, supply chain disruptions, geopolitical events, and changes in technology spending by potential customers.

Revenue Recognition, Accounts Receivable, and Contract Liabilities

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when (or as) control of promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company enters into contracts with customers to provide access to its Nomyx Platform along with related implementation, integration, and professional services. Each customer agreement typically includes a Solution Overview and Fee Schedule that outlines the specific deliverables and pricing.

The Company has determined that the license to the Nomyx Platform and the related implementation and integration services generally represent a single combined performance obligation. This is because the license and services are highly interdependent and interrelated — the customer cannot benefit from the license on its own without the implementation services, and the services significantly modify or customize the platform for the customer’s use.

Revenue from contracts with customers is recognized over time as the performance obligation is satisfied. The Company measures progress toward complete satisfaction of the performance obligation using an input method (percentage-of-completion) based on project milestones. Progress is tracked using the Company’s project management system (Jira), where engineers document milestone completion and remaining effort. Customer acceptance and formal sign-off on milestones provide corroborating evidence supporting the percentage-of-completion measurement.

Management reviews percentage-of-completion estimates for reasonableness and consistency with contractual terms and project documentation prior to recognizing revenue. There were no significant changes in the methodology or assumptions used to develop these estimates during the periods presented.

Cash and Cash Equivalents

The Company considers cash equivalents to include short-term highly liquid investments with an original maturity date of three months or less. The Company has no cash equivalents as of December 31, 2025 and 2024.

The Company maintains its cash in bank accounts, which, at times, may exceed FDIC insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Capitalized Software Costs, net

Capitalized software costs, net is stated at cost and amortized over the estimated useful life of the related asset estimated to be three years, using the straight-line method of depreciation.

F-10

Long Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review on December 31, 2025 and 2024, the Company believes there was no impairment of its long-lived assets.

Credit Card Payables

The Company utilizes corporate credit cards to facilitate business operations, including travel, marketing, software subscriptions, and other operating expenses. Credit card payables represent the outstanding balances due on these cards as of the balance sheet date. These obligations are recorded at the amount due to the card issuers and are classified as current liabilities. The Company generally pays credit card balances in full each month or makes required minimum payments. Any interest or fees incurred are recognized as expense in the period incurred.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as for net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized. The Company evaluates the need for a valuation allowance on a regular basis and adjusts the allowance as facts and circumstances change.

The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained upon examination by taxing authorities. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of income tax expense.

The Company is subject to U.S. federal income tax as well as income taxes in various state jurisdictions. Tax years ending December 31, 2024 and forward remain subject to examination by the Internal Revenue Service and state taxing authorities.

For the years ended December 31, 2025 and 2024, the Company did not record a current or deferred income tax benefit due to the establishment of a full valuation allowance against its net deferred tax assets. The Company’s effective tax rate differs from the U.S. federal statutory rate of 21% primarily due to the valuation allowance recorded against deferred tax assets and state income taxes.

Deferred Tax Assets and Valuation Allowance

As of December 31, 2025 and 2024, the Company had significant net operating loss carryforwards and other temporary differences giving rise to deferred tax assets. Because the Company has a history of operating losses and does not have sufficient positive evidence to overcome the negative evidence of cumulative losses, a full valuation allowance has been recorded against all deferred tax assets. Accordingly, no deferred tax asset or income tax benefit has been recognized in the accompanying financial statements.

F-11

Uncertain Tax Positions

Management has evaluated the Company’s tax positions and has concluded that there are no uncertain tax positions that require recognition or disclosure in the financial statements as of December 31, 2025 and 2024.

Net Loss per Common Share

The Company computes basic and diluted net loss per common share in accordance with ASC 260, Earnings Per Share. Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per share gives effect to all potentially dilutive common shares outstanding during the period, including convertible preferred stock and other convertible or equity-linked instruments, unless the effect is antidilutive. The Company is in the process of offering common stock and warrants to purchase common stock in a Regulation A offering. Accordingly, earnings per share is presented for all periods.

For the year ended December 31, 2025. and the period from inception through December 31, 2024, the Company reported a net loss. Convertible preferred shares and other potential common shares were excluded from diluted net loss per share because their inclusion would have been antidilutive. As a result, basic and diluted net loss per share are the same.

The 2025 change in par value from $0.01 to $0.0001 per share did not change the number of shares outstanding and was not treated as a stock split. Weighted-average shares were not retroactively adjusted for the par-value amendment.

Fair Value Measurements

The Company applies the provisions of ASC 820, Fair Value Measurement. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

•	Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 — Unobservable inputs for the asset or liability.

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, credit card payables, and deferred revenue. The carrying amounts of these financial instruments approximate their fair values due to their short-term nature.

The Company’s internally developed intellectual property is recorded at historical cost (determined based on the fair value of the common stock issued in exchange for the intellectual property in October 2024) and is not measured at fair value on a recurring basis. The Company evaluates its long-lived assets, including internally developed intellectual property, for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. No impairment was recognized during the years ended December 31, 2025 or 2024.

As of December 31, 2025 and 2024, the Company did not have any assets or liabilities measured at fair value on a recurring basis that would require disclosure under the fair value hierarchy.

F-12

Other income

Other income consists primarily of non-core activities that are not part of the Company’s principal ongoing operations.

The legacy consulting contract was assumed as part of the asset transfer from an entity under common control on October 18, 2024. Management does not view consulting services as part of the Company’s core technology platform business strategy going forward. As a result, revenue from this contract has been presented within Other Income rather than as operating revenue. The expenses associated with this contract have been recorded as other expenses to ensure proper accrual matching of income with expenses.

Recently Issued Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740). The amendments require enhanced disclosures about income tax expense, including a tabular reconciliation of the effective tax rate and disclosure of income taxes paid by jurisdiction. The amendments are effective for fiscal years beginning after December 15, 2024. The Company is currently evaluating the impact of adopting this standard on its financial statement disclosures.

In December 2023, the FASB also issued ASU 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). The amendments require enhanced disclosures about significant segment expenses and how the chief operating decision maker uses segment information. The amendments are effective for fiscal years beginning after December 15, 2024. The Company is evaluating the impact of this standard on its segment disclosures.

The Company has adopted all other accounting pronouncements that are in effect and that may impact its financial statements. Management does not believe that there are any other recently issued accounting standards that have been issued but are not yet effective that would have a material impact on the Company’s financial statements.

NOTE 4 – REVENUES, ACCOUNTS RECEIVABLE AND DEFERRED REVENUES

Accounts Receivable

Accounts receivable represent the Company’s unconditional right to consideration for goods and services transferred to customers. As of December 31, 2025, accounts receivable totaled $112,500. As of April 30, 2026, total accounts receivable were $139,750. This balance includes billings subsequent to December 31, 2025. Management assesses collectability at contract inception and on an ongoing basis. No material allowance for credit losses was recorded as of December 31, 2025; however, this estimate is subject to change based on future collection experience.

Contract Liabilities (Deferred Revenue)

Contract liabilities represent payments received or amounts billed in advance of the Company satisfying its performance obligations. As of December 31, 2025, contract liabilities (deferred revenue) totaled $120,900.

The following table summarizes the significant components of deferred revenue as of December 31, 2025:

Customer	Contract Value	Revenue Recognized in 2025	% Complete	Deferred Revenue at 12/31/2025
Prosperlink LLC	$80,000	$17,600	22%	$62,400
Molokai Advisors LLC	$75,000	$16,500	22%	$58,500
Other Contracts	$86,500	$99,185	100%	$–
Total	$241,500	$133,285	55%	$120,900

Deferred revenue is expected to be recognized as revenue over the remaining contract term (generally within 12–36 months) as performance obligations are satisfied.

F-13

Revenue Recognition

The Company generates revenue primarily from licensing its Nomyx Platform and providing related implementation and integration services. Revenue is recognized over time using a percentage-of-completion method as performance obligations are satisfied.

The determination of percentage-of-completion is a significant accounting estimate. Progress is measured based on project milestones tracked in the Company’s project management system. Engineers responsible for each engagement update milestone status and remaining effort, which forms the basis for the percent-complete calculation. Customer acceptance and formal sign-off on completed milestones provide external corroboration of progress.

Management performs a review of all percentage-of-completion estimates prior to revenue recognition. This review includes comparing engineering-reported progress against contractual terms, documented milestones, and customer sign-off documentation. This process is designed to ensure that revenue is recognized in the appropriate period and in accordance with the Company’s accounting policies. For the year ended December 31, 2025, the Company recognized $133,285 of revenue from customer contracts. As of December 31, 2025, the Company had deferred revenue of $120,900 related to contracts where billings exceeded revenue recognized.

Performance Obligations

The Company’s contracts with customers generally contain a single performance obligation consisting of the license to the Nomyx Platform combined with implementation and integration services. The Company satisfies this performance obligation over time as it performs implementation work and the customer receives and consumes the benefits of the services.

Significant Judgments

Significant judgments in applying ASC 606 include:

Determination that the license and implementation services represent a single performance obligation.

Selection of the percentage-of-completion method (input method based on milestones) to measure progress.

Estimation of the stage of completion for each contract based on project milestones and customer acceptance.

Management believes the processes and controls in place provide reasonable assurance regarding the accuracy and reliability of revenue recognized under ASC 606.

NOTE 5 – CONCENTRATIONS OF CREDIT RISK

Cash and Cash Equivalents

The Company maintains its cash and cash equivalent balances in multiple financial institutions. These accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor, per insured bank. At times, the Company’s cash balances may exceed the FDIC-insured limits. As of December 31, 2025 and 2024, the Company had cash balances of approximately $197,278 and $1,306,023, respectively. Management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents.

F-14

Accounts Receivable and Revenue

The Company’s accounts receivable and revenue are derived from a limited number of customers, primarily in the blockchain, digital assets, and technology sectors. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 2025, the Company’s accounts receivable balance was $112,500. A significant portion of the Company’s revenue and accounts receivable is concentrated with a small number of customers. For the year ended December 31, 2025, two customers accounted for a substantial portion of the Company’s revenue and deferred revenue. The loss of one or more of these customers, or a significant reduction in business with them, could have a material adverse effect on the Company’s financial position and results of operations.

The Company maintains an allowance for credit losses when it is probable that amounts will not be collected. As of December 31, 2025, management has recorded a bad debt expense of $95,000 related to a specific customer where they provided experience and expertise for technological development but the customer became insolvent. The $95,000 was recorded in loan to partners as of December 31, 2024 and the balance was written off during 2025.

NOTE 6 – CONTRACT ASSET

On October 18, 2024, the Company continued the fulfilment related to a contract with a customer to advance them experience and expertise for technological development but the customer became insolvent, which occurred in 2025 and the balance of time incurred of $95,000 was written off as a bad debt expense.

NOTE 7 – PREPAID EXPENSES

During the year end December 31, 2024, the Company prepaid a vendor or investment advisory services for a total of $50,000.

NOTE 8 – CAPITALIZED SOFTWARE COSTS, net

On October 18, 2024, the Company acquired certain intellectual property, software technology, data, inventions, know-how, processes, designs, trademarks (including the “NOMYX” word mark), and related assets (collectively, the “IP”), together with the transfer of certain key personnel and one legacy consulting services contract, from affiliated entities Nomyx Advisors LLC and Not Financial Advice LLC (entities under common control with the Company). The transaction was effected through an assignment agreement in exchange for the issuance of shares of the Company’s common stock.

Because the contributing entities and the Company are under common control, the transfer is accounted for in accordance with ASC 805-50, Business Combinations — Related Issues — Transactions Between Entities Under Common Control. Accordingly, the Company recognized the net assets received at their historical carrying amounts in the financial statements of the transferring entities on the date of transfer. No gain or loss was recognized on the transfer of the software, and no new basis (fair value step-up) was established for the acquired assets.

The historical carrying value of the internally developed intellectual property contributed was determined to be approximately $81,000. The difference between this carrying amount and the par value of common stock issued has been recorded as an adjustment to additional paid-in capital.

The Company amortizes the IP on a straight-line basis over its estimated useful life of three years, beginning on the acquisition date of October 18, 2024. The Company also capitalized $3,000 in website development costs. Amortization expense is recorded within operating expenses.

F-15

As of December 31, 2025 and 2024, the carrying value of the internally developed intellectual property and website development costs are as follows:

As of	Cost	Accumulated Amortization	Net Book Value	Amortization Expense
31-Dec-24	$84,000	$5,474	$78,526	$5,474
31-Dec-25	$84,000	$32,474	$51,526	$27,000

Amortization expense for the year ended December 31, 2025 and 2024 was $5,474 and $27,000, respectively.

The Company evaluates the IP for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. No impairment was recognized during the years ended December 31, 2025 or 2024.

The legacy consulting contract assumed as part of the contribution is not part of the Company’s core ongoing operations. The services completed of $65,483 recognized in 2024 under this contract has been classified as other income.

NOTE 9 – CREDIT CARD PAYABLES

Credit card payables consist of outstanding balances on corporate credit cards used for business purposes. These balances are unsecured and generally due within 30 days. As of December 31, 2025 and 2024, credit card payables totaled $48,588 and $41,827, respectively.

The Company maintains multiple corporate credit cards and credit lines. Management monitors these balances closely and typically pays them in full on a monthly basis to avoid interest charges.

NOTE 10 – STOCKHOLDERS’ EQUITY AND PREFERRED STOCK

The Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate”), filed with the Secretary of State of the State of Delaware on October 6, 2025, authorizes two classes of stock.

Authorized Capital Stock

As of the date of the Certificate, the Company is authorized to issue up to 13,905,379 shares of capital stock, consisting of:

•	12,000,000 shares of Common Stock, par value $0.0001 per share; and

•	1,905,379 shares of Preferred Stock, par value $0.0001 per share, of which:

•	1,823,152 shares are designated as Series Seed-1 Preferred Stock, and

•	82,227 shares are designated as Series Seed-2 Preferred Stock.

Prior to October 6, 2025, the par value of both Common Stock and Preferred Stock was $0.01 per share. The reduction in par value did not result in any reclassification between par value accounts and Additional Paid-in Capital and had no effect on total stockholders’ equity. Shares issued prior to the filing continue to be reflected at the par value in effect on the date of issuance. All issued shares of Common Stock and Preferred Stock are fully paid and non-assessable.

F-16

Issued and Outstanding Shares

As of the Initial Closing on October 22, 2024 (subject to final confirmation with Company records), the following shares were issued and outstanding:

Class of Stock	Shares Issued and Outstanding	Par Value	Original Issue Price
Common Stock	8,282,000	$0.01	–
Series Seed-1 Preferred Stock	1,271,967	$0.01	$1.2972
Series Seed-2 Preferred Stock	80,734	$0.01	$0.9729

Note: The Preferred Stock figures above reflect post-issuance and conversion activity on October 22, 2024.

Rights, Preferences, and Privileges of Preferred Stock

The powers, preferences, and rights of the Preferred Stock are detailed in the Certificate. Key provisions include (summarized; refer to the Certificate for full terms):

Dividends — Non-cumulative. Preferred Stock holders are entitled to receive dividends on an as-converted basis prior to or concurrently with any dividends paid on Common Stock. No dividends have been declared or paid to date.

Liquidation Preference — In the event of any liquidation, dissolution, winding up, or Deemed Liquidation Event (including certain mergers, consolidations, or sales of substantially all assets), holders of Preferred Stock are entitled, on a pari passu basis, to the greater of:

(i) one times (1x) the applicable Original Issue Price plus any declared but unpaid dividends, or

(ii) the amount they would receive if all Preferred Stock were converted into Common Stock immediately prior to the event

•	Series Seed-1 Original Issue Price: $1.2972 per share

•	Series Seed-2 Original Issue Price: $0.9729 per share

(subject to adjustment for stock splits, dividends, recapitalizations, etc.)

Voting Rights — Preferred Stockholders vote together with Common Stockholders on an as-converted basis on most matters. They are entitled to elect one director (the “Preferred Director”) as a separate class while at least 214,692 shares of Preferred Stock remain outstanding (subject to adjustment). Certain protective provisions require the consent of the Requisite Holders (generally a majority of Preferred Stock on an as-converted basis).

Conversion Rights — Each share of Preferred Stock is convertible at any time, at the holder’s option, into Common Stock at the applicable Conversion Price (initially equal to the Original Issue Price, subject to standard anti-dilution adjustments). Conversion is mandatory upon a Qualified IPO or other specified events.

Protective Provisions — Customary protective provisions require the consent of the Requisite Holders for significant corporate actions, including liquidation events, amendments adversely affecting Preferred Stock, creation of senior securities, incurrence of material debt, and certain changes to the Board.

F-17

Common Stock

Holders of Common Stock are entitled to one vote per share on all matters submitted to stockholders. There is no cumulative voting.

Equity Issuances

On or about October 18, 2024, the Company issued Common Stock to the members of Nomyx, LLC in exchange for the contribution of all intellectual property and related assets (see Note 13 – Related Party Transactions).

On October 22, 2024, the Company issued the Series Seed Preferred Stock and converted outstanding convertible securities.

During 2025, the Company received $740,000 in cash for the issuance of 531,914 of Series Seed-1 Preferred Stock.

Settlement with RevRoad, LLC

On November 18, 2025, the Company entered into a Settlement Agreement and Mutual Release with RevRoad, LLC. Pursuant to the agreement, the Company issued 232,000 shares of Common Stock to RevRoad. These shares relate to advisory services earned in 2024. The issuance was valued at an estimated fair value of $0.40 per share (total fair value $92,800), which was recognized as share-based compensation expense in 2024. Upon issuance in 2025, the corresponding liability was reclassified to equity. The settlement shares have the same rights and privileges as all other outstanding Common Stock and fully satisfy all equity-related obligations to RevRoad.

Equity Incentive Plan

The Company has reserved 1,200,000 shares of Common Stock under its 2024 Equity Incentive Plan (the “Stock Plan”), approved by the Board of Directors and stockholders. As of the reporting date:

No shares have been issued pursuant to restricted stock purchase agreements or option exercises.

1,200,000 shares remain available for future issuance to officers, directors, employees, and consultants.

NOTE 11 – NET LOSS PER COMMON SHARE

The Company computes basic and diluted net loss per common share in accordance with ASC 260, Earnings Per Share. Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per share gives effect to all potentially dilutive common shares outstanding during the period, including convertible preferred stock, unless the effect is antidilutive.

The Company is offering common stock and warrants to purchase common stock in a Regulation A offering and therefore presents earnings per share for all periods.

18

For the year ended December 31, 2025 and the period from inception (August 29, 2024) through December 31, 2024, the Company reported a net loss. Convertible preferred stock and other potential common shares were excluded from the diluted computation because the effect would have been antidilutive. Accordingly, basic and diluted net loss per share are the same.In 2025 the Company amended its certificate of incorporation to reduce the par value of common stock from $0.01 to $0.0001 per share. The amendment did not change the number of shares outstanding and was not accounted for as a stock split. Weighted-average shares for prior periods were not retroactively adjusted.

The following table sets forth the computation of basic and diluted net loss per common share:

	For the year ended December 31, 2025	From Inception (August 31, 2024) to December 31, 2024
Net loss	$(1,930,907)	$(432,965)
Preferred dividends	–	–
Net loss attributable to common stockholders	$(1,930,907)	$(432,965)
Weighted-average common shares — basic	8,398,953	4,971,200
Dilutive securities	–	–
Weighted-average common shares — diluted	8,398,953	4,971,200
Net loss per share — basic and diluted	$(0.23)	$(0.09)

The 2025 weighted-average share count includes 8,282,000 common shares outstanding for the full year and 232,000 common shares issued in settlement of an equity-based compensation liability, weighted from the July 1, 2025 assumed issuance date. The 2024 weighted-average share count includes 5,000 common shares outstanding from inception and 8,277,000 common shares issued on October 18, 2024 in connection with the transfer of intellectual property.

The following potential common shares were outstanding at period-end and were excluded from diluted net loss per share because they were antidilutive:

	December 31, 2025	December 31, 2024
Series Seed-1 Preferred Stock	1,803,880	1,271,967
Series Seed-2 Preferred Stock	80,734	80,734
Total antidilutive potential common shares	1,884,614	1,352,701

Convertible instruments, SAFEs, and warrants issued after December 31, 2025 are subsequent events and are not included in the 2025 or 2024 diluted-share computations.

NOTE 12 – INCOME TAXES

The Company accounts for income taxes using the asset and liability method under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as for net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The Company has immaterial temporary differences on the depreciation of software technology.

F-19

A valuation allowance is established to reduce deferred tax assets to the amount that is more likely than not to be realized. The Company evaluates the need for a valuation allowance on a regular basis.

The Company is subject to U.S. federal and state income taxes. Tax years ending December 31, 2024 and forward remain subject to examination by taxing authorities.

For the years ended December 31, 2025 and 2024, the Company did not record current or deferred income tax expense or benefit due to the establishment of a full valuation allowance against its net deferred tax assets.

A reconciliation of the U.S. federal statutory income tax rate to the Company’s effective tax rate is as follows:

	2025		2024
U.S. federal statutory rate	21.0%		21.0%
State income taxes, net of federal benefit	0.0%		0.0%
Change in valuation allowance	(21.0%	)	(21.0%	)
Other	0.0%		0.0%
Effective tax rate	0.0%		0.0%

The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred tax assets are as follows:

Deferred Tax Assets	December 31, 2025	December 31, 2024
Net operating loss carryforwards	$474,000	$69,000
Amortization of internally developed IP	–	–
Other temporary differences	–	–
Total deferred tax assets	$474,000	$69,000
Less: Valuation allowance	(474,000)	(69,000)
Net deferred tax assets	$–	$–

As of December 31, 2025, the Company had federal and state net operating loss carryforwards of approximately $2,260,000 available to offset future taxable income. These NOLs were generated after August 29, 2024 and can be carried forward indefinitely.

The Company has recorded a full valuation allowance against its net deferred tax assets as of December 31, 2025 and 2024 because it is more likely than not that these assets will not be realized due to the Company’s history of operating losses and uncertainty regarding future taxable income.

The Company has evaluated its tax positions and has concluded that there are no uncertain tax positions that require recognition or disclosure in the financial statements as of December 31, 2025 and 2024.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Commitments

The Company does not have any significant lease commitments, office space leases, or long-term contractual obligations requiring disclosure as of December 31, 2025 and 2024.

F-20

Litigation and Legal Proceedings

In the normal course of business, the Company may be involved in various legal proceedings. As of December 31, 2025 and 2024, and through the date of this report, the Company is not a party to any pending or threatened litigation, claims, or assessments that management believes would have a material adverse effect on the Company’s financial position or results of operations.

However, a trademark opposition proceeding is pending before the Trademark Trial and Appeal Board (“TTAB”) of the United States Patent and Trademark Office that could indirectly affect the Company. On or about June 2024, Chicago Mercantile Exchange, Inc. (“CME”) filed an opposition (Opposition No. 91291532) against U.S. Trademark Application Serial No. 98/003,691 for the standard character mark “NOMYX” in International Class 36. The opposition alleges a likelihood of confusion with CME’s NYMEX family of marks. The applicant of record is Not Financial Advice, LLC (“NFA”), a Wyoming limited liability company and predecessor in interest to the NOMYX mark. Nomyx Technology Labs Inc. is not a named party to the proceeding and does not bear any legal fees or costs associated with the opposition, which are paid by NFA. The Company holds the goodwill associated with the NOMYX brand as successor in interest. The opposition proceeding is currently suspended pending ongoing settlement negotiations between the parties. As of the date of this report, the parties have exchanged multiple drafts of a proposed settlement agreement. Because the TTAB does not have jurisdiction to award monetary damages, the only potential relief available to CME is denial of registration of the NOMYX mark. While the Company is not directly exposed to monetary loss from this proceeding, an unfavorable outcome could result in the inability to register the NOMYX trademark or require modifications to its use, which could potentially impair the value of intangible assets associated with the brand. Management is unable to express an opinion at this time regarding the likelihood of an unfavorable outcome, as the matter remains in active settlement negotiations.

Unasserted Claims and Assessments

The Company is not aware of any unasserted claims or assessments that are considered probable of assertion and that, if asserted, would have a reasonable possibility of an unfavorable outcome requiring disclosure under ASC 450, Contingencies.

NOTE 14 – RELATED PARTY TRANSACTIONS

The Company has entered into transactions with related parties, as defined under ASC 850, Related Party Disclosures. Related parties include entities and individuals that have the ability to control or significantly influence the Company, including founders, affiliates, and certain shareholders.

Intellectual Property Contribution

On October 18, 2024, the Company acquired certain intellectual property, software, data, and related assets (the “IP”) from Nomyx Advisors LLC and Not Financial Advice LLC, entities affiliated with the Company’s founders. In exchange, the Company issued shares of its common stock to the members of Nomyx, LLC. The cost of the IP was determined to be $81,000, which was recorded as an intangible asset and is being amortized over three years.

Deferred Compensation

As of December 31, 2024, the Company had recorded deferred compensation of $105,000, which was owed to certain founders or key personnel. This balance was fully settled during the year ended December 31, 2025, and the liability was $0 as of December 31, 2025.

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Legal Services

A shareholder of the Company, through his affiliated entity, provided legal services to the Company during the periods presented. These services were provided without charge and no amounts were billed or owed to the related party as of December 31, 2025 or 2024. Other Certain executives of the Company use personal credit cards for business expenses. Outstanding balances on these cards are included in credit card payables on the balance sheet. These arrangements are conducted in the ordinary course of business on terms consistent with those available to unrelated parties.

All related party transactions were conducted on terms that management believes are consistent with those that would have been obtained from unrelated parties.

NOTE 15 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 21, 2026, the date the financial statements were available to be issued.

Subsequent to December 31, 2025, the Company continued to bill and collect on existing contracts. As of April 30, 2026, accounts receivable totaled $139,750. No other material subsequent events affecting revenue recognition or contract balances have been identified through to July 2, 2026 our report issuance date.

Financing Transactions

Subsequent to December 31, 2025, the Company entered into the following financing arrangements:

Convertible Bridge Note Facility

On March 3, 2026, the Company entered into a Convertible Bridge Note Facility with T7X Assets LLC and affiliated parties for a total commitment of $720,000. The facility is funded in six equal monthly installments of $120,000, with each installment evidenced by a separate promissory note. Each note matures twelve (12) months from its respective funding date and earns simple interest at a rate of 10% per annum. The notes constitute unsecured indebtedness of the Company. At the election of the holders, any outstanding note (including accrued interest) may be converted into equity of the Company. Upon conversion, the holder receives credit equal to the principal plus accrued interest plus an additional 10% bonus amount. The conversion price is the lower of (i) a $30,000,000 pre-money valuation of the Company or (ii) the valuation established in the Company’s most recent priced equity financing round. In connection with the Company’s planned Regulation A offering, the bridge note holders have certain repayment and conversion rights tied to the offering proceeds. Specifically, up to 20% of the gross proceeds from the Regulation A offering may be used to repay outstanding bridge notes. Settlements are expected to occur weekly or monthly (but no less frequently than monthly). At each settlement, holders will be notified and given the election to either (a) receive repayment in cash or (b) convert their notes (or a portion thereof) into securities issued in the Regulation A offering. As of the date the financial statements were available to be issued, $240,000 had been funded under this facility.

F-22

Simple Agreements for Future Equity (SAFEs)

In May 2026, the Company issued four separate Simple Agreements for Future Equity (SAFEs) for an aggregate purchase amount of $300,000:

•	$100,000 SAFE issued to the Douglas Riehle Trust (dated on or about May 29, 2026)

•	$100,000 SAFE issued to the Petrinovich Family Trust (dated on or about May 1, 2026)

In August 2026, the Company issued two Simple Agreements for Future Equity (SAFES) for $100,000.

Each SAFE has a 15% discount rate. Upon the closing of a future Equity Financing, the SAFEs will automatically convert into shares of the Company’s Preferred Stock at the applicable Discount Price. In the event of a Liquidity Event or Dissolution Event prior to conversion, the holders are entitled to receive the greater of (i) their original investment amount or (ii) the amount they would receive on an as-converted to Common Stock basis, subject to standard liquidation priority provisions. The SAFEs do not bear interest and have no fixed maturity date.

No other material subsequent events have been identified that require adjustment to or disclosure in the accompanying financial statements.

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PART III

INDEX TO EXHIBITS

Exhibit No.	Description
2.01*	Third Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on September 15, 2026
2.03*	Bylaws of the Company, dated October 21, 2024
3.01*	Indenture between the Company and [•], as Trustee, dated [•], 2026
3.02*	Form of Revenue Participation Bond
3.03*	Form of Warrant Agreement
4.01*	Form of Subscription Agreement
4.02*^	Subscription Agreement between Nomyx LLC and the Company, dated October 22, 2024
6.01*	Assignment Agreement by and between Not Financial Advice LLC and the Company, dated October 18, 2024
6.02*	Assignment Agreement by and between Nomyx Advisors LLC and the Company, dated October 18, 2024
6.03*^	New Customer Licensing Agreement between T7X Assets LLC and the Company, dated September 21, 2026
10.01*	Power of Attorney (set forth on signature page of the Offering Statement)
11.01*	Consent of Auditor Wahl Street Accountancy Corporation
11.02*	Consent of Legal Counsel (included in Exhibit 12.1)
12.01*	Opinion of Basswood Counsel PLLC

*	Filed herewith.

˄	Certain identified information in the exhibit has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California on September 22, 2026.

NOMYX TECHNOLOGY LABS INC.

By:	/s/ Ubair Javaid
Ubair Javaid
Chief Executive Officer and President
Date: September 22, 2026

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Christopher C. Stromberg, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A Offering Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ubair Javaid	Chief Executive Officer, President and Director	September 22, 2026
Ubair Javaid

/s/ Sebastian Schepis	Chief Technology Officer, Secretary and Director	September 22, 2026
Sebastian Schepis

/s/ John J. Martin	Director	September 22, 2026
John J. Martin

/s/ Christopher C. Stromberg	Chief Financial Officer	September 22, 2026
Christopher C. Stromberg

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